SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K
                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of report (Date of earliest event reported) September 4, 1997


                  THE E. W. SCRIPPS COMPANY
   (Exact name of registrant as specified in its charter)




        Ohio                            33-43989           31-1223339
(State or other jurisdiction of  (Commission File Number) (I.R.S. Employer
incorporation or organization)                            Identification Number)

   312 Walnut Street
   Cincinnati, Ohio                                           45202
(Address of principal executive offices)                     (Zip Code)

 Registrant's telephone number, including area code:  (513) 977-3000

                          Not Applicable
   (Former name, former address and former fiscal year, if
                 changed since last report.)

                  THE E. W. SCRIPPS COMPANY

 INDEX TO CURRENT REPORT ON FORM 8-K DATED SEPTEMBER 4, 1997



Item No.                                                      Page

 2.  Acquisition or Disposition of Assets                       3
 7.  Financial Statements and Exhibits
       (A)  Financial Statements of Businesses Acquired         4
       (B)  Pro Forma Financial Information                     4
       (C)  Exhibits                                            4

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On May 16, 1997, The E. W. Scripps Company ("Company") agreed to acquire the newspaper and broadcast operations of Harte-Hanks Communications ("Harte-Hanks") for $775 million, plus working capital, in cash. The Harte-Hanks newspaper and broadcast operations include daily newspapers in Abilene, Corpus Christi, Plano, San Angelo and Wichita Falls, Texas, a daily newspaper in Anderson, South Carolina (collectively the "HHC Newspaper Operations"), and a television and radio station in San
Antonio, Texas (the "HHC Broadcast Operations"). The acquisition of the HHC Newspaper Operations will increase the Company's separate newspaper markets to 21 and its total circulation to approximately
1.5 million daily and 1.6 million Sunday. The Company expects to complete the acquisition in October 1997.

On September 4, 1997, the Company agreed to sell the HHC
Broadcast Operations to certain subsidiaries of A.H. Belo Corporation ("Belo"). The Company will receive $75 million in cash and Belo's approximate 58% controlling interest in The Television Food
Network, G.P. ("TVFN,"  a 24-hour cable television network).
The amount of cash the Company will receive will be adjusted based upon the positive or negative working capital of TVFN and the HHC Broadcast Operations at the closing date. Immediately after the Company closes the purchase of the HHC Newspaper and Broadcast Operations, Belo will pay the Company $37.5 million and will transfer its interest in TVFN to the Company. Belo will operate the HHC Broadcast Operations under a Local Marketing Agreement until the Federal
Communications Commission ("FCC") approves the transfer of the HHC Broadcast Operations' FCC licenses to Belo, at which time the sale of the HHC Broadcast Operations will be completed and Belo will pay the Company the balance of the purchase price. Based on information provided to the Company, TVFN had approximately 26.5 million subscribers at June 30, 1997.
The Company expects to complete the sale of the HHC Broadcast Operations by the end of 1997.

The Company expects to finance the acquisitions through existing cash and short-term investments, issuing $100 million of five-year and $100 million of ten-year notes, and additional borrowings under or supported by Competitive
Advance and Revolving Credit Facility Agreements ("Variable Rate Credit Facilities"). The total amount and mix of the five-year and ten-year notes may be adjusted based upon market conditions. The Variable Rate Credit Facilities will collectively permit aggregate borrowings up to $800 million. The Variable Rate Credit Facilities will be comprised of two unsecured lines, one limited to $400 million principal amount maturing in one year, and the other limited to $400 million principal amount maturing in five years. Borrowings under the Variable Rate Credit Facilities will be available on a committed revolving credit basis at any of three short-term rates (including the prime rate) or through an auction procedure at the time of each borrowing allowing banks to offer lower rates. The Varaible
Rate Credit Facilities may also be used by the Company in whole or in part, in lieu of direct borrowings, as credit support for a commercial paper program to be established by the Company.

The acquisition of the HHC Newspaper and Broadcast
Operations, the subsequent sale of the HHC Broadcast
Operations to Belo, the acquisition of Belo's controlling interest in TVFN and the related borrowings are collectively referred to as the "Transactions."

The Transactions are expected to result in 10% to 15% percent dilution to the Company's net income during the first year of ownership.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(A)   Financial Statements of Businesses Acquired

      The financial statements required by this item appear at page F-1 of this Current Report on Form 8-K.

(B)   Pro Forma Financial Information

      The pro forma financial information required by this item appears at page P-1 of this Current Report on Form 8-K.

(C)   Exhibits

      The information required by this item appears at page
      E-1 of this Current Report on Form 8-K.




                         SIGNATURES


Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              THE E. W. SCRIPPS COMPANY




Dated:  September 25, 1997    By:  /s/ D. J. Castellini

                                D. J. Castellini
                                Senior Vice President,
                                Finance & Administration

                  THE E. W. SCRIPPS COMPANY

    INDEX TO FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED



Harte-Hanks Newspapers
  Financial Statements as of December 31, 1996, and for the
  Three Years Then Ended                                          F-2
  Financial Statements as of June 30, 1997, and for the Six
  Months Then Ended                                              F-15

Harte-Hanks Television
  Financial Statements as of December 31, 1996, and for the
  Three Years Then Ended                                         F-20
  Financial Statements as of June 30, 1997, and for the Six
  Months Then Ended                                              F-32

Television Food Network, G.P.
  Financial Statements as of December 31, 1996, and for the
     Three Years Then Ended, and as of June 30, 1997, and for
     the Six Months Ended June 30, 1997, and June 30, 1996       F-37

                   HARTE-HANKS NEWSPAPERS

  Financial Statements as of December 31, 1996, and for the
                   Three Years Then Ended

Balance Sheets                                        F-3
Statements of Operations                              F-4
Statements of Cash Flows                              F-5
Notes to Financial Statements                         F-6
Independent Auditors' Report                         F-14

HARTE-HANKS NEWSPAPERS
BALANCE SHEETS
                                                         December 31,
In thousands                                           1996       1995

ASSETS
Current assets
  Cash                                             $   2,498     $  1,257
  Accounts receivable (less allowance for doubtful
     accounts of $808 in 1996 and $776 in 1995)       14,903       13,679
  Inventory                                            4,679        8,698
  Prepaid expense                                        852          628
  Other current assets                                 1,391        1,402
       Total current assets                           24,323       25,664
Property, plant and equipment
  Land                                                 4,381        4,381
  Buildings and improvements                          18,640       18,341
  Equipment and furniture                             51,496       52,124
                                                      74,517       74,846
  Less accumulated depreciation                       41,664       40,728
                                                      32,853       34,118
  Construction and equipment installations in progress   170          243
       Net property, plant and equipment              33,023       34,361
Intangible and other assets
  Goodwill (less accumulated amortization
     of $58,746 in 1996 and $54,109 in 1995)         128,661      133,298
  Receivable from Harte-Hanks Communications, Inc.   122,980       99,204
  Other assets                                            79           56
       Total intangible and other assets             251,720      232,558
       Total assets                                 $309,066     $292,583

LIABILITIES AND  EQUITY
  Accounts payable                                  $  2,532     $  2,861
  Accrued payroll and related expenses                 3,590        3,456
  Customer deposits                                    3,567        3,667
  Other current liabilities                            1,874        1,760
       Total current liabilities                      11,563       11,744
Deferred income tax liability                          5,546        5,315
Other long term liabilities                            1,083          931
       Total liabilities                              18,192       17,990

Equity                                               290,874      274,593
       Total liabilities and equity                 $309,066     $292,583

HARTE-HANKS NEWSPAPERS
STATEMENTS OF OPERATIONS
                                                Year Ended December 31,
In thousands                                   1996        1995       1994

Revenues                                   $ 124,313    $ 117,744  $ 110,949
Operating expenses
  Payroll                                     41,023       40,547     40,800
  Production and distribution                 32,170       29,091     24,852
  Advertising, selling, general
     and administrative                       13,302       12,684     12,520
  Depreciation                                 3,927        3,735      3,438
  Goodwill amortization                        4,637        4,637      4,637
                                              95,059       90,694     86,247
Operating income                              29,254       27,050     24,702
Other expenses (income)                         (32)          116        192

Income before income taxes                    29,286       26,934     24,510
Income tax expense                            13,005       12,091     11,160
Net income                                 $  16,281    $  14,843  $  13,350

HARTE-HANKS NEWSPAPERS
STATEMENTS OF CASH FLOWS
                                                  Year Ended December 31,
In thousands                                    1996        1995       1994

Cash Flows from Operating Activities
  Net income                                 $ 16,281    $ 14,843    $ 13,350
  Adjustments to reconcile net income
     to net cash provided by operating
     activities:
       Depreciation                             3,927       3,735       3,438
       Goodwill amortization                    4,637       4,637       4,637
       Amortization of option related
            compensation                          217         274         315
       Deferred income taxes                      211         346       (201)
       Other, net                                (55)         116         192

Changes in operating assets and liabilities:
     Increase in accounts receivable, net     (1,224)       (473)     (1,177)
     Decrease (increase) in inventory           4,019     (2,908)     (3,155)
     Decrease (increase) in prepaid expenses
       and other current assets                 (173)       (149)         222
     Increase (decrease) in accounts payable    (330)        (44)         446
     Increase in other accrued expenses and
       other liabilities                          128         643         589
     Other, net                                  (65)       (341)       (158)
  Net cash provided by operating activities    27,573      20,679      18,498

Cash Flows from Investing Activities
  Purchases of property, plant and
     equipment                                (2,826)     (3,544)     (4,258)
  Proceeds from the sale of property,
     plant and equipment                          270         187         193
  Net cash (used in) investing activities     (2,556)     (3,357)     (4,065)

Cash Flows from Financing Activities
  Distributions to Harte-Hanks
     Communications, Inc., including
     payments for income taxes               (23,776)    (17,007)    (14,308)

Net increase in cash                            1,241         315         125
Cash at beginning of period                     1,257         942         817
Cash at end of period                        $  2,498    $  1,257     $   942

Note  A  -  Basis of Presentation and Significant Accounting Policies

Basis of Presentation
The accompanying financial statements present the financial position of Harte-Hanks Newspapers (the "Company"). The financial statements exclude all assets, liabilities, revenues and expenses of Harte-Hanks Communications, Inc. and its subsidiaries other than assets, liabilities, revenues and expenses of its newspapers business.

The financial statements have been prepared as if the newspapers business had operated as an independent, stand alone entity for all periods presented. Except as described below, such financial statements have been prepared using the historical basis of accounting and include the assets, liabilities, revenues, expenses and income taxes of Harte-Hanks' newspapers business.

In March 1995, Harte-Hanks Communications, Inc. sold its suburban Boston community newspapers. As these newspapers ceased to be a part of Harte-Hanks Newspapers in 1995, their assets, liabilities, revenues and expenses have been excluded from these financial statements. In addition, all related gain on divestiture as well as tax assets/liabilities which resulted from this transaction, have been excluded from these financial statements for all years presented.

These financial statements do not include any liabilities or disclosure related to the Company's employee benefit plans other than as disclosed in note C. However, the cost of all employee benefit plans which relate to employees of Harte-Hanks Newspapers is included in these financial statements. Intercompany balances and transactions have been eliminated. Direct expenses incurred by Harte-Hanks Communications, Inc. on behalf of the Company are identified and allocated to the Company based on the actual costs incurred. Any remaining indirect expenses incurred by Harte-Hanks Communications, Inc. have not been allocated to the Company because they have been insignificant. Management believes that this method of allocation is reasonable and that such costs would not be materially different if they had been incurred with unaffiliated third parties.

Certain prior year amounts have been reclassified for comparative purposes.

Inventory
Inventory, consisting primarily of newsprint and other operating supplies, is stated at the lower of cost (first-in, first-out method) or market.

Property, Plant and Equipment
Property, plant and equipment are stated on the basis of cost. Depreciation of buildings and equipment is computed generally on the straight-line method at rates calculated to amortize the cost of the assets over their useful lives. The general ranges of estimated useful lives are:

  Buildings and improvements                 10 to 40 years
  Equipment and furniture                     4 to 20 years

Goodwill
Goodwill is stated on the basis of cost, adjusted as discussed below, and is amortized on a straight-line basis over 40-year periods.

For each of its investments, the Company assesses the recoverability of its goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted future cash flows over the remaining amortization period. If projected undiscounted future cash flows indicate that unamortized goodwill and the net book value of long-lived assets will not be recovered, net goodwill is adjusted to an amount consistent with projected discounted future cash flows. Cash flow projections are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions.

Income Taxes
Income taxes are calculated using the asset and liability method required by Statement of Financial Accounting Standards ("SFAS") No. 109. Deferred income taxes are recognized for the tax consequences resulting from "temporary differences" by applying enacted statutory tax rates applicable to future years. These "temporary differences" are associated with differences between the financial and the tax basis of existing assets and liabilities. Under SFAS No. 109, a statutory change in tax rates will be recognized immediately in deferred taxes and income.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note B - Income Taxes

The components of income tax expense are as follows:

                                             Year Ended December 31,
In thousands                                1996       1995      1994
Current
  Federal                                $ 11,254   $ 10,324   $ 10,003
  State and local                           1,540      1,421      1,357
     Total current                       $ 12,794   $ 11,745   $ 11,360
Deferred
  Federal                                $    188   $    307   $  (178)
  State and local                              23         39       (22)
     Total deferred                      $    211   $    346   $  (200)

The differences between total income tax expense and the amount computed by applying the statutory Federal income tax rate to income before income taxes were as follows:


                                             Year Ended December 31,
In thousands                               1996         1995           1994

Computed expected income tax expense     $10,251  35%  $ 9,427  35%  $ 8,579 35%
Effect of goodwill amortization            1,622   6%    1,622   6%    1,622  7%
Net effect of state income taxes           1,016   3%      949   4%      867  4%
Other, net                                   116   -        93   -        92  -

Income tax expense for the period        $13,005  44%  $12,091  45%  $11,160 46%

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities were as follows:

                                                          December 31,
In thousands                                            1996       1995

Deferred tax assets:
  Accrued vacation pay                               $    472  $    503
  Accrued stock option liability                          371       326
  Accounts receivable, net                                283       272
  Other, net                                               18         9
     Total gross deferred tax assets                    1,144     1,110
Deferred tax liabilities:
  State income tax                                      (352)     (337)
   Property, plant and equipment                      (5,546)   (5,315)
     Total gross deferred tax liabilities             (5,898)   (5,652)
      Net  deferred tax liability                    $(4,754)  $(4,542)


The net deferred tax liability is recorded both as a current deferred income tax benefit and as other long term liabilities based upon the classification of the related temporary difference. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, recoverable taxes paid, projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income, the reversal of existing deferred tax liabilities and projections for future taxable income over the periods which the deferred tax assets are deductible at December 31, 1996, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

Note C - Employee Benefit Plans

Harte-Hanks Communications, Inc. maintains a defined benefit pension plan for which most of Harte-Hanks Newspapers employees are eligible. Benefits are based on years of service and the employee's compensation for the five highest consecutive years of salary during the last ten years of service. Benefits vest to the participants upon completion of five years of service or upon reaching age 65, whichever is earlier. Harte-Hanks' policy is to accrue as expense an amount computed by its actuary and to fund at least the minimum amount required by ERISA.

In 1994, the Harte-Hanks Communications, Inc. adopted a non-qualified, supplemental pension plan covering certain Harte-Hanks Newspapers employees, which provides for incremental pension payments so that total pension payments equal amounts that would have been payable from the principal pension plan if it were not for limitations imposed by income tax regulation.

In determining the 1996, 1995 and 1994 actuarial present value of benefit obligations, discount rates of 7 3/4%, 7 1/4%
and 8% were used, respectively.   The assumed annual rate of
increase in future compensation levels was 4%, and the expected long term rate of return on plan assets was 10%. Pension expense for the years ended December 31, 1996, 1995 and 1994 was $828, $823 and $789, respectively.

Harte-Hanks Communications, Inc. also sponsors a 401(k) plan which provides employees of Harte-Hanks Newspapers with additional income upon retirement. The Company matches a portion of employees' voluntary before-tax contributions. Employees are fully vested in their own contributions and vest in the Company's matching contributions upon three years of service. Contributions made during the years ended December 31, 1996, 1995 and 1994 were $199, $205 and $167, respectively.

The 1994 Harte-Hanks Communications, Inc. Employee Stock Purchase Plan provides for a total of 450,000 shares to be sold to participating employees at all Harte-Hanks subsidiaries at 85% of the fair market value at specified quarterly investment dates. At December 31, 1996, 1995 and 1994, Harte-Hanks Newspapers had $71, $71 and $69, respectively recorded as a liability for amounts withheld by the Company to be used for the purchase of Harte-Hanks Communications, Inc. shares in the subsequent January.

All costs related to the above described plans are recorded in the Harte-Hanks Newspapers financial statements to the extent that these costs relate to the employees of Harte-
Hanks Newspapers.

Note D - Equity

A summary of changes in equity is as follows:

                                             Years Ended December 31,
                                           1996        1995       1994

Beginning balance                       $ 274,593   $ 259,750  $ 246,400
Net earnings.                              16,281      14,843     13,350
Ending balance                          $ 290,874   $ 274,593  $ 259,750

Note E - Stock Option Plans

1984 Plan
In 1984, Harte-Hanks Communications, Inc. adopted a Stock Option Plan ("1984 Plan") pursuant to which it issued to officers and key employees options to purchase shares of common stock at prices equal to the market price on the grant date. Market price was determined by the Board of Directors for purposes of granting stock options and making repurchase offers. Options granted under the 1984 Plan become exercisable five years after date of grant. At December 31, 1996, 1995 and 1994, options held by employees of Harte-Hanks Newspapers to purchase 96,800 shares, 107,400 shares and 149,400 shares, respectively, were outstanding under the 1984 Plan, with exercise prices ranging from $3.33 to $6.67 per share. No additional options will be granted under the 1984 Plan.

1991 Plan
Harte-Hanks Communications, Inc. adopted the 1991 Stock Option Plan ("1991 Plan") pursuant to which it may issue to officers and key employees options to purchase up to 3,000,000 shares of common stock. Options have been granted to certain employees of the Company at prices equal to the market price on the grant date ("market price options") and at prices below market price ("performance options"). As of December 31, 1996, 1995 and 1994, market price options held by employees of Harte-Hanks Newspapers to purchase 302,075 shares, 258,675 shares and 235,200 shares, respectively, were outstanding with exercise prices ranging from $6.67 to $25.38 per share. Market price options become exercisable after the fifth anniversary of their date of grant.

At December 31, 1996, 1995 and 1994 performance options to purchase 110,300 shares, 107,100 shares and 116,850 shares, respectively, were outstanding with exercise prices ranging from $0.67 to $2.00 per share. The performance options become exercisable after the third anniversary of their date of grant, and the extent to which they become exercisable at that time depends upon the extent to which Harte-Hanks
Communications, Inc. achieves certain goals which are established at the time the options are granted. That portion of the performance options which does not become exercisable on the third anniversary of the date of grant becomes exercisable after the ninth anniversary of the date of grant. Compensation expense of $217, $274 and $315 was recognized by Harte-Hanks Newspapers for the performance options held by employees of Harte-Hanks Newspapers for the years ended December 31, 1996, 1995 and 1994, respectively.

The following summarizes stock option plans activity:

                              Number            Weighted Average
                             of Shares            Option Price

Options outstanding
  at January 1, 1994          507,000               $   4.95
  Granted                      34,950                   7.92
  Exercised                  (40,500)                   3.04

Options outstanding
  at December 31, 1994        501,450                   5.30
  Granted                      59,100                  10.34
  Exercised                  (60,750)                   4.28
  Cancelled                  (26,625)                   7.47

Options outstanding
  at December 31, 1995        473,175                   5.94
  Granted                      67,450                  18.40
  Exercised                  (18,100)                   4.19
  Cancelled                  (13,350)                  11.93

Options outstanding at
  December 31, 1996           509,175                   7.51

Exercisable at
  December 31, 1996           207,050                   4.18

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation expense has been recognized for options granted where the exercise price is equal to the market price of the underlying stock at the date of grant. The Company does recognize compensation expense for options whose market price of the underlying stock exceeds the exercise price on the date of grant under the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted under SFAS No. 123.

Had compensation expense for the Company's options been determined based on the fair value at the grant date for awards in 1996 and 1995, the Company's net income would have been reduced to the proforma amounts indicated below.

                                                Year Ended December 31,
In thousands, except per share amounts              1996        1995
  Net income - as  reported                      $  16,281   $  14,843
  Net income - proforma                             16,190      14,816


The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996 and 1995:

                                            Year Ended December 31,
                                                1996       1995

  Expected dividends yield                       0.3%       0.3%
  Expected stock price volatility               22.1%      21.3%
  Risk-free interest rate                        6.4%       6.4%
  Expected life of options                   3-10 years  3-10 years


The weighted-average fair value of market price options granted during 1996 and 1995 was $7.64 and $5.52, respectively. The weighted-average fair value and exercise price of performance options was $15.01 and $1.25 in 1996, and $12.15 and $0.67 in 1995, respectively.

Note F - Fair Value of Financial Instruments
Because of their maturities and/or interest rates, the Company's financial instruments have a fair value approximating their carrying value. These instruments include accounts receivable, trade payables, and miscellaneous notes receivable and payable.

Note G - Commitments and Contingencies
The Company has pending claims incurred in the normal course of business which, in the opinion of management, and legal counsel, can be disposed of without material effect on the accompanying financial statements.

Note H - Leases
The Company leases certain real estate and equipment under various operating leases. Most of the leases contain renewal options for varying periods of time. The total rent expense under all operating leases was $1,054, $994 and $806 for the years ended December 31, 1996, 1995 and 1994, respectively.

The   future  minimum  rental  commitments  for   all   non-
cancellable operating leases with terms in excess of one year as of December 31, 1996 are as follows:

                            In thousands
1997                          $    812
1998                               726
1999                               556
2000                               409
2001                               244
After 2001                         207
    Total                     $  2,954

                INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Harte-Hanks Communications, Inc.:


We have audited the accompanying balance sheets of Harte-Hanks Newspapers as of December 31, 1996 and 1995, and the related statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of Harte-Hanks Communications, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared on the basis of presentation described in note A, and include the assets, liabilities, revenues and expenses of Harte-Hanks
Newspapers.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harte-Hanks Newspapers as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, pursuant to the basis of presentation described in note A, in conformity with generally accepted accounting principles.


KPMG Peat Marwick LLP
San Antonio, Texas
April 14, 1997

                   HARTE-HANKS NEWSPAPERS

  Financial Statements as of June 30, 1997, and for the Six
                      Months Then Ended

Balance Sheets                                       F-16
Statements of Operations                             F-17
Statements of Cash Flows                             F-18
Notes to Financial Statements                        F-19

HARTE-HANKS NEWSPAPERS
BALANCE SHEETS

                                                                                                    June 30,
In Thousands                                                                           1997                      1996

ASSETS
Current assets
     Cash                                                                     $              1,669      $              1,707
     Accounts receivable (less allowance for doubtful
          accounts of $746 in 1997 and $830 in 1996)                                        12,926                    13,002
     Inventory                                                                               4,203                     7,981
     Prepaid expenses                                                                          559                       338
     Other current assets                                                                    1,390                     1,380
          Total current assets                                                              20,747                    24,408

Property, plant and equipment
     Land                                                                                    4,381                     4,381
     Buildings and improvements                                                             18,770                    18,560
     Equipment and furniture                                                                52,012                    52,887
                                                                                            75,163                    75,828
     Less accumulated depreciation                                                          43,174                    42,584
                                                                                            31,989                    33,244
     Construction and equipment installations in progress                                      963                       691
          Net property, plant and equipment                                                 32,952                    33,935

Intangible and other assets
     Goodwill (less accumulated amortization of
          $61,064 in 1997 and $56,427 in 1996)                                             126,343                   130,980
     Receivable from Harte-Hanks Communications, Inc.                                      135,377                   108,157
     Other assets                                                                               77                        76
          Total intangible and other assets                                                261,797                   239,213

          Total assets                                                        $            315,496      $            297,556

LIABILITIES AND EQUITY
Current Liabilities
     Accounts payable                                                         $              2,137      $              2,502
     Accrued payroll and related expenses                                                    3,168                     2,959
     Customer deposits                                                                       3,703                     3,731
     Other current liabilities                                                               1,553                     1,379
          Total current liabilities                                                         10,561                    10,571

     Deferred income tax liability                                                           5,403                     5,313
     Other long term liabilities                                                                20                        23
          Total liabilities                                                                 15,984                    15,907

     Equity                                                                                299,512                   281,649

          Total liabilities and equity                                        $            315,496      $            297,556

HARTE-HANKS NEWSPAPERS
STATEMENTS OF OPERATIONS

                                                                                     For the Six Months Ended June 30,
In Thousands                                                                           1997                      1996

Operating revenues                                                            $             62,517      $             60,139
Operating expenses
     Payroll                                                                                21,407                    20,420
     Production and distribution                                                            14,453                    15,953
     Advertising, selling, general and administrative                                        6,635                     6,522
     Depreciation                                                                            2,025                     1,958
     Goodwill amortization                                                                   2,318                     2,318
                                                                                            46,838                    47,171
Operating income                                                                            15,679                    12,968
Other expenses (income)                                                                         26                      (51)
Income before income tax expense                                                            15,653                    13,019
Income tax expense                                                                           7,015                     5,963
Net income                                                                    $              8,638      $              7,056

HARTE-HANKS NEWSPAPERS
STATEMENTS OF CASH FLOWS

                                                                                      For the Six Months Ended June 30,
In Thousands                                                                           1997                      1996

Operating Activities
     Net income                                                               $              8,638      $              7,056
     Adjustments to reconcile net income to net cash
          provided by operating activities:
          Depreciation                                                                       2,025                     1,958
          Goodwill amortization                                                              2,318                     2,318
          Deferred income taxes                                                              (134)                       (2)
          Other, net                                                                           137                        74
     Changes in operating assets and liabilities
          Decrease in accounts receivable, net                                               1,977                       677
          Decrease in inventory                                                                476                       717
          Decrease in prepaid expenses and other current assets                                285                       312
          Increase (decrease) in accounts payable                                            (395)                     (359)
          Increase (decrease) in other accrued expenses
               and other liabilities                                                         (607)                     (814)
          Other, net                                                                         (150)                      (57)
               Net cash provided by operating activities                                    14,570                    11,880

Investing Activities:
     Purchases of property, plant and equipment                                            (1,846)                   (1,510)
     Proceeds from the sale of property, plant and equipment                                    15                        90
               Net cash used in investing activities                                       (1,831)                   (1,420)

Financing Activities:
     Distributions to Harte-Hanks Communications, Inc.
          including payments for income taxes                                             (13,568)                  (10,010)

Net increase (decrease) in cash                                                              (829)                       450

Cash at beginning period                                                                     2,498                     1,257
Cash at end of period                                                         $              1,669      $              1,707

Note  A  -  Basis of Presentation and Significant Accounting Policies

Basis of Presentation
The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. The information disclosed in the notes to financial statements for the year ended December
31, 1996 has not changed materially. In management's opinion all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the interim periods have been made.

Results of operations are not necessarily indicative of the results that may be expected for future interim periods or for the full year.

                   HARTE-HANKS TELEVISION

  Financial Statements as of December 31, 1996, and for the
                   Three Years Then Ended

Balance Sheets                                       F-21
Statements of Operations                             F-22
Statements of Cash Flows                             F-23
Notes to Financial Statements                        F-24
Independent Auditors' Report                         F-31

HARTE-HANKS TELEVISION
BALANCE SHEETS
                                                           December 31,
In thousands                                            1996       1995

ASSETS
Current assets
  Cash                                                 $    228  $    338
  Accounts receivable (less allowance for doubtful
     accounts of $67 in 1996 and $47 in 1995)             5,146     5,208
  Inventory                                                  29        30
  Prepaid expense                                           261       237
  Film contracts                                          1,517     1,203
  Other current assets                                      188       191
       Total current assets                               7,369     7,207
Property, plant and equipment
  Land                                                      354       354
  Buildings and improvements                              6,169     6,169
  Equipment and furniture                                11,701    10,939
                                                         18,224    17,462
  Less accumulated depreciation                          10,621     9,537
                                                          7,603     7,925
  Construction and equipment installations in progress       67         0
       Net property, plant and equipment                  7,670     7,925
Intangible and other assets
  Goodwill (less accumulated amortization
     of $21,481 in 1996 and $19,733 in 1995)             48,575    50,323
  Receivable from Harte-Hanks Communications, Inc.       34,251    27,665
  Film contracts                                          2,187     1,275
  Other assets                                              232       176
       Total intangible and other assets                 85,245    79,439
       Total assets                                    $100,284  $ 94,571

LIABILITIES AND EQUITY
Current liabilities
  Accounts payable                                     $    685  $    632
  Accrued payroll and related expenses                      727       653
  Film contract payable                                   1,581     1,145
  Other current liabilities                                  37       369
       Total current liabilities                          3,030     2,799
Film contract payable                                     1,488       985
Deferred income tax liability                             1,841     1,780
Other long term liabilities                                 489       532
       Total liabilities                                  6,848     6,096
Equity                                                   93,436    88,475
       Total liabilities and equity                    $100,284  $ 94,571

HARTE-HANKS TELEVISION
STATEMENTS OF OPERATIONS
                                                 Year Ended December 31,
In thousands                                    1996       1995      1994

Revenues                                     $ 26,100    $ 25,132  $ 28,629
Operating expenses
  Payroll                                       8,361       8,008     8,624
  Production and distribution                   1,739       2,040     2,864
  Advertising, selling, general
     and administrative                         2,880       2,848     2,800
  Depreciation                                  1,044       1,066     1,041
  Film amortization                             1,347       2,224     2,746
  Goodwill amortization                         1,748       1,748     1,748
                                               17,119      17,934    19,823
Operating income                                8,981       7,198     8,806
Other expenses (income)
  Interest expense                                 20          26        26
  Other, net                                       -         (85)        -
                                                   20        (59)        26
Income before income taxes                      8,961       7,257     8,780
Income tax expense                              4,000       3,366     3,954
Net income                                   $  4,961    $  3,891  $  4,826

HARTE-HANKS TELEVISION
STATEMENTS OF CASH FLOWS
                                                  Year Ended December 31,
In thousands                                     1996       1995      1994

Cash Flows from Operating Activities
  Net income                                   $  4,961  $  3,891   $  4,826
  Adjustments to reconcile net income
     to net cash provided by operating
     activities:
       Depreciation                               1,044     1,066      1,041
       Goodwill amortization                      1,748     1,748      1,748
       Amortization of option related
            compensation                             93       163        131
       Film amortization                          1,347     2,224      2,746
       Deferred income taxes                         37        42       (10)
       Other, net                                    -       (85)         -

Changes in operating assets and liabilities:
     Decrease in accounts receivable, net            62       677         52
     Decrease (increase) in inventory                 1         6        (6)
     Decrease (increase) in prepaid expenses
       and other current assets                      61      (59)         99
     Increase (decrease) in accounts payable         53     (324)        329
     (Decrease) in other accrued expenses
       and other liabilities                      (312)     (291)      (100)
     Other, net                                   (258)     (114)         15
  Net cash provided by operating activities       8,837     8,944     10,871

Cash Flows from Investing Activities
  Purchases of property, plant and
     equipment                                    (789)   (1,060)      (883)
  Proceeds from the sale of property,
     plant and equipment                             -        123        142
  Payments on film contracts                    (1,572)   (1,817)    (2,123)
  Net cash (used in) investing activities       (2,361)   (2,754)    (2,864)

Cash Flows from Financing Activities
  Distributions to Harte-Hanks Communications,
     Inc. including payments for income taxes   (6,586)   (6,406)    (7,874)

Net increase (decrease) in cash                   (110)     (216)        133
Cash at beginning of period                         338       554        421
Cash at end of period                          $    228  $    338   $    554

Note  A  -  Basis of Presentation and Significant Accounting Policies

Basis of Presentation
The accompanying financial statements present the financial position of Harte-Hanks Television (the "Company"). The financial statements exclude all assets, liabilities, revenues and expenses of Harte-Hanks Communications, Inc. and its subsidiaries other than assets, liabilities, revenues and expenses of its television business.

The financial statements have been prepared as if the television business had operated as an independent, stand alone entity for all periods presented. Except as described below, such financial statements have been prepared using the historical basis of accounting and include the assets, liabilities, revenues, expenses and income taxes of Harte-Hanks' television business. These financial statements do not include any liabilities or disclosure related to the Company's employee benefit plans other than as disclosed in note C. However, the cost of all employee benefit plans which relate to employees of Harte-Hanks Television is included in these financial statements. Direct expenses incurred by Harte-Hanks Communications, Inc. on behalf of the Company are identified and allocated to the Company based on the actual costs incurred. Any remaining indirect expenses incurred by Harte-Hanks Communications, Inc. have not been allocated to the Company because they have been insignificant. Management believes that this method of allocation is reasonable and that such costs would not be materially different if they had been incurred with unaffiliated third parties.

Certain prior year amounts have been reclassified for comparative purposes.

Television Revenues
Television revenues are presented net of advertising agency commissions.

Inventory
Inventory, consisting primarily of film and television tubes, is stated at the lower of cost (first-in, first-out method) or market.

Property, Plant and Equipment
Property, plant and equipment are stated on the basis of cost. Depreciation of buildings and equipment is computed generally on the straight-line method at rates calculated to amortize the cost of the assets over their useful lives. The general ranges of estimated useful lives are:

  Buildings and improvements                 10 to 40 years
  Equipment and furniture                     4 to 20 years

Goodwill
Goodwill is stated on the basis of cost, adjusted as discussed below, and is amortized on a straight-line basis over 40-year periods.

The Company assesses the recoverability of its goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted future cash flows over the remaining amortization period. If projected undiscounted future cash flows indicate that unamortized goodwill and the net book value of long-lived assets will not be recovered, net goodwill is adjusted to an amount consistent with projected discounted future cash flows. Cash flow projections are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions.

Film Contracts
Film contract rights represent agreements with film syndicators for television program material. The capitalized costs of film rights and related liabilities are recorded when the licensed period begins and the film rights are available for use. The cost is amortized over the expected number of telecasts. The portions of the cost to be amortized within one year and after one year are reflected in the consolidated balance sheets as current and noncurrent assets, respectively. The payments under these contracts due within one year and after one year are classified as current and noncurrent liabilities.

Income Taxes
Income taxes are calculated using the asset and liability method required by Statement of Financial Accounting Standards ("SFAS") No. 109. Deferred income taxes are recognized for the tax consequences resulting from "temporary differences" by applying enacted statutory tax rates applicable to future years. These "temporary differences" are associated with differences between the financial and the tax basis of existing assets and liabilities. Under SFAS No. 109, a statutory change in tax rates will be recognized immediately in deferred taxes and income.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note B - Income Taxes

The components of income tax expense are as follows:

                                                 Year Ended December 31,
In thousands                                    1996       1995      1994
Current
  Federal                                    $  3,607   $  3,025   $  3,580
  State and local                                 356        299        384
     Total current                           $  3,963   $  3,324   $  3,964
Deferred
  Federal                                    $     33   $     37   $    (9)
  State and local                                   4          5        (1)
     Total deferred                          $     37   $     42   $   (10)

The differences between total income tax expense and the amount computed by applying the statutory Federal income tax rate to income before income taxes were as follows:

                                              Year Ended December 31,
In thousands                             1996         1995          1994

Computed expected income tax expense   $3,136  35%  $2,540  35%  $3,073  35%
Effect of goodwill amortization           605   7%     605   8%     605   7%
Net effect of state income taxes          234   3%     198   3%     249   3%
Other, net                                 25   -       23   -       27   -

Income tax expense for the period      $4,000  45%  $3,366  46%  $3,954  45%

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities were as follows:

                                                         December 31,
In thousands                                          1996       1995
Deferred tax assets:
  Accrued vacation pay                             $    109  $     99
  Accrued stock option liability                        167       157
  Accounts receivable, net                               23        16
     Total gross deferred tax assets                    299       272

Deferred tax liabilities:
  Property, plant and equipment                     (1,805)   (1,756)
  State income tax                                    (123)     (120)
  Other, net                                           (36)      (24)
     Total gross deferred tax liabilities           (1,964)   (1,900)
     Net  deferred tax liability                   $(1,665)  $(1,628)

The net deferred tax liability is recorded both as a current deferred income tax benefit and as other long term liabilities based upon the classification of the related temporary difference. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, recoverable taxes paid, projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income, the reversal of existing deferred tax liabilities and projections for future taxable income over the periods which the deferred tax assets are deductible at December 31, 1996, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

Note C - Employee Benefit Plans

Harte-Hanks Communications, Inc. maintains a defined benefit pension plan for which most of Harte-Hanks Television employees are eligible. Benefits are based on years of service and the employee's compensation for the five highest consecutive years of salary during the last ten years of service. Benefits vest to the participants upon completion of five years of service or upon reaching age 65, whichever is earlier. Harte-Hanks' policy is to accrue as expense an amount computed by its actuary and to fund at least the minimum amount required by ERISA.

In 1994, the Harte-Hanks Communications, Inc. adopted a non-qualified, supplemental pension plan covering certain Harte-Hanks Television employees, which provides for incremental pension payments so that total pension payments equal amounts that would have been payable from the principal pension plan if it were not for limitations imposed by income tax regulation.

In determining the 1996, 1995 and 1994 actuarial present value of benefit obligations, discount rates of 7 3/4%, 7 1/4% and 8% were used, respectively. The assumed annual rate of increase in future compensation levels was 4%, and the expected long term rate of return on plan assets was 10%. Pension expense for the years ended December 31, 1996, 1995 and 1994 was $183, $176 and $201, respectively.

Harte-Hanks Communications, Inc. also sponsors a 401(k) plan which provides employees of Harte-Hanks Television with additional income upon retirement. The Company matches a portion of employees' voluntary before-tax contributions. Employees are fully vested in their own contributions and vest in the Company's matching contributions upon three years of service. Contributions made during the years ended December 31, 1996, 1995 and 1994 were $36, $40 and $42, respectively.

The 1994 Harte-Hanks Communications, Inc. Employee Stock Purchase Plan provides for a total of 450,000 shares to be sold to participating employees at all Harte-Hanks subsidiaries at 85% of the fair market value at specified quarterly investment dates. At December 31, 1996, 1995 and 1994, Harte-Hanks Television had $21, $18 and $17, respectively recorded as a liability for amounts withheld by the Company to be used for the purchase of Harte-Hanks Communications, Inc. shares in the subsequent January.

All costs related to the above described plans are recorded in the Harte-Hanks Television financial statements to the extent that these costs relate to the employees of Harte-
Hanks Television.

Note D - Equity

A summary of changes in equity is as follows:

                                            Year Ended December 31,
                                           1996       1995      1994

Beginning balance                      $ 88,475   $ 84,584   $ 79,758
Net earnings                              4,961      3,891      4,826

Ending balance                         $ 93,436   $ 88,475   $ 84,584

Note E - Stock Option Plans

1984 Plan
In 1984, Harte-Hanks Communications, Inc. adopted a Stock Option Plan ("1984 Plan") pursuant to which it issued to officers and key employees options to purchase shares of common stock at prices equal to the market price on the grant date. Market price was determined by the Board of Directors for purposes of granting stock options and making repurchase offers. Options granted under the 1984 Plan become exercisable five years after date of grant. At December 31, 1996, 1995 and 1994, options held by employees of Harte-Hanks Television to purchase 37,500 shares, 37,500 shares and 52,500 shares, respectively, were outstanding under the 1984 Plan, with exercise prices ranging from $3.33 to $6.67 per share. No additional options will be granted under the 1984 Plan.

1991 Plan
Harte-Hanks Communications, Inc. adopted the 1991 Stock Option Plan ("1991 Plan") pursuant to which it may issue to officers and key employees options to purchase up to 3,000,000 shares of common stock. Options have been granted to certain employees of the Company at prices equal to the market price on the grant date ("market price options") and at prices below market price ("performance options"). As of December 31, 1996, 1995 and 1994, market price options, held by employees of Harte-Hanks Television, to purchase 175,000 shares, 159,750 shares and 132,750 shares, respectively, were outstanding with exercise prices ranging from $6.67 to $20.50 per share. Market price options become exercisable after the fifth anniversary of their date of grant.

At December 31, 1996, 1995 and 1994 performance options held by employees of Harte-Hanks Television to purchase 49,200 shares, 52,200 shares and 45,450 shares, respectively, were outstanding with exercise prices ranging from $0.67 to $2.00 per share. The performance options become exercisable after the third anniversary of their date of grant, and the extent to which they become exercisable at that time depends upon the extent to which Harte-Hanks Communications, Inc. achieves certain goals which are established at the time the options are granted. That portion of the performance options which does not become exercisable on the third anniversary of the date of grant becomes exercisable after the ninth anniversary of the date of grant. Compensation expense of $93, $163 and $131 was recognized by Harte-Hanks Television for the performance options held by employees of Harte-Hanks Television for the years ended December 31, 1996, 1995 and 1994, respectively.

The following summarizes stock option plans activity:

                               Number        Weighted Average
                              of Shares        Option Price

Options outstanding
  at January 1, 1994           236,250           $   5.24
  Granted                       23,700               9.91
  Exercised                   (29,250)               4.49

Options outstanding
  at December 31, 1994         230,700               5.82
  Granted                       33,750              10.40
  Exercised                   (15,000)               5.00

Options outstanding
  at December 31, 1995         249,450               6.49
  Granted                       22,500              18.03
  Exercised                    (5,250)               0.67
  Cancelled                    (5,000)              11.78

Options outstanding at
  December 31, 1996            261,700               7.50

Exercisable at
  December 31, 1996            102,000               4.55


The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation." Accordingly, no compensation expense has been recognized for options granted where the exercise price is equal to the market price of the underlying stock at the date of grant. The Company does recognize compensation expense for options whose market price of the underlying stock exceeds the exercise price on the date of grant under the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted under SFAS No. 123.

Had compensation expense for the Company's options been determined based on the fair value at the grant date for awards in 1996 and 1995, the Company's net income and earnings per share would have been reduced to the proforma amounts indicated below.

                                            Year Ended December 31,
In thousands, except per share amounts        1996          1995
  Net income - as  reported                $  4,961      $  3,891
  Net income - proforma                       4,925         3,877

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996 and 1995:

                                             Year Ended December 31,
                                                1996        1995

  Expected dividends yield                       0.3%        0.3%
  Expected stock price volatility               22.1%       21.3%
  Risk-free interest rate                        6.4%        6.4%
  Expected life of options                   3-10 years   3-10 years

The weighted-average fair value of market price options granted during 1996 and 1995 was $7.00 and $5.52, respectively. The weighted-average fair value and exercise price of performance options was $14.35 and $1.11 in 1996, and $12.15 and $0.67 in 1995, respectively.

Note F - Fair Value of Financial Instruments
Because of their maturities and/or interest rates, the Company's financial instruments have a fair value approximating their carrying value. These instruments include accounts receivable, trade and film payables, and miscellaneous notes receivable and payable.

Note G - Commitments and Contingencies
The Company has pending claims incurred in the normal course of business which, in the opinion of management, and legal counsel, can be disposed of without material effect on the accompanying financial statements.

Note H - Leases
The Company leases certain real estate and equipment under various operating leases. Most of the leases contain renewal options for varying periods of time. The total rent expense under all operating leases was $320, $307 and $302 for the years ended December 31, 1996, 1995 and 1994, respectively.

The future minimum rental commitments for all non-cancelable operating leases with terms in excess of one year as of December 31, 1996 are as follows:

In thousands
1997                       $  140
1998                           78
1999                           26
2000                            6
         Total             $  250

                INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Harte-Hanks Communications, Inc.:


We have audited the accompanying balance sheets of Harte-Hanks Television as of December 31, 1996 and 1995, and the related statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of Harte-Hanks Communications, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared on the basis of presentation described in note A, and include the assets, liabilities, revenues and expenses of Harte-Hanks
Television.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harte-Hanks Television as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, pursuant to the basis of presentation described in note A, in conformity with generally accepted accounting principles.


KPMG Peat Marwick LLP
San Antonio, Texas
April 14, 1997

                   HARTE-HANKS TELEVISION

  Financial Statements as of June 30, 1997, and for the Six
                      Months Then Ended

Balance Sheets                                       F-33
Statements of Operations                             F-34
Statements of Cash Flows                             F-35
Notes to Financial Statements                        F-36

HARTE-HANKS TELEVISION
BALANCE SHEETS

                                                                                                    June 30,
In Thousands                                                                           1997                      1996

ASSETS
Current assets
     Cash                                                                     $                615      $                578
     Accounts receivable (less allowance for doubtful
          accounts of $50 in 1997 and $60 in 1996)                                           5,542                     5,037
     Inventory                                                                                  21                        32
     Prepaid expenses                                                                          308                       225
     Film contracts                                                                          1,172                       974
     Other current assets                                                                      177                       183
          Total current assets                                                               7,835                     7,029

Property, plant and equipment
     Land                                                                                      354                       354
     Buildings and improvements                                                              6,184                     6,169
     Equipment and furniture                                                                11,737                    11,123
                                                                                            18,275                    17,646
     Less accumulated depreciation                                                          11,120                    10,056
                                                                                             7,155                     7,590
     Construction and equipment installations in progress                                      457                       190
          Net property, plant and equipment                                                  7,612                     7,780

Intangible and other assets
     Goodwill (less accumulated amortization of
          $22,355 in 1997 and $20,607 in 1996)                                              47,701                    49,449
     Receivable from Harte-Hanks Communications, Inc.                                       36,637                    30,406
     Film contracts                                                                          1,692                     1,037
     Other assets                                                                              190                       147
          Total intangible and other assets                                                 86,220                    81,039

          Total assets                                                        $            101,667      $             95,848

LIABILITIES AND EQUITY
Current Liabilities
     Accounts payable                                                         $                691      $                682
     Accrued payroll and related expenses                                                      764                       574
     Film contract payable                                                                   1,124                       997
     Other current liabilities                                                                 123                       425
          Total current liabilities                                                          2,702                     2,678

     Film contract payable                                                                   1,041                       644
     Deferred income tax liability                                                           1,826                     1,785
     Other long term liabilities                                                                10                        38
          Total liabilities                                                                  5,579                     5,145

     Equity                                                                                 96,088                    90,703

          Total liabilities and equity                                        $            101,667      $             95,848

HARTE-HANKS TELEVISION
STATEMENTS OF OPERATIONS

                                                                                       For the Six Months Ended June 30,
In Thousands                                                                           1997                      1996

Operating revenues                                                            $             13,512      $             12,597
Operating expenses
     Payroll                                                                                 4,291                     4,158
     Production and distribution                                                             1,645                     1,575
     Advertising, selling, general and administrative                                        1,440                     1,504
     Depreciation                                                                              500                       518
     Goodwill amortization                                                                     874                       874
                                                                                             8,750                     8,629
Operating income                                                                             4,762                     3,968
Other expenses (income)                                                                                                   13
Income before income tax expense                                                             4,762                     3,955
Income tax expense                                                                           2,110                     1,727
Net income                                                                    $              2,652      $              2,228

HARTE-HANKS TELEVISION
STATEMENTS OF CASH FLOWS

                                                                                     For the Six Months Ended June 30,
In Thousands                                                                           1997                      1996

Operating Activities
     Net income                                                               $              2,652      $              2,228
     Adjustments to reconcile net income to net cash
          provided by operating activities:
          Depreciation                                                                         500                       518
          Goodwill amortization                                                                874                       874
          Film amortization                                                                    863                       694
          Deferred income taxes                                                               (12)                         5
          Other, net                                                                            50                        54
     Changes in operating assets and liabilities
          Decrease (increase) in accounts receivable, net                                    (396)                       171
          Decrease (increase) in inventory                                                       8                       (2)
          Decrease (increase) in prepaid expenses and
               other current assets                                                           (39)                        53
          Increase in accounts payable                                                           6                        50
          Increase (decrease) in other accrued expenses
               and other liabilities                                                           123                     (154)
          Other, net                                                                            33                        20
               Net cash provided by operating activities                                     4,662                     4,511

Investing Activities:
     Purchases of property, plant and equipment                                              (442)                     (374)
     Payments on film contracts                                                              (919)                     (654)
               Net cash used in investing activities                                       (1,361)                   (1,028)

Financing Activities:
     Distributions to Harte-Hanks Communications, Inc.
          including payments for income taxes                                              (2,914)                   (3,243)

Net increase in cash                                                                           387                       240

Cash at beginning period                                                                       228                       338
Cash at end of period                                                         $                615      $                578

Note A -- Basis of Presentation and Significant Accounting Policies

Basis of Presentation
The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. The information disclosed in the notes to financial statements for the year ended December 31, 1996 has not changed materially. In management's opinion all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the interim periods have been made.

Results of operations are not necessarily indicative of the results that may be expected for future interim periods or for the full year.

                TELEVISION FOOD NETWORK, G.P.

    Financial Statements as of December 31, 1996, and for the Three Years Then Ended and as of June 30, 1997, and for the Six
         Months Ended June 30, 1997, and June 30, 1996

Independent Auditors' Report                         F-38
Consolidated Balance Sheets                          F-39
Consolidated Statements of Operations                F-40
Consolidated Statements of Partners' Capital         F-41
Consolidated Statements of Cash Flows                F-42
Notes to Consolidated Financial Statements           F-44

                INDEPENDENT AUDITORS' REPORT



To the Partners of
Television Food Network, G.P.:


We have audited the accompanying consolidated balance sheets of Television Food Network, G.P. and subsidiary (the "Partnership") as of December 31, 1995 and 1996 and the related consolidated statements of operations, partners' capital, and cash flows for each of the years in three year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Television Food Network, G.P. and subsidiary at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1996, in conformity with generally accepted accounting principles.








KPMG Peat Marwick LLP
Providence, Rhode Island
February 28, 1997

                TELEVISION FOOD NETWORK, G.P.
                       AND SUBSIDIARY

                 Consolidated Balance Sheets



                                                                                          (Unaudited)
                                                                  December 31,             June 30,
     Assets                                                    1995         1996            1997

Current assets:
 Cash and cash equivalents                              $    533,182   $     432,805    $   9,361,977
 Investment securities held to maturity, stated
  at cost which approximates fair value                    3,738,959       3,348,966        3,417,637
 Trade accounts receivable, net of allowance
  for doubtful accounts of approximately $15,000,
  $79,000 and $97,000 at December 31, 1995 and 1996,
  and June 30, 1997 (unaudited), respectively              1,857,598       3,287,717        3,167,529
 Television program assets, net                            2,894,442       3,192,729        4,034,547
 Inventory                                                       -           116,887           97,976
 Prepaid expenses                                            262,783         270,815          166,239
 Launch incentives                                           135,346         719,117        3,637,941
 Other assets                                                406,952         399,623          495,020

      Total current assets                                 9,829,262      11,768,659       24,378,866

Property  and  equipment, net (note 4)                     4,730,111       4,145,143        4,033,636

Television program assets, net                             1,996,483       2,070,073        2,308,174

Intangible assets, net (note 5)                            4,550,208       3,954,956        3,616,360

Launch  incentives, net                                      611,213       2,971,630        8,628,597

                                                        $ 21,717,277      24,910,461       42,965,633

  Liabilities and Partners' Capital

Current liabilities:
 Accounts payable                                       $  1,483,712       1,780,521        2,128,411
 Launch incentives payable                                 1,177,981       2,323,759       10,571,918
 Accrued expenses (note 7)                                   161,494       1,557,838          823,394
 Deferred income                                             431,747         771,357          841,331
 Must carry rights payable (note 5)                          500,000         425,000          425,000
 Television program rights payable                           100,976          70,000           84,000
 Note  payable  to  related party  (note  6c)                    -         1,500,000              -

      Total current liabilities                            3,855,910       8,428,475       14,874,054

Must  carry  rights payable (note 5)                       2,550,000       2,125,000        2,125,000
Television program rights payable                             86,529          62,500           62,500

      Total liabilities                                    6,492,439      10,615,975       17,061,554

Minority interest (note 9)                                       -             5,370               -
Partners' capital                                         15,224,838      14,289,116       25,904,079

Commitments (note 10)

                                                        $ 21,717,277      24,910,461       42,965,633


See accompanying notes to consolidated financial statements.


                TELEVISION FOOD NETWORK, G.P.
                       AND SUBSIDIARY

            Consolidated Statements of Operations


                                                                                            (Unaudited)
                                                                                        Six months ended
                                              Years ended December 31,                        June 30,
                                         1994            1995           1996            1996            1997

Revenues                        $    1,960,665   $    6,657,207  $   13,404,763   $   6,333,541  $    9,479,684

Operating expenses:
 Programming                         8,778,621       10,302,151      11,354,300       5,381,746       6,070,669
 General and administrative          6,207,789        4,549,792       5,926,393       2,437,149       3,009,667
 Marketing and selling               5,449,688       11,417,851      13,214,115       6,722,365       9,828,586
 Depreciation and amortization       1,058,150        1,535,035       2,158,401       1,001,897       1,091,495

      Total operating expenses      21,494,248       27,804,829      32,653,209      15,543,157      20,000,417

Loss  from  operations            (19,533,583)     (21,147,622)    (19,248,446)     (9,209,616)    (10,520,733)

Other income (expense):
 Interest income, net                  291,291          262,160         273,649          74,633         126,597
 Interest expense                          -                -               -               -         (255,821)

      Total other income (expense)     291,291          262,160         273,649          74,633       (129,224)

Minority interest                          -                -            39,075             -             5,370

Net loss                        $ (19,242,292)   $ (20,885,462)  $ (18,935,722)   $ (9,134,983)  $ (10,644,587)

See accompanying notes to consolidated financial statements.

                TELEVISION FOOD NETWORK, G.P.
                       AND SUBSIDIARY

        Consolidated Statements of Partners' Capital for the years ended December 31, 1994, 1995, and 1996 and the six months ended June 30, 1997 (unaudited)





                                           Managing      Class A     Class B
                                           Partner       Partners    Partners         Total

Partners'  capital  at December 31, 1993   $ 1,000    $  18,351,592     -        $  18,352,592

Contributions                                  -         12,500,000     -           12,500,000

Net loss                                       -       (19,242,292)     -         (19,242,292)

Partners'  capital  at December 31, 1994     1,000       11,609,300     -           11,610,300

Contributions                                  -         24,500,000     -           24,500,000

Net  loss                                      -       (20,885,462)     -         (20,885,462)

Partners'  capital  at December 31, 1995     1,000       15,223,838     -           15,224,838

Contributions                                  -         18,000,000     -           18,000,000

Net loss                                       -       (18,935,722)     -         (18,935,722)

Partners'  capital  at December 31, 1996     1,000       14,288,116     -           14,289,116

Contributions (unaudited)                      -         22,259,550     -           22,259,550

Net loss (unaudited)                           -       (10,644,587)     -         (10,644,587)

Partners' capital at
      June 30, 1997 (unaudited)            $ 1,000    $  25,903,079     -        $  25,904,079


See accompanying notes to consolidated financial statements.

                TELEVISION FOOD NETWORK, G.P.
                       AND SUBSIDIARY

            Consolidated Statements of Cash Flows

                                                                                            (Unaudited)
                                                                                        Six months ended
                                                Years ended December 31,                     June 30,
                                          1994           1995            1996           1996           1997
Operating activities:
 Net loss                           $ (19,242,292)  $ (20,885,462)  $ (18,935,722)  $ (9,134,983)  $(10,644,587)
 Adjustments to reconcile net loss
  to net cash used in operating
  activities:
  Minority interest                          -               -            (39,075)          -            (5,370)
  Depreciation and amortization          1,058,150       1,535,035       2,158,401      1,001,897      1,091,495
  Amortization of television
   program assets                        1,435,275       2,864,775       4,281,470      1,966,158      2,427,007
  Amortization of launch incentives          -           1,910,621         556,656         24,985      1,178,238
  Payments for production of
   television programming              (3,029,238)     (3,267,299)     (4,403,347)    (2,068,314)    (3,435,926)
Payments for launch incentives               -         (1,479,199)     (2,355,066)    (1,709,745)    (1,505,870)
  Changes in current assets
   and liabilities:
   Accounts receivable                 (1,175,908)       (668,782)     (1,430,119)      (408,229)        120,188
   Inventory                                 -               -           (116,887)       (81,434)         18,911
   Prepaid expenses                      (135,943)        (79,868)         (8,032)         69,856        104,576
   Other assets                            437,703       (381,379)           7,329        256,358       (95,397)
   Accounts payable                       (93,053)       1,006,916         296,809        (1,846)        347,890
   Accrued expenses                         32,801          57,009       1,396,344         86,183      (734,444)
   Deferred income                           -             431,747         339,610          3,804         69,974

     Net cash used in
       operating activities           (20,712,505)    (18,955,886)    (18,251,629)    (9,995,310)   (11,063,315)

Investing activities:
 Additions to property and equipment   (5,000,609)       (652,746)       (736,859)      (233,096)      (641,392)
 Additions to intangible assets          (141,325)           -           (196,877)           -             -
 Purchases of securities
  available for sale                  (11,500,000)           -               -               -             -
 Proceeds from securities
  available for sale                    26,059,230           -               -               -             -
 Purchases of securities
  held to maturity                     (2,203,993)     (4,511,709)     (4,589,342)      (740,710)    (2,708,207)
 Maturity of securities
  held to maturity                       2,250,000       1,500,000       4,979,335        730,928      2,639,536

     Net cash provided by (used in)
       investing activities              9,463,303     (3,664,455)       (543,743)      (242,878)      (710,063)

                TELEVISION FOOD NETWORK, G.P.
                       AND SUBSIDIARY

            Consolidated Statements of Cash Flows
                                                                                           (Unaudited)
                                                                                        Six months ended
                                                Years ended December 31,                   June 30,
                                            1994         1995         1996           1996           1997

Financing activities:
 Capital contributions                    12,500,000  24,500,000   18,000,000      10,000,000    22,259,550
 Payments for television
  program rights                           (531,544) (1,401,628)    (305,005)       (105,000)      (57,000)
 Payments for must carry rights                 -    (1,250,000)    (500,000)           -             -
 Proceeds from notes
  payable to related party                      -          -        1,500,000           -         8,500,000
 Repayments of notes payable to
  related party                                 -          -            -               -      (10,000,000)

     Net cash provided by
       financing activities               11,968,456  21,848,372   18,694,995       9,895,000    20,702,550

Net increase (decrease) in
 cash and cash equivalents                   719,254   (771,969)    (100,377)       (343,188)     8,929,172

Cash and cash equivalents:
 At beginning of period                      585,897   1,305,151      533,182         533,182       432,805

 At end of period                      $   1,305,151 $   533,182  $   432,805     $   189,994  $  9,361,977

Supplemental disclosure of non-cash transaction:
 Obligations incurred for acquisition
  of television program rights         $       -     $ 1,463,228  $   250,000     $   250,000  $  3,506,926
 Obligations incurred for acquisition
  of must carry rights                         -       3,050,000          -               -             -
 Obligations incurred for
  launch incentives                            -       2,657,180    3,500,844         437,128     9,754,029

See accompanying notes to consolidated financial statements.

                TELEVISION FOOD NETWORK, G.P.
                       AND SUBSIDIARY

         Notes to Consolidated Financial Statements

                 December 31, 1995 and 1996



(1)  Description  of  Business,  Partnership  and  Basis  of
     Accounting
  Television  Food  Network, G.P.  (the  "Partnership")  was
  formed in 1993 to own and operate the Television Food Network channel ("TVFN"). TVFN is a 24-hour advertising supported network service that provides television programming related to the preparation, enjoyment and consumption of food, as well as programs focusing on nutrition and topical news areas. TVFN is distributed predominantly to cable television systems throughout the United States. The partnership agreement extends through December 31, 2012.

  TVFN is managed by its managing general partner, Cable Program Management Co. ("CPMCO"). CPMCO is co-owned by a wholly-owned subsidiary of The Providence Journal Company (Colony Cable Networks, Inc.) and Pacesetter Communications, Inc. ("PCI"). CPMCO contributed $1,000 to the Partnership in exchange for a 10% partnership interest. CPMCO's partnership interest entitles it to distributions only after all other Partners have recovered their capital contributions.

  In addition to the managing general partner, there are Class A and Class B partners. Each Class A partner is entitled to one vote on the Management Committee of the Partnership. The managing general partner and the Class B partners are non-voting partners except that in certain circumstances the managing general partner will be allowed a vote in the case of a Management Committee deadlock.

  Under the partnership agreement, each of the original five Class A partners were required to contribute $9,000,000 in cash to the capital of the Partnership in exchange for one partnership unit each. Each Class A partnership unit represents a 12% interest in the Partnership. As a result of such purchases, the Class A partners hold an aggregate of 5 partnership units representing 60% of the total Partnership interest. Class B partners are not required to make any cash contributions.

  The remaining 30% partnership interest is allocated among Class A and Class B partners based upon subscriber commitments. In general, each Class A and Class B partner was to provide carriage of the TVFN channel to its subscribers and received a two percent partnership interest per one million subscribers. Subscriber interests will continue to be adjusted annually during a four year period at which time partnership interests for subscriber commitments will become fixed.

  In May 1996, The Providence Journal Company ("PJC") (co-managing general partner and Class A partner) acquired the Class A equity partnership interests held by Landmark Programming, Inc. and Scripps Howard Publishing, Inc. This increased PJC's total ownership interest in TVFN to 46% and allowed it to hold 3 of the 5 partnership units. On January 6, 1997, PJC purchased the 9.5% Class A equity partnership interests held by Continental Programming Partners I, Inc. (Continental). In connection with this purchase, PJC agreed to transfer a 1.4% equity interest in the Partnership to Continental. This 1.4% interest was given to PJC in 1993 in exchange for PJC's agreement to carry TVFN on its former cable systems. These transactions increased PJC's total ownership interest in TVFN to 55.5% and allowed it to hold 4 of the 5 partnership units.

  The following is a summary of the Partnership interests at December 31, 1996:

                                 General
                                 Partner    Class A    Class B     Total

    Colony Cable Networks          7.75%     38.33%      1.40%     47.48%
    Tribune Cable Ventures, Inc.     -       12.18      22.49      34.67
    Continental Programming
      Partners   I,  Inc.            -        9.49       2.45      11.94
    PCI                            2.25         -          -        2.25
    Adelphia Communications
      Corporation                    -          -        1.47       1.47
    The Sullivan Group, Inc.         -          -        1.10       1.10
    Times  Mirror  Cable             -          -         .83        .83
    C-Tec  Cable  System             -          -         .26        .26

        Total                     10.00%     60.00%     30.00%    100.00%

  Partnership profits are allocated first to offset previously allocated losses, and then to each partner in proportion to their relative partnership interests. Partnership losses are allocated first to offset previously allocated profits; second, to the extent of cumulative capital contributions; and finally, to Class A partners in proportion to their relative partnership interests. Class B partners are not entitled to any distributions (other than tax distributions as provided for in the partnership agreement) until the Class A partners have recovered their capital contributions.

  On September 26, 1996, PJC signed a definitive merger agreement with A.H. Belo Corporation ("A.H. Belo") under which PJC would be merged into A.H. Belo. On February 19, 1997, shareholders approved the transaction and on February 28, 1997, the merger was completed. Pursuant to this merger, A.H. Belo replaced PJC as the significant partner of the Partnership as PJC is now a subsidiary of A.H. Belo. See Note 11.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Certain 1994 and 1995 amounts have been reclassified to conform to the 1996 presentation.

(2) Summary of Significant Accounting Policies
  (a) Principles of Consolidation
  The   consolidated   financial  statements   include   the
  accounts   of   the  Partnership  and  its  majority-owned
  subsidiary,  Chef Events, LLC (see note 8).   Intercompany
  balances and transactions have been eliminated.

  (b) Cash and Cash Equivalents
   Cash   equivalents  consist  of  overnight  repurchase
   agreements and money market instruments. For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

   At December 31, 1995 and 1996, the funds held in various operating accounts exceeded Federal Depository Insurance limits by $386,556 and $803,772, respectively. However, management believes the financial institutions utilized by the Partnership have satisfactory credit
   ratings  and  the  credit  risk  associated  with   these
   deposits is minimal.

   (c) Investment Securities
   Investments made by the Partnership are generally limited to government securities, with maturities of one year or less.

   Held-to-maturity securities are recorded at amortized cost, adjusted for amortization or accretion of premiums or discounts. A decline in the market value of any held-to-maturity security below cost that is deemed other than temporary results in an adjustment to the cost basis of the security and is charged to the statement of operations. At December 31, 1995 and 1996, all investment securities were considered to be held-to-maturity and mature within one year.

   Premiums are amortized over the life of the related held-to-maturity security as an adjustment to yield using the straight line method. Discounts are accreted using the constant-yield method. Dividend and interest income are recognized when earned.

   At   December  31,  1995  and  1996,  all  investment
   securities were pledged to secure the Partnership's payment of must carry right and letters of credit as discussed in notes 5 and 7.

   (d) Inventories
   Inventories,   principally   comprising   books   and
   merchandise held for sale, are stated at the lower cost or market. Cost is determined on a first-in, first-out basis.

   (e) Television Program Assets
   Television program costs consist of costs to acquire program rights, and production costs associated with
   developed   programming.    Production   costs    consist
   primarily of subcontracted production services, salaries and costs of talent. Capitalized production costs are amortized using an accelerated method over three years. Television program rights acquired under license agreements are recorded as assets at the gross value of the related liabilities upon execution of the contract. The rights are amortized using accelerated methods over the lesser of three years or the term of the applicable contract. Television program costs are evaluated periodically and written down to net realizable value when there is an indication that the carrying value is impaired.

   Program costs classified as current assets represent the total amount estimated to be amortized within a year. Program rights liabilities due to licensers are classified as current or long-term in accordance with the payment terms.

   Accumulated amortization of television program assets totaled $4,551,447 and $7,720,357 at December 31, 1995 and 1996. Amortization expense of television program assets is included with programming expenses and totaled $2,864,775 and $4,281,470 for 1995 and 1996, respectively.


  (f) Launch Incentive Fees
   Launch incentive fees are paid to cable affiliates in connection with their carriage of the Television Food Network. The incentives are amortized over the term of the affiliate agreements. The related amortization is included in marketing and selling costs in the statements of operations.

   The Partnership has commitments for payments in 1997 to certain cable affiliates for launch incentive fees of approximately $8,400,000 for systems that are expected to launch during 1997. See note 11.

  (g) Property and Equipment
   Property   and   equipment   are   stated   at   cost.
   Expenditures for maintenance and repairs are charged to expense as incurred. The Partnership provides for depreciation using the straight-line method over the following estimated useful lives:

       Leasehold improvements                 4 years
       Furniture and fixtures                 3 - 10 years
       Broadcast equipment                    5 - 15 years

  (h) Intangible Assets
   Intangible assets consist of purchased must carry rights, network identification costs, and organization costs which are stated at cost. The Partnership provides for amortization, using the straight-line method over thirty six to ninety six months.

   (i) Long-Lived Assets
   The   Company  reviews  its  long-lived   assets   for
   impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that the carrying amount of an asset cannot be fully recovered, an impairment loss is recognized.

   (j) Deferred Income
   Deferred income consists of under-delivered advertising
   which  is  recorded as income as the Partnership  re-runs
   or   otherwise  "makes  good"  on  the  delivery  of  the
   advertising to the customer.

  (k) Income Taxes
   In   accordance   with   Internal   Revenue   Service
   regulations, the Partnership's profits and losses become those of the individual partners and, accordingly, no income taxes or tax benefit are reflected in the Partnership's financial statements.

   (l) Financial Instruments
   Financial instruments of the Partnership consist of cash and cash equivalents, investment securities held to maturity, accounts receivable, accounts payable and a note payable to a related party. The carrying amounts of these financial instruments approximate their fair value.

   (m) Advertising Costs
   The   Partnership  expenses  media   advertising   and
   advertising  promotion  expense  as  incurred.   For  the
   years ended December 31, 1994, 1995, and 1996 the Company incurred advertising expense of approximately $1,200,000, $1,600,000, and $2,600,000, respectively.

  (n) Unaudited Interim Consolidated Financial Statements The consolidated financial statements as of and for the six months ended June 30, 1996 and 1997 are unaudited; however, they include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation of the financial position and results of operations for these periods. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the entire year.

(3) Funding of Future Operations
  The Partnership has incurred significant operating losses from its inception through December 31, 1996 and Management believes that operating losses will continue to be significant during 1997 and 1998. As such, the Partnership has relied on Class A Partners capital contributions to fund its operations and is dependent upon the continuing commitment of its partners to provide necessary capital.

  Management's plans to fund future operations consist of drawing on the resources and commitments of its current Class A partners, primarily A.H. Belo Corporation as the acquirer of PJC, to make additional capital contributions sufficient to provide adequate working capital until such time as working capital is derived entirely from operations. See note 11.

(4) Property and Equipment
  Property and equipment consists of the following at December 31, 1995 and 1996:

                                      1995            1996

    Equipment                     $ 3,644,988     $ 4,107,471
    Furniture and fixtures          1,572,143       1,943,769
    Leasehold improvements          1,784,341       1,731,536

                                    7,001,472       7,782,776

    Less accumulated depreciation
       and amortization             2,271,361       3,637,633

                                  $ 4,730,111     $ 4,145,143

  Depreciation  expense  on property and  equipment  totaled
  $981,270,  $1,283,345, and $1,366,272 for the years  ended
  December 31, 1994, 1995 and 1996, respectively.

 (5) Intangible Assets
  Intangible  assets  consist of the following  at  December
  31, 1995 and 1996:

                                     1995              1996

  Organization costs             $    370,327     $    370,327
  Network identification costs        243,912          196,877
  Purchased must carry rights       4,300,000        4,300,000

                                    4,914,239        4,867,204
  Less accumulated amortization       364,031          912,248

                                 $  4,550,208     $  3,954,956

  Amortization of intangible assets charged to operations totaled $76,880, $251,690 and $792,129 in 1994, 1995, and
  1996, respectively.

  During 1995, the Partnership committed to pay $4,300,000 to a New Jersey television station to waive their right to be carried on a cable system in New York City, thus, opening a channel on this cable system for the carriage of TVFN. The total commitment of $4,300,000 has been recorded as an intangible asset. In 1996, $500,000 was paid toward this commitment and the remaining $2,550,000 is to be paid in annual installments of $425,000 over the next six years.

(6) Related Party Transactions
   (a) Transactions with Partners
   As discussed in note 1, certain partners have agreed to provide carriage of the TVFN channel to their subscribers in exchange for partnership interests. As of December 31, 1996, carriage was being provided to approximately 13,700,000 subscribers under these arrangements. Each partner has also entered into noncompetition agreements with the Partnership whereby they have agreed not to participate in any business venture related to, or competitive with, the business of the Partnership.

   (b) Pacesetter Communications, Inc. (PCI)
   The Partnership has agreed to pay an amount up to $950,000 per year to PCI for management personnel expenses, including benefits, which expenses are incurred in connection with the management of the Partnership. Such amount is subject to annual percentage increases as approved by the Management Committee. Amounts incurred by the Partnership under this arrangement for the period ended December 31, 1994 and 1995, totaled approximately $906,000 and $911,000, respectively. There were no transactions with PCI during 1996 and there were no amounts owed at December 31, 1995 and 1996.

   (c) The Providence Journal Company
   During  the year ended December 31, 1994, 1995  and
   1996, the Partnership paid The Providence Journal Company $150,000, $85,000 and $85,000, respectively, for administrative and accounting services. Certain employees of The Providence Journal Company, through CPMCO, assist in managing operations of the Partnership. The Partnership does not reimburse The Providence Journal Company for any related salaries. Amounts owed to The Providence Journal Company for administrative and accounting services totaled $7,083 at December 31, 1995 and 1996.

   The  Partnership entered into a sub-lease agreement
   with The Providence Journal Company for the use of one C-band primary transponder. The lease is effective from March 1994 through March 1999 and calls for monthly lease payments which decrease as The Providence Journal Company adds additional leasees. Rental expense under this lease totaled $1,700,000, $1,090,000 and $960,000 in 1994, 1995, and 1996, respectively. Lease payments owed to The Providence Journal Company totaled $180,000 and $160,000 at December 31, 1995 and 1996, respectively.

   On  December  20,  1996, the Partnership  signed  a
   demand note payable to The Providence Journal Company for up to $5,000,000. Under the terms of the Note, the
   Partnership  can  borrow  up  to  $5,000,000   from   The
   Providence  Journal Company.  Interest on the outstanding
   balance  of  the  Note  is  payable  monthly  at   prime,
   commencing January 31, 1997. As of December 31, 1996, $1,500,000 was outstanding and through February 1997, the Partnership borrowed an additional $2,500,000.

   (d) "Lets Make Sure Everybody Eats Foundation, Inc."
   On  April 15, 1994, the Partnership entered into  a
   trust agreement with a member of management and an employee of The Providence Journal Company for the formation of "Lets Make Sure Everybody Eats Foundation, Inc." The Partnership's capacity in this trust is that of a donor.

   The  Partnership  entered into a related  agreement
   with several charitable organizations to produce an annual Lets Make Sure Everybody Eats Telethon (Telethon). The Partnership has the option, in any given year, to cancel production of the Telethon. During 1994 and 1995, the Partnership incurred costs of approximately $555,000 and $825,000, respectively, in conjunction with the Telethon. These costs have been included in operating expenses in the accompanying statement of operations. No Telethon was produced in 1996.

(7) Accrued Expenses
  Accrued  expenses  consist of the  following  at  December
  31,1995 and 1996:

                                              1995            1996

    Salaries and wages                    $ 140,011      $ 605,672
    Employee benefits and payroll taxes      21,483        282,213
    Sales taxes                                 -          443,953
    Other                                       -          226,000

                                          $ 161,494      $1,557,838

 (8) Operating Leases
  The Partnership has certain noncancelable operating leases with renewal options for studio and office space and equipment. Future minimum lease payments under noncancelable operating leases, including leases with related parties (see note 6), are due in the following years:

        1997                                   $1,934,543
        1998                                    1,142,213
        1999                                      343,290
        2000                                      101,212
        2001  and  thereafter                     226,110

  Rental  expense  for  the years ended December  31,  1994,
  1995  and  1996  was approximately $2,087,000,  $1,877,000 and $1,929,000, respectively. At December 31, 1994, 1995 and 1996, the Partnership has a letter of credit commitment in an amount of $750,000 in support of leased studio space.

(9) Investment
  On November 18, 1996, the Partnership and EMG Worldwide, Inc. ("EMG") entered into an operating agreement resulting in the formation of Chef Events LLC ("Chef Events"). Chef Events is 90% owned by the Partnership and 10% owned by EMG and was initially capitalized with a $400,000 cash contribution by the Partnership and a $45,000 property contribution by EMG. The Partnership subsequently contributed an additional $300,000 to cover sign-on bonuses to the management of Chef Events. The results of Chef Events' operations have been consolidated with the Partnership and the 10% owned by EMG is reflected in these consolidated financial statements as minority interest.

(10) Commitments
  The Partnership has agreements with one of its employees and one of its contracted celebrity representatives pursuant to which they may receive future cash payments through the year 2001 based on the attainment of future goals or increases in the value of the Partnership. At December 31, 1996, approximately $200,000 was payable pursuant to these agreements; however, the amounts ultimately payable may increase through the year 2001.

(11) Subsequent Event (unaudited)
  On September 4, 1997, A. H. Belo agreed to sell its interest in TVFN to The E. W. Scripps Co. ("Scripps"). Pursuant to this merger, Scripps will replace A. H. Belo as the significant partner of the Partnership. Management's plans to fund the operations of the Partnership will be unaffected as Scripps will replace A. H. Belo as the Partnership's primary source of operating capital.


  On March 28, 1997, TVFN was launched on DIRECTV. TVFN accrued $7,600,000 related to launch incentive and advertising fees, which is included in launch incentives payable at June 30, 1997. Launch incentive costs have been capitalized and are being amortized over the five year term of the carriage agreement.

                       THE E. W. SCRIPPS COMPANY

               INDEX TO PRO FORMA FINANCIAL INFORMATION



     Pro Forma Balance Sheet as of June 30, 1997               P-2
     Pro Forma Statement of Income for the Six
         Months Ended June 30, 1997                            P-3
     Pro Forma Statement of Income for the Year
         Ended December 31, 1996                               P-4
     Notes to Pro Forma Financial Information                  P-5

PRO FORMA BALANCE SHEET  (UNAUDITED)
AS OF JUNE 30, 1997
( in thousands )

                                                                    ----- As Reported -------            Pro             Pro
                                                                                 Harte-Hanks             Forma          Forma as
                                                              Scripps      Newspapers   Television    Adjustments       Adjusted
ASSETS
Current Assets:
     Cash and cash equivalents                            $      13,794 $       1,669 $        615                  $     16,078
     Short-term investments                                      33,389                            $    (33,389)  D
     Accounts and notes receivable                              176,484        12,926        5,542                       194,952
     Program rights and production costs                         29,979                      1,172                        31,151
     Inventories                                                 12,705         4,203           21                        16,929
     Subscriber acquisition costs                                 9,731                                                    9,731
     Deferred income taxes                                       25,134           783          173        (956)   E       25,134
     Miscellaneous                                               33,303         1,166          312                        34,781
     Total current assets                                       334,519        20,747        7,835     (34,345)          328,756
Investments                                                      66,067                                                   66,067
Property, Plant and Equipment                                   426,267        32,952        7,612       18,700   C      485,531
Goodwill and Other Intangible Assets                            581,170       126,343       47,701      541,756   C    1,296,970
Other Assets:
     Program rights and production costs                         25,330                      1,692                        27,022
     Subscriber acquisition costs                                49,046                                                   49,046
     Receivable from Harte-Hanks                                              135,377       36,637    (172,014)   B
     Miscellaneous                                               19,961            77          190                        20,228
     Total other assets                                          94,337       135,454       38,519    (172,014)           96,296
TOTAL ASSETS                                              $   1,502,360 $     315,496 $    101,667 $    354,097     $  2,273,620

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Current portion of long-term debt                     $      90,040                            $    156,926   D $    246,966
    Accounts payable                                             53,860 $       2,137 $      1,815                        57,812
    Customer deposits and unearned revenue                       33,905         3,703                                     37,608
    Accrued liabilities:
        Employee compensation and benefits                       32,764         3,168          764                        36,696
        Subscriber acquisition costs                             40,357                                                   40,357
        Miscellaneous                                            45,298         1,553          123                        46,974
    Total current liabilities                                   296,224        10,561        2,702      156,926          466,413
Deferred Income Taxes                                            69,998         5,403        1,826      (7,229)   E       69,998
Long-Term Debt                                                   31,819                                 600,000   D      631,819
Other Long-Term Obligations and Minority Interests              102,105            20        1,051                       103,176
Stockholders' Equity                                          1,002,214       299,512       96,088    (395,600)        1,002,214
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $   1,502,360 $     315,496 $    101,667 $    354,097     $  2,273,620

See notes to pro forma financial information.

PRO FORMA BALANCE SHEET  (UNAUDITED)
AS OF JUNE 30, 1997
( in thousands )
                                              Pro        Sale of      TV Food         Pro               Pro
                                            Forma as   Harte-Hanks    Network        Forma            Forma as
                                            Adjusted   Television   As Reported   Adjustments         Adjusted
ASSETS
Current Assets:
     Cash and cash equivalents             $   16,078 $     70,997 $      9,362 $    (71,681)  D $      24,825
     Short-term investments                                               3,417                          3,417
     Accounts and notes receivable            194,952      (5,542)        3,168                        192,578
     Program rights and production costs       31,151      (1,172)        4,035                         34,014
     Inventories                               16,929         (21)           98                         17,006
     Subscriber acquisition costs               9,731                     3,638       (3,638)  C         9,731
     Deferred income taxes                     25,134                                                   25,134
     Miscellaneous                             34,781        (312)          661                         35,130
     Total current assets                     328,756       64,019       24,379      (75,319)          341,835
Investments                                    66,067      133,231                  (133,231)  C        66,067
Property, Plant and Equipment                 485,531     (11,321)        4,034         3,651  C       481,895
Goodwill and Other Intangible Assets        1,296,970    (187,800)        3,616       117,671  C     1,230,457
Other Assets:
     Program rights and production costs       27,022      (1,692)        2,308                         27,638
     Subscriber acquisition costs              49,046                     8,629       (8,629)  C        49,046
     Receivable from Harte-Hanks
     Miscellaneous                             20,228        (190)                                      20,038
     Total other assets                        96,296      (1,882)       10,937       (8,629)           96,722
TOTAL ASSETS                               $2,273,620 $    (3,753) $     42,966 $    (95,857)    $   2,216,976

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Current portion of long-term debt      $  246,966                           $    (71,681)  D $     175,285
    Accounts payable                           57,812 $    (1,815) $      2,213                         58,210
    Customer deposits and unearned revenue     37,608                       841                         38,449
    Accrued liabilities:
        Employee compensation and benefits     36,696        (764)          534                         36,466
        Subscriber acquisition costs           40,357                    10,997                         51,354
        Miscellaneous                          46,974        (123)          290                         47,141
    Total current liabilities                 466,413      (2,702)       14,875      (71,681)          406,905
Deferred Income Taxes                          69,998                                                   69,998
Long-Term Debt                                631,819                                                  631,819
Other Long-Term Obligations and               103,176      (1,051)        2,187         1,728 C,F      106,040
Minority Interests
Stockholders' Equity                        1,002,214                    25,904      (25,904)        1,002,214
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $2,273,620 $    (3,753) $     42,966 $    (95,857)    $   2,216,976

See notes to pro forma financial information.

PRO FORMA INCOME STATEMENT  (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1997
( in thousands )
                                                                  ------- As Reported ---------          Pro             Pro
                                                                                Harte-Hanks             Forma           Forma as
                                                              Scripps      Newspapers   Television    Adjustments       Adjusted

Operating Revenues                                        $     596,222 $      62,517 $     13,512                  $    672,251

Operating Expenses:
    Employee compensation and benefits                          191,186        21,407        4,291 $      (161)   B      216,723
    Newsprint and ink                                            57,767         8,209                                     65,976
    Program, production and copyright costs                      42,815                        863                        43,678
    Other operating expenses                                    142,680        12,879        2,222                       157,781
    Depreciation                                                 25,894         2,025          500          850   C       29,269
    Amortization of intangible assets                             9,668         2,318          874        5,831   C       18,691
    Total operating expenses                                    470,010        46,838        8,750        6,520          532,118

Operating Income                                                126,212        15,679        4,762      (6,520)          140,133

Other Credits (Charges):
    Interest expense                                            (5,050)                                (22,512)   D     (27,562)
    Miscellaneous, net                                              481          (26)                     (630)   D        (175)
    Net other credits (charges)                                 (4,569)          (26)                  (23,142)         (27,737)

Income Before Taxes and Minority Interests                      121,643        15,653        4,762     (29,662)          112,396
Provision for Income Taxes                                       51,205         7,015        2,110     (11,347)   E       48,983

Income Before Minority Interests                                 70,438         8,638        2,652     (18,315)           63,413
Minority Interests                                                1,836                                                    1,836

Net Income                                                $      68,602 $       8,638 $      2,652 $   (18,315)     $     61,577


Weighted-average shares outstanding                              80,937                                                   80,937

Net income per share of common stock                               $.85                                                     $.76

See notes to pro forma financial information.


PRO FORMA INCOME STATEMENT  (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1997
( in thousands )
                                              Pro        Sale of      TV Food         Pro              Pro
                                            Forma as   Harte-Hanks    Network        Forma           Forma as
                                            Adjusted   Television   As Reported   Adjustments        Adjusted

Operating Revenues                      $     672,251 $   (13,512) $      9,480                  $     668,219

Operating Expenses:
    Employee compensation and benefits        216,723      (4,241)        7,349                        219,831
    Newsprint and ink                          65,976                                                   65,976
    Program, production and copyright costs    43,678        (863)        2,427                         45,242
    Other operating expenses                  157,781      (2,222)        9,134                        164,693
    Depreciation                               29,269        (681)          752           228  C        29,568
    Amortization of intangible assets          18,691      (2,348)          339         2,142  C        18,824
    Total operating expenses                  532,118     (10,355)       20,001         2,370          544,134

Operating Income                              140,133      (3,157)     (10,521)       (2,370)          124,085

Other Credits (Charges):
    Interest expense                         (27,562)                     (256)         2,124  D      (25,694)
    Miscellaneous, net                          (175)                       127                           (48)
    Net other credits (charges)              (27,737)                     (129)         2,124         (25,742)

Income Before Taxes and Minority Interests    112,396      (3,157)     (10,650)         (246)           98,343
Provision for Income Taxes                     48,983      (1,496)                    (3,844)  E        43,643

Income Before Minority Interests               63,413      (1,661)     (10,650)         3,598           54,700
Minority Interests                              1,836                       (5)         (846)  F           985

Net Income                              $      61,577 $    (1,661) $   (10,645) $       4,444    $      53,715


Weighted-average shares outstanding            80,937                                                   80,937

Net income per share of common stock             $.76                                                     $.66

See notes to pro forma financial information.

PRO FORMA INCOME STATEMENT  (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 1996
( in thousands )
                                                                 ---- As Reported ----------           Pro                Pro
                                                                                 Harte-Hanks          Forma             Forma as
                                                              Scripps      Newspapers   Television  Adjustments         Adjusted

Operating Revenues                                        $   1,121,858 $     124,313 $     26,100                  $  1,272,271

Operating Expenses:
    Employee compensation and benefits                          360,697        41,023        8,361 $      (310)   B      409,771
    Newsprint and ink                                           123,390        19,957                                    143,347
    Program, production and copyright costs                      88,990                      1,347                        90,337
    Other operating expenses                                    273,553        25,515        4,619                       303,687
    Depreciation                                                 49,528         3,927        1,044        1,780   C       56,279
    Amortization of intangible assets                            19,849         4,637        1,748       11,660   C       37,894
    Total operating expenses                                    916,007        95,059       17,119       13,130        1,041,315

Operating Income                                                205,851        29,254        8,981     (13,130)          230,956

Other Credits (Charges):
    Interest expense                                            (9,629)                       (20)     (44,945)   D     (54,594)
    Net gains and unusual items                                  21,531                                                   21,531
    Miscellaneous, net                                            1,834            32                     (123)   D        1,743
    Net other credits (charges)                                  13,736            32         (20)     (45,068)         (31,320)

Income from Continuing Operations
    Before Taxes and Minority Interests                         219,587        29,286        8,961     (58,198)          199,636
Provision for Income Taxes                                       86,011        13,005        4,000     (22,260)   E       80,756

Income from Continuing Operations
    Before Minority Interests                                   133,576        16,281        4,961     (35,938)          118,880
Minority Interests                                                3,436                                                    3,436

Income From Continuing Operations                               130,140        16,281        4,961     (35,938)          115,444
Income From Discontinued Operation - Cable Television            27,263                                                   27,263

Net Income                                                $     157,403 $      16,281 $      4,961 $   (35,938)     $    142,707


Weighted-average shares outstanding                              80,401                                                   80,401

Per Share of Common Stock:
     Income from continuing operations                            $1.62                                                    $1.44

     Net income                                                   $1.96                                                    $1.77

See notes to pro forma financial information.


PRO FORMA INCOME STATEMENT  (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 1996
( in thousands )
                                              Pro        Sale of      TV Food         Pro              Pro
                                            Forma as   Harte-Hanks    Network        Forma           Forma as
                                            Adjusted   Television   As Reported   Adjustments        Adjusted

Operating Revenues                      $   1,272,271 $   (26,100) $     13,405                  $   1,259,576

Operating Expenses:
    Employee compensation and benefits        409,771      (8,268)       12,475                        413,978
    Newsprint and ink                         143,347                                                  143,347
    Program, production and copyright costs    90,337      (1,347)        4,281                         93,271
    Other operating expenses                  303,687      (4,619)       13,739                        312,807
    Depreciation                               56,279      (1,363)        1,366 $         456  C        56,738
    Amortization of intangible assets          37,894      (4,695)          792         3,945  C        37,936
    Total operating expenses                1,041,315     (20,292)       32,653         4,401        1,058,077

Operating Income                              230,956      (5,808)     (19,248)       (4,401)          201,499

Other Credits (Charges):
    Interest expense                         (54,594)           20                      3,486  D      (51,088)
    Net gains and unusual items                21,531                                                   21,531
    Miscellaneous, net                          1,743                       273                          2,016
    Net other credits (charges)              (31,320)           20          273         3,486         (27,541)

Income from Continuing Operations
    Before Taxes and Minority Interests       199,636      (5,788)     (18,975)         (915)          173,958
Provision for Income Taxes                     80,756      (2,787)                    (7,031)  E        70,938

Income from Continuing Operations
    Before Minority Interests                 118,880      (3,001)     (18,975)         6,116          103,020
Minority Interests                              3,436                      (39)       (1,504)  F         1,893

Income From Continuing Operations             115,444      (3,001)     (18,936)         7,620          101,127
Income From Discontinued Operation -           27,263                                                   27,263
Cable Television

Net Income                              $     142,707 $    (3,001) $   (18,936) $       7,620    $     128,390


Weighted-average shares outstanding            80,401                                                   80,401

Per Share of Common Stock:
     Income from continuing operations          $1.44                                                    $1.26

     Net income                                 $1.77                                                    $1.60

See notes to pro forma financial information.

NOTES TO PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

A.   Basis of Presentation

The unaudited pro forma financial information presented herein gives effect to The E. W. Scripps Company's (the "Company") acquisition of the newspaper and broadcast operations of Harte-Hanks Communications
(the "HHC Newspaper and HHC Broadcast Operations," respectively), the subsequent sale of the HHC Broadcast Operations to certain subsidiaries of A.H. Belo Corporation ("Belo") for $75 million in cash and Belo's approximate 58% controlling interest in The Television Food
Network ("TVFN," a 24-hour cable television network), and additional borrowings incurred by the Company in connection with such transactions (collectively referred to hereinafter as the "Transactions"). The Pro Forma Income Statements for the six months ended June 30, 1997, and for the year ended December 31, 1996, reflect adjustments as if the Transactions had occurred at the beginning of the periods. The Pro Forma Balance Sheet as of June 30, 1997, reflects adjustments as if the Transactions had occurred as of that date.

The acquisition of the HHC Newspaper Operations and TVFN will be accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed will be recorded at their estimated fair values. The estimated fair values presented in the accompanying pro forma financial information are based upon preliminary estimates, and are subject to further adjustment based on appraisals and other analyses. Management does not expect that the final allocation of the purchase price will differ materially from the allocations set forth in the pro forma financial information presented herein.

The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Pro Forma Balance Sheet and Income Statements do not purport to present the financial position or results of operations of the Company had the Transactions occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Pro Forma Income Statements do not reflect any adjustments for synergies or cost savings that management expects to realize. No assurances can be made as to the amount of cost savings or revenue enhancement, if any, that actually will be realized.

The pro forma financial information should be read in conjunction with the consolidated financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and Quarterly Report on Form 10-Q for the period ended June 30, 1997, and the financial statements and notes thereto of the HHC Newspaper Operations, the HHC Broadcast Operations, and TVFN included in this Current Report on Form 8-K. Certain amounts in the HHC Newspaper Operations, HHC Broadcast Operations and TVFN financial statements have been reclassified to conform to the Company's classifications.

B.   Assets Not Acquired and Liabilities Not Assumed

The HHC Newspaper and Broadcast Operations' intercompany receivables will not be acquired by the Company, and the Company will not assume obligations related to the HHC Newspaper and Broadcast Operations' stock option plans. Therefore, the Pro Forma Balance Sheet and Pro Forma Income Statements have been adjusted to remove these amounts from the historical financial position and results of operations of the HHC Newspaper and Broadcast Operations.

C.   Description of Consideration and Fair Value Adjustments

The pro forma cost of the Transactions has been allocated to assets acquired and liabilities assumed at their estimated fair values as follows:

( in thousands )                                                                                                     Net
                                                                                     Sale of                       Pro Forma
                                             Harte-Hanks   Harte-Hanks               Harte-Hanks          TV        Cost of
                                             Newspapers     Television     Total     Television          Food     Transactions

Purchase price                                $  575,000 $     200,000 $    775,000 $  (200,000)     $    125,000 $    700,000
Estimated working capital adjustment               9,403         4,912       14,315      (4,912)            7,300       16,703
Estimated fees and expenses                        1,000                      1,000                         1,000        2,000
Pro forma cost of the acquisition                585,403       204,912      790,315    (204,912)          133,300      718,703

Net tangible book value of assets acquired       173,169        48,387      221,556     (48,387)           10,832      184,001
Intercompany balances not acquired             (135,377)      (36,637)    (172,014)       36,637                     (135,377)
Book value of net tangible assets                 37,792        11,750       49,542     (11,750)           10,832       48,624
Estimated fair value adjustments                  21,611         5,362       26,973      (5,362)           23,958       45,569
Estimated fair value of net tangible and
     identifiable intangible assets acquired      59,403        17,112       76,515     (17,112)           34,790       94,193

Excess of cost over fair value of net assets  $  526,000 $     187,800 $    713,800 $  (187,800)     $     98,510 $    624,510
acquired


The estimated fair value adjustments consist of the following:

( in thousands )                                                                           Sale of                 Net Pro Forma
                                               Harte-Hanks   Harte-Hanks                 Harte-Hanks        TV        Cost of
                                               Newspapers     Television     Total       Television        Food    Transactions

Step-up of property, plant and equipment to     $   14,991 $       3,709 $     18,700 $     (3,709)     $    3,651 $     18,642
   fair value
Customer lists and carriage contracts                2,000                      2,000                       19,976       21,976
Reduce long-term obligations to fair value                                                                     331          331
Deferred income tax adjustment                       4,620         1,653        6,273       (1,653)                       4,620
Total estimated fair value adjustments          $   21,611 $       5,362 $     26,973 $     (5,362)     $   23,958 $     45,569


Property, plant and equipment will be depreciated on a straight-line basis over lives averaging approximately eight years. Newspaper customer lists will be amortized on a straight-line basis over lives averaging approximately 10 years. TVFN carriage contracts will be amortized based on the percentage of the current period's subscriber revenue to estimated total subscriber revenue over the terms of the contracts, or for contracts which do not require payment of subscriber fees, on a straight-line basis over the lives of the contracts, which average approximately 4 years.

The excess of cost over the fair value of the net tangible and identifiable intangible assets acquired will be allocated to goodwill. Goodwill will be amortized on a straight-line basis over 40 years.

The Pro Forma Income Statements give effect to the periodic depreciation and amortization that would have resulted during the periods presented.

D.   Borrowings and Interest Expense

In connection with the Transactions the Company expects to issue $100 million of five-year and $100 million of ten-year notes.
The amount and mix of the five-year and ten-year notes may be adjusted based upon market conditions. The Company also expects to replace its existing $50 million variable rate credit facilities with Competitive Advance and Revolving Credit Facility
Agreements (the "Variable Rate Credit Facilities") which collectively will permit aggregate borrowings up to $800 million. The Variable Rate Credit Facilities will be comprised of two unsecured lines, one limited to $400 million principal amount maturing in one year, and the other limited to $400 million principal amount maturing in five years. Borrowings under the Variable Rate Credit Facilities will be available on a committed revolving credit basis at any of three short-term rates (including the prime rate) or through an auction procedure at the time of each borrowing allowing banks to offer lower rates. The Variable Rate Credit Facilities may also be used by the Company in whole or in part, in lieu of direct borrowings, as credit support for a commercial paper program to be established by the Company.

Cash received in the sale of the HHC Broadcast Operations will be used to reduce outstanding borrowings. The Transactions will also be funded in part with the Company's existing cash and short-term investments. Based upon the pro forma cost of the Transactions, the Company would have borrowed approximately $485 million under the Variable Rate Credit Facilities if the acquisition had been completed as of June 30, 1997. Pro forma borrowings at June 30, 1997, are as follows:


( in thousands )

Variable Rate Credit Facilities                                                       $    485,314
Five-year and ten-year notes to be sold                                                    200,000
6.17% note, due in 1997                                                                     90,000
7.375% notes, due in 1998                                                                   29,706
Other notes                                                                                  2,153
Total pro forma borrowings                                                            $    807,173

The Pro Forma Income Statements give effect to the interest charges that would have been incurred during the periods presented, assuming a weighted average interest rate of 6.5% on the notes and a weighted average borrowing rate of approximately 5.65% on the Variable Rate Credit Facilities. The Pro Forma Income Statements also give effect to the lower investment income that would have been earned during the periods presented, based upon the Company's actual yields on its cash balances and investment portfolio during those periods.

E.   Income Taxes

The Pro Forma Income Statements have been adjusted to reflect the amount of income taxes that would have been incurred had the Transactions been completed at the beginning of the periods presented. In accordance with Internal Revenue Service regulations, TVFN losses are reported on the tax returns of the partners. Therefore, the income tax adjustment does not include tax benefits for TVFN losses that would be reported on the tax returns of minority partners.

The estimated fair value of the assets acquired and liabilities assumed for financial reporting purposes will not differ materially from their respective tax bases. Therefore, the Pro Forma Balance Sheet has been adjusted to remove the deferred income tax assets and liabilities from the historical financial position of the HHC Newspaper and Broadcast Operations.

F.   Minority Interest

The Pro Forma Income Statements and Pro Forma Balance Sheet have been adjusted to reflect the minority share of TVFN results of operations and the minority interest in the net assets of TVFN.

                  THE E. W. SCRIPPS COMPANY

                      INDEX TO EXHIBITS



Acquisition Agreement, Dated as of May 16, 1997 by and
  between The E. W. Scripps Company and Harte-Hanks
  Communications, Inc.                                            E-2
Exchange Agreement, Dated as of September 4, 1997, By and
  Among Belo Holdings Inc., Colony Cable Networks, Inc.,
  PJ Programming, Inc., BHI  Sub, Inc. and
  The E. W. Scripps Company.                                      E-34

                    ACQUISITION AGREEMENT

                  Dated as of May 16, 1997

                       By and Between


                  THE E. W. SCRIPPS COMPANY

                             and

              HARTE-HANKS COMMUNICATIONS, INC.

                      TABLE OF CONTENTS

                                                             Page
                          ARTICLE I

                 Purchase and Sale of Shares

Section 1.1      Sale of Acquired Business                     E-6
Section 1.2      Purchase Price                                E-6
Section 1.3      Purchase Price Adjustment                     E-7
Section 1.4      Purchase Price Allocation                     E-8

                         ARTICLE II

                           Closing

Section 2.1      Time and Place                                E-8
Section 2.2      Delivery by Seller                            E-8
Section 2.3      Delivery by Buyer                             E-8

                         ARTICLE III

          Representations and Warranties of Seller

Section 3.1       Organization                                 E-9
Section 3.2       Capitalization                               E-9
Section 3.3       Authority                                    E-9
Section 3.4       Consents and Approvals; No Violations       E-10
Section 3.5       Acquired Business Financial Statements      E-10
Section 3.6       Litigation                                  E-10
Section 3.7       Employee Benefits                           E-11
Section 3.8       Absence of Certain Changes or Events        E-11
Section 3.9       No Violation of Law                         E-12
Section 3.10      Taxes                                       E-12
Section 3.11      Environmental Matters                       E-13
Section 3.12      Material Contracts                          E-14
Section 3.13      Brokers or Finders                          E-14
Section 3.14      Title to Assets                             E-14
Section 3.15      Condition of Assets                         E-14
Section 3.16      Employees                                   E-14
Section 3.17      Insurance                                   E-14
Section 3.18      FCC Licenses                                E-15

                         ARTICLE IV

           Representations and Warranties of Buyer

Section 4.1      Organization                                 E-15
Section 4.2      Authority                                    E-15
Section 4.3      Consents and Approvals; No Violations        E-16
Section 4.4      Litigation                                   E-16
Section 4.5      No Violation of Law                          E-16
Section 4.6      Sufficient Funds                             E-16
Section 4.7      Purchase for Investment                      E-16
Section 4.8      Brokers or Finders                           E-17
Section 4.9      Investigations                               E-17

                          ARTICLE V

                Covenants Pending the Closing

Section 5.1     Covenants of Seller with Respect to
                  the Acquired Business                       E-17
Section 5.2     Covenants of Seller                           E-19
Section 5.3     Covenants of Buyer                            E-19
Section 5.4     Control of the Seller Stations                E-19

                         ARTICLE VI

                    Additional Agreements

Section 6.1      Reasonable Efforts                           E-20
Section 6.2      Access to Information                        E-20
Section 6.3      Legal Conditions to Purchase                 E-20
Section 6.4      Use of Names                                 E-20
Section 6.5      Intercompany Balances                        E-20
Section 6.6      Employee Matters; Seller Stock Plans         E-20
Section 6.7      Defense and Payment of Certain Claims        E-22
Section 6.8      Insurance                                    E-23
Section 6.9      Fees and Expenses                            E-23
Section 6.10     Taxes                                        E-23
Section 6.11     Sales and Transfer Taxes                     E-26
Section 6.12     Assignment of Contracts and Permits          E-26
Section 6.13     Notification                                 E-26
Section 6.14     Indemnity Relating to Certain Litigation;
                   and Certain Benefits Liabilities           E-26

                         ARTICLE VII

                         Conditions

Section 7.1      Conditions to Each Party's Obligation to
                   Effect the Closing                         E-28
Section 7.2      Conditions of Obligations of Buyer           E-28
Section 7.3      Conditions of Obligations of Seller          E-29

                        ARTICLE VIII

                  Termination and Amendment

Section 8.1      Termination                                  E-29
Section 8.2      Effect of Termination                        E-30
Section 8.3      Amendment                                    E-30
Section 8.4      Extension; Waiver                            E-30

                         ARTICLE IX

                        Miscellaneous

Section 9.1      Nonsurvival of Representations and
                   Warranties                                 E-30
Section 9.2      Notices                                      E-31
Section 9.3      Interpretation                               E-32
Section 9.4      Counterparts                                 E-32
Section 9.5      Entire Agreement; No Third-Party
                   Beneficiaries                              E-32
Section 9.6      Governing Law                                E-32
Section 9.7      Specific Performance                         E-32
Section 9.8      Publicity                                    E-32
Section 9.9      Assignment                                   E-32
Section 9.10     Further Assurances                           E-32

                   Schedules and Exhibits

Seller Disclosure Schedule

Exhibit A  -                              Noncompetition Agreement
Exhibit B  -                       Television Financial Statements
Exhibit C  -                        Newspaper Financial Statements

                    ACQUISITION AGREEMENT


     ACQUISITION AGREEMENT (this "Agreement"), dated as of
May 16, 1997, by and between THE E. W. SCRIPPS COMPANY, an
Ohio corporation ("Buyer"), and HARTE-HANKS COMMUNICATIONS,
INC., a Delaware corporation ("Seller").

     WHEREAS, Buyer and Seller have entered into an Agreement and Plan of Reorganization dated as of May 16, 1997 (the "Merger Agreement") providing for the merger (the
"Merger") of Seller into Buyer after Seller shall have effected the Distribution (as defined in the Merger
Agreement);

     WHEREAS, in the event that the Merger Agreement is terminated, Buyer desires to purchase, and Seller desires to sell, substantially all of Seller's newspaper, television and radio operations, on the terms and subject to the conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                          ARTICLE I

                Purchase and Sale of Business

     Section 1.1 Sale of Acquired Business. Upon the terms and subject to the conditions hereof, at the closing of the transactions contemplated hereby (the "Closing"), Seller will sell and assign to Buyer, and Buyer will purchase and acquire from Seller, the Acquired Business.
The "Acquired Business" means and includes the assets, liabilities, capital stock and interests reflected on the Acquired Business Balance Sheet (as defined in Section 3.5), as such assets and liabilities may have changed since the date of the Acquired Business Balance Sheet, but in any event shall include all of Seller's direct and indirect right, title and interest in the assets used primarily in, and all of Seller's liabilities and obligations (accrued, absolute, contingent, undisclosed or otherwise) which are primarily related to or have arisen or will arise from Seller's newspaper, television and radio businesses, including the ownership and operation of the newspapers listed in Section 1.1 of the Seller Disclosure Schedule, KENS-TV and KENS-AM. The Acquired Business shall include the following Subsidiaries of Seller (individually, a "Acquired Subsidiary" and collectively, the "Acquired Subsidiaries"): Independent Publishing Company, a South Carolina corporation ("IPC"), Harte-Hanks Community Newspapers, Inc., a Texas corporation ("Community Newspapers"), and Harte-Hanks Television, Inc., a Delaware corporation ("HHTV"). As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party and any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) securities or other interests having by their terms a majority of the outstanding voting power with respect to such corporation or other organization are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     Section 1.2 Purchase Price. The total consideration (the "Purchase Price") for the Acquired Business will be the sum of $775 million, plus or minus the positive or negative amount of net working capital (current assets less current liabilities) of the Acquired Business estimated by the chief financial officer of Seller as the net working capital as of the Closing Date pursuant to Section 7.2(c) (the "Cash Payment"), plus Buyer's assumption of Seller's liabilities included in the Acquired Business, plus or minus the adjustment amount calculated pursuant to Section 1.3. At the Closing, Buyer will pay the Cash Payment to Seller by wire transfer of immediately available funds.

Section 1.3    Purchase Price Adjustment.

          (a) No later than 45 days after the Closing Date, Seller shall deliver to Buyer a balance sheet of the Acquired Business at the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles on a basis consistent with the Acquired Business Financial Statements (as defined below), except that the Closing Balance Sheet will not include (i) any liabilities or reserves in respect of Continuing Claims (as defined below),
(ii) will reflect all film contracts as long term assets and all film contract payables as long term liabilities and
(iii) will not reflect as current liabilities the severance obligations for Employees referenced in Section 6.6(a) below. To the extent that the net working capital (current assets less current liabilities) of the Acquired Business as shown on the Closing Balance Sheet is more or less than the amount estimated by the chief financial officer of Seller as the net working capital as of the Closing Date pursuant to
Section 7.2(c), Buyer shall pay to Seller, or Seller shall pay to Buyer, the amount of such excess or shortfall, respectively, by wire transfer of immediately available funds within five days of the earlier to occur of
(i) acceptance by Buyer or (ii) the Neutral Auditors' determination.

          (b) After receipt of the Closing Balance Sheet, Buyer shall have 20 days to review the Closing Balance Sheet, together with the workpapers used in the preparation thereof. Representatives of Buyer and Seller shall be given access to all work papers, books, records and other information related to the preparation of the Closing Balance Sheet to the extent required to complete their review of the Closing Balance Sheet. Buyer may dispute items reflected on the Closing Date Balance Sheet only on the basis that such amounts were not arrived at in accordance with the consistent application of accounting principles used in the preparation of the Acquired Business Financial Statements. Unless Buyer delivers written notice to Seller on or prior to the 20th day after Buyer's receipt of the Closing Balance Sheet specifying in reasonable detail all disputed items and the basis therefor, Buyer shall be deemed to have accepted and agreed to the Closing Balance Sheet. If Buyer so notifies Seller of its objection to the Closing Balance Sheet, Buyer and Seller shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

          (c) If at the conclusion of the Resolution Period there remain amounts in dispute pursuant to paragraph (b) of this Section 1.3, then all amounts remaining in dispute shall be submitted to a firm of nationally recognized independent public accountants who shall not have had a material relationship with Buyer or Seller within the past two years (the "Neutral Auditors") and who shall be selected by mutual agreement of Buyer and Seller within 10 days after the expiration of the Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne equally by Buyer and Seller. The Neutral Auditors shall act as an arbitrator to determine, based solely on presentations by Buyer and Seller, and not by independent review or audit, only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days of their selection, shall be set forth in a written statement delivered to Buyer and Seller and shall be final, binding and conclusive.

          (d) "Continuing Claims" means all suits, claims, actions, arbitrations, inquiries, proceedings or investigations by or before any court, arbitral tribunal, administrative agency or commission or other governmental, regulatory or administrative agency or commission against Seller or any of the Acquired Subsidiaries that arise from facts or events occurring prior to the Closing Date relating to bodily injury, property damage or worker's compensation and that would fall under Seller's automobile, general liability, or worker's compensation coverage.

Section 1.4 Purchase Price Allocation. The Purchase Price will be allocated among the Shares and assets of Seller constituting the remainder of the Acquired Business as agreed by Seller and Buyer on or prior to Closing.
Except as otherwise provided in Section 6.10(b) in the event a Section 338(h)(10) election is made, Buyer and Seller will, not later than 90 days after the Closing, execute and cause to be filed Forms 8594 under Internal Revenue Code of 1986, as amended (the "Code") reflecting such allocation. Upon any adjustment to the Purchase Price under Section 1.3, Buyer and Seller will each execute additional Forms 8594, if necessary.


                         ARTICLE II

                           Closing

     Section 2.1    Time and Place.  On the terms and
subject to the conditions of this Agreement, the Closing will take place at the offices of Seller's outside counsel, Hughes & Luce, L.L.P., located at 1717 Main Street, Suite
2800, Dallas, Texas 75201 at 10:00 a.m. local time on the third business day following the date on which the last remaining condition set forth in Article VII has been satisfied or waived, or at such other time and place as the parties hereto agree upon in writing (the "Closing Date").

     Section 2.2    Delivery by Seller. At the Closing,
Seller will deliver to Buyer the following:

          (a) Certificates representing all of the issued and outstanding shares of capital stock in IPC, Community Newspapers and HHTV (collectively, the "Shares"), endorsed in blank or together with duly executed stock transfer powers in favor of Buyer;
          (b)  A receipt for the Cash Payment;
          (c)  A bill of sale and assignment, in form
     reasonably acceptable to Buyer, conveying to Buyer all of the assets included in the Acquired Business that are owned by Seller, together with certificates of title with respect to motor vehicles;
          (d) Instruments of assignment, in form reasonably acceptable to Buyer, assigning to Buyer all of Seller's rights under the Contracts (as defined below) to which Seller is a party, and Seller shall have obtained all necessary consents to such assignments other than consents which the failure to obtain will not have a material adverse effect on the Acquired Business taken as a whole;
          (e)  A good and sufficient deed, in form
     reasonably acceptable to Buyer, conveying a good and clear record and marketable title to all of the real property owned by Seller and included in the Acquired Business;
          (f) the Noncompetition Agreement in the form attached hereto as Exhibit A; and
          (g) Each of the other documents and instruments required to be delivered under the terms of this Agreement.

     Section 2.3    Delivery by Buyer.  At the Closing,
     Buyer will deliver to Seller the following:

          (a)  The Cash Payment, in the manner required in
     Section 1.2;
          (b)  A receipt for the delivery of the Shares;
          (c) An instrument of assumption of liabilities, in form reasonably acceptable to Seller, covering those liabilities of Seller included in the Acquired Business;
          (d) the Noncompetition Agreement in the form attached hereto as Exhibit A; and
          (e) Each of the other documents and instruments required to be delivered under the terms of this Agreement.

                         ARTICLE III

          Representations and Warranties of Seller

Seller represents and warrants to Buyer as follows:

     Section 3.1 Organization. Each of Seller and the Acquired Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and Seller and each Acquired Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on the Acquired Business taken as a whole. Seller and the Acquired Subsidiaries are each duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the Acquired Business taken as a whole or on the ability of Seller to consummate the transactions contemplated hereby. True, accurate and complete copies of the charters and bylaws, including all amendments thereto, of the Acquired Subsidiaries have heretofore been delivered to Buyer. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to the Acquired Business taken as a whole or an entity (or group of entities taken as a whole) means that such event, change or effect is materially adverse to the business, properties, assets, results of operations or financial condition of the Acquired Business or such entity (or, if with respect thereto, of such group of entities taken as a whole).

     Section 3.2 Capitalization. The authorized capital stock of IPC consists of 150 shares of common stock, $100.00 par value per share, all of which shares are issued and outstanding and owned by Seller. The authorized capital stock of Community Newspapers consists of 6,000 shares of common stock, no par value per share, all of which shares are issued and outstanding and owned by Seller. The authorized capital stock of HHTV consists of 1,000 shares of common stock, $1.00 par value per share, all of which shares are issued and outstanding and owned by Seller. All the Shares are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof. There are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character binding on any of the Acquired Subsidiaries with respect to the issued or unissued capital stock of any of the Acquired Subsidiaries. There are no outstanding contractual obligations of any of the Acquired Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of the Acquired Subsidiaries. Upon the sale of the Shares to Buyer at the Closing, Buyer will acquire the entire legal and beneficial ownership in all of the Shares, free and clear of any liens, claims, security interests or encumbrances.

     Section 3.3 Authority. Seller has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by Seller's Board of Directors, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or for Seller to consummate the transactions so contemplated hereby. This Agreement has been duly executed and delivered by Seller and, assuming this Agreement constitutes a valid and binding obligation of Buyer, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

Section 3.4    Consents and Approvals; No Violations.
Except (a) as set forth in Section 3.4 of the Seller Disclosure Schedule, (b) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Communications Act of 1934, as amended (the "FCC Act"), and (c) as may be necessary as a result of any facts or circumstances relating solely to Buyer or any of its Subsidiaries, none of the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby and compliance by Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the charters or bylaws of Seller or of any of the Acquired Subsidiaries, (ii) require any filing by Seller or any of the Acquired Subsidiaries with, or any permit, authorization, consent or approval to be obtained by Seller or any of the Acquired Subsidiaries of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument, obligation or commitment to which Seller or any of the Acquired Subsidiaries is a party or by which any of them or any of their properties or assets may be bound ("Contracts") or result in the creation of any lien upon any of the property or assets of the Acquired Business, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Acquired Subsidiaries, except, in the case of clause (ii), (iii) or (iv), for failures to file or obtain, violations, breaches, defaults or liens which would not have a material adverse effect on the Acquired Business taken as a whole or the ability of Seller to consummate the transactions contemplated hereby. The Seller has no knowledge of any facts or circumstances relating to the Seller or any of its Acquired Subsidiaries that, individually or in the aggregate, would prevent any necessary approval of the transactions contemplated by this Agreement under the FCC Act.

     Section 3.5 Acquired Business Financial Statements. Attached hereto as Exhibits B and C are the audited balance sheets (the "Acquired Business Balance Sheets") of the Acquired Business as of December 31, 1996 ( the "Balance Sheet Date") and December 31, 1995, and the related statement of operations and cash flows for the three years ended December 31, 1996 and the accompanying notes for the Seller's television and radio operations and newspaper operations, respectively (together with the Acquired Business Balance Sheets, the "Acquired Business Financial Statements"). The Acquired Business Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and, except as set forth in Section 3.5 of the Seller Disclosure Schedule, fairly present in all material respects the financial position of the Acquired Business as at the dates thereof, and the results of its operations for the periods then ended. After the Closing, except as otherwise contemplated by this Agreement, neither Seller nor any of its other Subsidiaries will own or have rights to use any of the assets or property, whether tangible, intangible or mixed, which are necessary for the conduct of the Acquired Business as conducted on the date hereof.

     Section 3.6    Litigation.  Except as disclosed in the
Acquired Business Financial Statements or as set forth in
Section 3.6 of the Seller Disclosure Schedule, there is no suit, action, proceeding or investigation relating to the Acquired Business pending or, to the knowledge of Seller, threatened, against Seller or any of the Acquired
Subsidiaries before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Acquired Business taken as a whole or the ability of Seller to consummate the transactions contemplated hereby. Except as set forth in
Section 3.6 of the Seller Disclosure Schedule, neither
Seller nor any of the Acquired Subsidiaries is subject to any outstanding order, writ, injunction or decree relating to the Acquired Business which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Acquired Business taken as a whole or a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby.

Section 3.7    Employee Benefits.

          (a) Section 3.7 of the Seller Disclosure Schedule contains a list of all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material benefit plans, programs, agreements and arrangements (the "Benefit Plans"), which cover employees or former employees of Seller and the Acquired Subsidiaries who are or were employed in the Acquired Business (the "Employees"). True and complete copies of all Benefit Plans, any trust instruments and/or insurance contracts, if any, forming a part of any such plans, and all amendments thereto; current summary plan descriptions; where applicable, the most current determination letter received from the Internal Revenue Service (the "Service"); and where applicable, annual reports, financial statements and actuarial reports for the last plan year, which fairly and accurately reflect the financial condition of the plans have been made available to Buyer.

          (b) All Benefit Plans are in compliance with ERISA, the Code, and all other applicable laws in all material respects. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Service, and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither Seller, the Acquired Subsidiaries nor any ERISA Affiliate (as defined below) has contributed or been required to contribute to any Multiemployer Plan (as defined in ERISA) with respect to any Employees.

          (c) No liability under Subtitle C or D of Title IV of ERISA has been incurred by Seller or any of the Acquired Subsidiaries with respect to any ongoing, frozen or terminated Pension Plan, currently or formerly maintained by any of them, or the Pension Plan of any entity which is or has been considered one employer with Seller or any of the Acquired Subsidiaries, as the case may be, under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") which would have a material adverse effect on the Acquired Business taken as a whole.

          (d) All contributions required to be made or accrued as of the Balance Sheet Date under the terms of any Benefit Plan for which Seller or any of the Acquired Subsidiaries may have liability have been timely made or have been reflected on the Acquired Business Balance Sheet. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has incurred an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA in an amount which would have a material adverse effect on the Acquired Business taken as a whole. Neither Seller nor any of the Acquired Subsidiaries has provided, or is required to provide, security to any Pension Plan pursuant to Section 401(a)(29) of the Code.

          (e)  Neither Seller nor any of the Acquired
Subsidiaries has any obligations for retiree health and life benefits for Employees or former Employees under any Benefit Plan, except as set forth in Section 3.7 of the Seller Disclosure Schedule or as required by Part 6 of Title I of ERISA.

     Section 3.8 Absence of Certain Changes or Events. Except as set forth in Section 3.8 of the Seller Disclosure Schedule, since the Balance Sheet Date, the Acquired Business has been conducted only in the ordinary course consistent with past practice, and there has not been any change or development, or combination of changes or developments (other than changes relating to or arising from legislative or regulatory changes, developments generally affecting the newspaper or broadcasting industries or general economic conditions in the United States), which individually or in the aggregate have had or are reasonably likely to have a material adverse effect on the Acquired Business taken as a whole.

Section 3.9 No Violation of Law. Except as disclosed in the Acquired Business Financial Statements or as set forth in Section 3.9 of the Seller Disclosure Schedule, neither Seller nor any of the Acquired Subsidiaries is in violation of, or, to the knowledge of Seller, under investigation with respect to or has been given notice or been charged by any Governmental Entity with any violation of, any law, statute, order, rule, regulation or judgment of any Governmental Entity, except for violations which, in the aggregate, would not have a material adverse effect on the Acquired Business taken as a whole. Seller and the Acquired Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct the Acquired Business as presently conducted, except for any such permits, licenses, franchises or other governmental authorizations, consents and approvals the failure of which to have would not have a material adverse effect on the Acquired Business taken as a whole.

     Section 3.10   Taxes.

          (a)  Except as disclosed in the Acquired Business
Financial Statements or as set forth in Section 3.10 of the Seller Disclosure Schedule:

               (i)  Seller, the Acquired Subsidiaries and
     the consolidated group (the "Group") of which Seller and/or the Acquired Subsidiaries are members, have (A) duly filed with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the Closing Date, other than those Tax Returns the failure of which to file would not have a material adverse effect on the entity required to file such Tax Return, and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all Taxes (as hereinafter defined) due with respect to periods ending on or prior to the Closing Date;

               (ii) all monies which Seller, the Acquired
     Subsidiaries or any member of the Group has been required by law to withhold from employees or other contractors with respect to payments made or periods ending on or before the Closing Date have been withheld and timely paid to the appropriate governmental authority;

               (iii)     as of the date hereof, the Tax
     Returns for Seller, the Acquired Subsidiaries and/or any member of the Group are not currently the subject of any audit, investigation or proceeding by the Service or, to Seller's, any Acquired Subsidiary's or the Group's knowledge, any state or local taxing authority, and Seller, the Acquired Subsidiaries and/or any member of the Group have not received any written notice of deficiency or assessment from any taxing authority with respect to liabilities for material Taxes of Seller, the Acquired Subsidiaries and/or any member of the Group which have not been paid or finally settled, other than audits, deficiencies or assessments disclosed in Section 3.10 of the Seller Disclosure Schedule which are being contested in good faith through appropriate proceedings; and

               (iv) the consolidated federal income tax return of the Group has been audited through December 31, 1990 and no waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency granted by Seller, any of the Acquired Subsidiaries and/or any member of the Group is currently in effect.

          (b)  "Taxes" means all taxes, charges, fees,
levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, estimated taxes, excise, personal property, real property, sales, ad valorem, value-added, leasing, withholding, social security, workers compensation, unemployment insurance, occupation, use, service, service use, license, stamp, payroll, employment, windfall profit, environmental, alternative or add-on minimum tax, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local, or foreign governmental authority whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies, imposts, duties or other assessments. "Tax Return" means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

          (c) Except as provided in Section 3.10 of the Seller Disclosure Schedule, neither Seller, any Acquired Subsidiary, nor any member of the Group (i) has filed a consent pursuant to Section 341(f) of the Code nor agreed to have Section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f) of the Code) owned by a member of the Group, (ii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of the Group for Taxes, (iii) has made an election, or is required, to treat any asset of the Group as owned by another person pursuant to the provisions of former Section 168(f)(8) of the Code, (iv) is now or has ever been a party to any agreement, contract, arrangement, or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, (v) has participated in an international boycott as defined in Section 999 of the Code, (vi) is now or has ever been a "foreign person" within the meaning of
Section 1445(b)(2) of the Code, or (vii) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local tax provision. After the date hereof, no election with respect to Taxes or extension of the period of limitation will be made without the written consent of Buyer.

     Section 3.11   Environmental Matters.

          (a) Except as disclosed in the Acquired Business Financial Statements or as set forth in Section 3.11 of the Seller Disclosure Schedule and except for such matters that, individually or in the aggregate, would not have a material adverse effect on the Acquired Business taken as a whole,
(i) to the knowledge of Seller, the Acquired Business is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined); (ii) to the knowledge of Seller, the properties included in the Acquired Business and presently owned or operated by Seller or the Acquired Subsidiaries (the "Acquired Properties") do not contain any Hazardous Substance (as hereinafter defined) other than as permitted under applicable Environmental Laws;
(iii) neither Seller nor any of the Acquired Subsidiaries has since December 31, 1994 received any claims, notices, demand letters, lawsuits or requests for information from any Governmental Entity or any private third party alleging that the Acquired Business is in violation of, or liable under, any Environmental Laws; and (iv) none of Seller, the Acquired Subsidiaries or the Acquired Properties is subject to any court order, administrative order or decree relating to the Acquired Business arising under any Environmental Law.

          (b) "Environmental Law" means any applicable Federal, state or local law, regulation, permit, judgment or agreement with any Governmental Entity, relating to (x) the protection, preservation or restoration of the environment or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law.

     Section 3.12 Material Contracts. Section 3.12 of the Seller Disclosure Schedule identifies any Contract included in the Acquired Business to which Seller or any of the Acquired Subsidiaries is a party or by which any of its assets or operations may be bound as of the date of this Agreement that is (i) a loan or similar agreement or indebtedness evidenced by a note or other instrument, or any direct or indirect guarantee of indebtedness of any other person, in excess of $1,000,000; (ii) any Contract that expressly limits the right to terminate the Contract without penalty upon less than one year's notice and such Contract provides for future payments in excess of $250,000 within the next twelve (12) months from the date hereof; (iii) a network affiliation agreement; (iv) an employment or severance agreement providing for payments in excess of $100,000 to any Employee; and (v) any Contract related to capital expenditures, which provides for future payments in excess of $500,000 within the next twelve (12) months from the date hereof. Except as set forth in Section 3.12 of the Seller Disclosure Schedule (i) each of the Contracts set forth on Section 3.12 of the Seller Disclosure Schedule is in full force and effect, except where the failure to be in full force and effect would not have a material adverse effect on the Acquired Business taken as a whole and (ii) there are no existing defaults by Seller or any Acquired Subsidiary thereunder which default would result in a material adverse effect on the Acquired Business taken as a whole.

     Section 3.13 Brokers or Finders. Neither Seller nor any of the Acquired Subsidiaries has any liability to any agent, broker, investment banker, financial advisor or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), whose fees and expenses, as previously disclosed to Buyer, will be paid by Seller in accordance with Seller's agreement with such firm.

     Section 3.14   Title to Assets.  Except as set forth in
Section 3.14 of the Seller Disclosure Schedule, Seller and the Acquired Subsidiaries own all of the material assets of the Acquired Business free and clear of any liens, claims, security interests or encumbrances that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Acquired Business taken as a whole.

     Section 3.15   Condition of Assets.  All
of the material assets of the Acquired Business are in good operating condition and repair, ordinary wear and tear excepted.

     Section 3.16 Employees. With respect to the Acquired Business, neither Seller nor any Acquired Subsidiary is a party to, or is bound by, any collective bargaining agreement or other contract with a labor union, nor is Seller or any of the Acquired Subsidiaries the subject of any proceeding or organizing activity seeking to compel it to bargain with any labor union as to wages and conditions of employment, nor is there any strike, labor dispute, slow down or stoppage involving Seller or any of the Acquired Subsidiaries pending or, to the knowledge of Seller, threatened that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Acquired Business taken as a whole.

     Section 3.17 Insurance. Set forth in Section 3.17 of the Seller Disclosure Schedule is a schedule of the insurance coverage (including policy limits, coverage layers, and named insureds) maintained by Seller on the assets, properties, premises, operations and personnel of the Acquired Business.

     Section 3.18 FCC Licenses. The Seller has provided Buyer with a complete list of the FCC Licenses held or controlled by the Seller, Tall Tower, Inc. or any of the Acquired Subsidiaries. Except as does not materially jeopardize the operation by the Seller or the applicable Acquired Subsidiary of any of the Seller Stations to which the FCC Licenses apply or as set forth in Section 3.18 of the Seller Disclosure Schedule: (i) the Seller and those of its Acquired Subsidiaries that are required to hold FCC Licenses, or that control FCC Licenses, are qualified to hold such FCC Licenses or to control such FCC Licenses, as the case may be; (ii) the Seller and those of its Acquired Subsidiaries that are required to hold FCC Licenses hold such FCC Licenses; (iii) the Seller is not aware of any facts or circumstances relating to the Seller or any of its Acquired Subsidiaries that would prevent the FCC's granting the requisite consent to the FCC Form 315 Transfer of Control Application to be filed (the "FCC Application"), except that the Seller has filed a renewal application with the FCC relating to KENS-AM, which renewal application may delay the granting of the FCC Application; (iv) each Seller Station is in material compliance with all FCC Licenses held by it; and (v) there is not pending or, to the knowledge of the Seller, threatened any application, petition, objection or other pleading with the FCC or other Governmental Entity which challenges the validity of, or any rights of the holder under, any FCC License held by the Seller or one of its Acquired Subsidiaries, except for rule making or similar proceedings of general applicability to persons engaged in substantially the same business conducted by the Seller Stations. As used herein, the term "Seller Station" shall mean KENS-TV and KENS-AM and the term "FCC License" shall mean any permit, license, waiver or authorization that a person is required by the FCC to hold in connection with the operation of its business.


                         ARTICLE IV

           Representations and Warranties of Buyer

Buyer represents and warrants to Seller as follows:

     Section 4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby. Buyer is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

     Section 4.2 Authority. Buyer have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the purchase of the Shares and of the other transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer is necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding obligation of Seller, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     Section 4.3 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the Exchange Act, the HSR Act and the FCC Act, and as may be necessary as a result of any facts or circumstances relating solely to Seller and its Subsidiaries, neither the execution, delivery or performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the respective charter or bylaws of Buyer, (ii) require any filing by Buyer or its Subsidiaries with, or permit, authorization, consent or approval to be obtained by Buyer or its Subsidiaries of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or
(iv) violate any order, writ, injunction, decree, statute, ordinance, rule or regulation applicable to Buyer or any of its Subsidiaries, except, in the case of clause (ii), (iii) or (iv), for failures to file or obtain, violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

     Section 4.4 Litigation. There is no suit, action, proceeding or investigation pending or, to the knowledge of Buyer, threatened, against Buyer or any of its Subsidiaries before any Governmental Entity which, individually or in the aggregate, might reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement. Neither Buyer nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, might reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby. Buyer has no knowledge of any facts or circumstances relating to Buyer or any of its Subsidiaries, that, individually or in the aggregate, would prevent any necessary approval of the transactions contemplated by this Agreement under the FCC Act. Buyer is legally and financially qualified and, to Buyer's knowledge, otherwise qualified to hold, or control the entities which hold or will hold, the FCC Licenses currently held or controlled by the Seller or to be held by Buyer, or any person under their control after the Closing Date, and are not aware of any facts or circumstances that might prevent or delay prompt consent to or waivers for the FCC Application.


     Section 4.5 No Violation of Law. Neither Buyer nor any of its Subsidiaries is in violation of, or, to the knowledge of Buyer, is under investigation with respect to or has been given notice or been charged by any Governmental Entity with any violation of, any law, statute, order, rule, regulation or judgment of any Governmental Entity, except for violations which, in the aggregate, do not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby. Buyer and its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except for any such permits, licenses, franchises or other governmental authorizations, consents and approvals the failure of which to have would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

     Section 4.6    Sufficient Funds.  Buyer has, on the
date hereof, the financial capability to purchase the Acquired Business on the terms and subject to the conditions set forth in this Agreement, and will have such capability on the Closing Date.

     Section 4.7 Purchase for Investment. Buyer is acquiring the Shares for its own account for investment purposes and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended. Buyer will refrain from transferring or otherwise disposing of the Shares, or any interest therein, in such a manner as to violate any securities laws.

     Section 4.8    Brokers or Finders.  Neither Buyer nor
any of its Subsidiaries has any liability to any agent, broker, investment banker, financial advisor or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     Section 4.9 Investigations. Buyer is an informed and sophisticated participant in the transactions contemplated by this Agreement and has been advised by persons experienced in the evaluation and purchase of enterprises such as the Acquired Business, and along with such persons has undertaken such investigation, and has been provided with and have evaluated such documents and information, as Buyer and its advisors have deemed necessary to enable them to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Anything herein to the contrary notwithstanding, Buyer acknowledges that Buyer is acquiring the Acquired Business without any representation or warranty, express or implied, by Seller or any of its affiliates except as expressly set forth herein. In furtherance of the foregoing, and not in limitation thereof, Buyer acknowledges that neither Seller nor any of its advisors, including, without limitation, DLJ, nor any of their respective affiliates or representatives have made any representation or warranty (express or implied) with respect to, and Buyer is not relying upon, (i) the information set forth in the Confidential Memorandum provided to Buyer relating to the Acquired Business, (ii) any other information provided to Buyer pursuant to the Confidentiality Agreement (as defined below), or (iii) any financial projection or forecast delivered to Buyer with respect to the revenues, profitability, cash flow, capital expenditures, or other financial or operating aspect that may arise from the operation of the Acquired Business either before or after the Closing Date. With respect to any projection or forecast delivered by or on behalf of the Seller to Buyer, Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) Buyer is familiar with such uncertainties, (iii) Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to Buyer and
(iv) Buyer will not have a claim against either Seller or any of its advisors including, without limitation, DLJ, or any of their respective affiliates with respect to such projections or forecasts or with respect to any related matter.


                          ARTICLE V

                Covenants Pending the Closing

     Section 5.1 Covenants of Seller with Respect to the Acquired Business. During the period from the date of this Agreement and continuing until the Closing Date, Seller agrees that, except (i) as contemplated or permitted by this Agreement, (ii) as set forth in Section 5.1 of the Seller Disclosure Schedule, or (iii) to the extent that Buyer shall otherwise consent in writing (which consent will not be unreasonably withheld or delayed):

          (a) Ordinary Course. Seller and the Acquired Subsidiaries shall carry on the Acquired Business in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact the present business organization, keep available, consistent with past practice, the services of the present officers and employees and preserve the relationships with customers, suppliers and others having business dealings with the Acquired Business, it being understood, however, that the failure of any Employees to remain employees of the Acquired Business or become employees of Buyer or any Subsidiary of Buyer shall not constitute a breach of this covenant.

          (b) Changes in Stock. Seller will not permit the Acquired Subsidiaries to split (including a reverse stock split), combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock.

          (c) Issuance of Securities. Seller shall not permit any of the Acquired Subsidiaries to, issue, transfer or sell, or authorize or propose or agree to the issuance, transfer or sale of, any shares of their capital stock of any class, any other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such shares, equity interests or convertible securities, other than issuances by a wholly owned Subsidiary of its capital stock to its parent.

          (d)  Governing Documents.  None of the Acquired
Subsidiaries will amend their charters or bylaws in a manner adverse to Buyer or otherwise inconsistent with the transactions contemplated hereby.

          (e) Indebtedness. Seller shall not permit any of the Acquired Subsidiaries to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of any of the Acquired Subsidiaries or guarantee any such obligations of others other than in the ordinary course of business consistent with past practice.

          (f) Changes to Benefit Plans. Except as would not materially increase the costs of the Acquired Business and except for changes required to comply with applicable law, Seller shall not, nor shall it permit any of the Acquired Subsidiaries to, (i) enter into, adopt, amend (except as may be required by law and except for immaterial amendments) or terminate any Benefit Plan or any agreement, arrangement, plan or policy between Seller or any such Acquired Subsidiary and one or more of its directors, officers or Employees or (ii) except for normal increases in the ordinary course of business consistent with past practice and the payment of bonuses and other consideration to Employees in the aggregate not to exceed the amount set forth in Section 5.1 of the Seller Disclosure Schedule, increase in any manner the compensation or fringe benefits of any director, officer or Employee or pay any benefit to any director, officer or Employee not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided that the foregoing shall not prohibit Seller or the Acquired Subsidiaries from hiring and paying new employees in the ordinary course of business consistent with past practice.

          (g) Filings. Seller shall promptly provide Buyer (or its counsel) copies of all filings (other than those portions of filings under the HSR Act which Buyer has no reasonable interest in obtaining in connection with the acquisition of the Acquired Business) made by Seller with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          (h) Accounting Policies and Procedures. Seller will not and will not permit any of the Acquired Subsidiaries to change any of its accounting principles, policies or procedures with regard to the Acquired Business, except as may be required by generally accepted accounting principles.

          (i) Sale of Assets. Seller will not and will not permit any of the Acquired Subsidiaries to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of the assets included in the Acquired Business, except for dispositions of inventories and equipment in the ordinary course of business and consistent with past practice.

     Section 5.2 Covenants of Seller. During the period from the date of this Agreement and continuing to the Closing Date, Seller agrees that Seller will not and will not permit the Acquired Subsidiaries to take any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article VII not being satisfied or that would materially impair the ability of Seller to consummate the transactions contemplated herein in accordance with the terms hereof or would materially delay such consummation, and Seller shall promptly advise Buyer orally and in writing of any change in, or event with respect to, the business or operations of Seller having, or which insofar as can reasonably be foreseen, could have, a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby.

     Section 5.3    Covenants of Buyer.  During the period
from the date of this Agreement and continuing until the Closing Date, Buyer agrees that except (i) as contemplated or permitted by this Agreement or (ii) to the extent that Seller shall otherwise consent in writing (which consent will not be unreasonably withheld or delayed):

          (a) Filings. Buyer shall promptly provide Seller (or its counsel) copies of all filings (other than those portions of filings under the HSR Act which Seller has no reasonable interest in obtaining in connection with the acquisition of the Acquired Business) made by Buyer with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          (b) Cooperation. Buyer shall not take any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article VII not being satisfied or that would materially impair the ability of Buyer to consummate the transactions contemplated herein in accordance with the terms hereof or materially delay such consummation, and Buyer shall promptly advise Seller orally and in writing of any change in, or event with respect to, the business or operations of Buyer having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

     Section 5.4 Control of the Seller Stations. Prior to the Closing Date, control of the Seller's television and radio broadcasting operations, along with all of the Seller's other operations, shall remain with Seller. Seller and Buyer acknowledge and agree that neither Buyer nor any of its employees, agents or representatives, directly or indirectly, shall, or have any right to, control, direct or otherwise supervise, or attempt to control, direct or otherwise supervise, such broadcast and other operations, it being understood that supervision of all programs, equipment, operations and other activities of such broadcast and other operations shall be the sole responsibility, and at all times prior to the Closing Date remain within the complete control and discretion, of the Seller, subject to the terms of Sections 5.1 and 5.2.


                         ARTICLE VI

                    Additional Agreements

     Section 6.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, (i) the prompt preparation and filing of all necessary documents under the HSR Act and the FCC Act including (but not limited to) any required waiver of the FCC one-to-a-market rule, and (ii) such actions as may be required to have the applicable waiting period under the HSR Act expire or terminate as promptly as practicable, including by consulting with each other as to, and responding promptly to any comments or requests for information with respect thereto. Each party shall promptly consult with the other and provide any necessary information with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     Section 6.2 Access to Information. Upon reasonable notice, Seller shall (and shall cause each of the Acquired Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours during the period prior to the Closing Date, to all of the properties, books, contracts, commitments and records relating to the Acquired Business, and, during such period, Seller shall (and shall cause the Acquired Subsidiaries to) furnish promptly to Buyer all other information concerning the business, properties and personnel of the Acquired Business as Buyer may reasonably request. After the Closing Date, upon reasonable notice, Buyer shall cause the Acquired Subsidiaries to afford to the officers, employees, accountants, counsel and other representatives of Seller access, during normal business hours, to the Acquired Subsidiaries' books and records which Seller may reasonably request in order to complete tax filings or for other legitimate business purposes. Unless otherwise required by law, the parties will hold any information made available pursuant to this Section 6.2 which is nonpublic in confidence in accordance with the confidentiality agreement, dated March 11, 1997 (the "Confidentiality Agreement"), between Buyer and Seller.

     Section 6.3 Legal Conditions to Purchase. Each of Seller and Buyer will use all reasonable efforts to comply promptly with all legal requirements which may be imposed on it or its respective Subsidiaries with respect to the purchase of the Acquired Business by Buyer (which actions shall include, without limitation, furnishing all information required under the HSR Act and the FCC Act and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective Subsidiaries in connection with the purchase of the Acquired Business by Buyer). Subject to the terms and conditions hereof, each of Seller and Buyer will, and will cause its respective Subsidiaries to, promptly use all reasonable efforts to obtain (and will consult and cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by such party in connection with the purchase of the Acquired Business by Buyer or the taking of any action contemplated by this Agreement.

     Section 6.4 Use of Names. (a) Following the Closing Date, Seller shall have the sole and exclusive ownership of and right to use, as between Buyer and the Acquired Subsidiaries on the one hand, and the Seller on the other hand, each of the names, trademarks, trade names and other proprietary rights set forth in Section 6.4 of the Seller Disclosure Schedule (the "Acquired Proprietary Name Rights"). The Acquired Proprietary Name Rights include, without limitation, the name "Harte-Hanks" and derivatives thereof.

          (b) Following the Closing Date, Buyer shall, and shall cause the Acquired Subsidiaries and other affiliates to, take all action necessary to cease using, and change as promptly as practicable (including by amending any charter documents), any corporate or other names which are the same as or confusing similar to any of the Acquired Proprietary
Name Rights.

     Section 6.5 Intercompany Balances. All amounts owing between the Acquired Subsidiaries, on the one hand, and Seller and its other Subsidiaries, on the other hand, other than amounts arising in the ordinary course of business for the purchase of goods or services in commercial transactions, shall be eliminated in full (without any payment to either party) at or prior to the Closing Date.

     Section 6.6    Employee Matters; Seller Stock Plans.

          (a) Buyer and the Acquired Subsidiaries shall assume and retain, with respect to the Employees, any and all severance obligations that arise due to (i) the purchase of the Acquired Business by Buyer being deemed a "Change of Control" under the severance agreements for Employees specified in Section 6.6 of the Seller Disclosure Schedule,
(ii) events or actions occurring as a result of the transactions consummated on the Closing Date, subject to the provisions of Section 6.14 below, and (iii) events or actions occurring after the Closing Date.

          (b)  Seller and Buyer agree that Buyer will,
immediately after the Closing Date and for at least one year thereafter, permit the Employees (i) to participate in a group health plan of Buyer, or one of its Subsidiaries in which similarly situated employees of Buyer participate, in accordance with the terms of the plan and, to waive any pre-existing condition clause or waiting period requirement in such group health plan and to give credit for deductible amounts paid by an Employee during the current deductible year of such group health plan while employed by Seller or any of the Acquired Subsidiaries; provided, however, that Buyer will be in compliance with this clause (i) regarding Employees employed by Seller or the Acquired Subsidiaries if it assumes the current group health contracts of Seller or the Acquired Subsidiaries relating to the Employees; (ii) to participate in and receive credit, for vesting and eligibility purposes, under tax qualified retirement plans of Buyer or any of its Subsidiaries in which similarly situated employees of Buyer participate, for which they are otherwise eligible, for their service with Seller or any of the Acquired Subsidiaries, to the extent permitted by applicable tax-qualification requirements; (iii) to participate in other benefit plans of Buyer which are offered to similarly situated employees and (iv) to participate in stock option programs and stock purchase programs of Buyer which are offered to similarly situated employees.

          (c)  Effective as of the Closing Date, the
Employees shall cease to be eligible to participate in the Benefit Plans, shall no longer accrue benefits under the Benefit Plans, and shall not be eligible under the Benefit
Plans for payment of claims incurred thereafter, except to the extent Buyer has assumed and continued any such Benefit
Plan with the consent of Seller.

          (d) Notwithstanding any contrary provisions of this Agreement, (i) Seller shall remain liable for any and all obligations arising under or relating to the Benefit Plans (except as otherwise provided in Schedule 6.6 of the Seller Disclosure Schedule), and (ii) with respect to Employees who as of the Closing Date are former employees of the Acquired Business, or are not actively at work, the Buyer shall assume liability only for (1) any leave entitlements, reemployment obligations, reinstatement rights, or related rights, under applicable law, including, without limitation, the Family and Medical Leave Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1994, workers' compensation laws, or similar laws, and (2) any rights, benefits or entitlements under the Acquired Welfare Plans listed on Schedule 6.6, including, without limitation, health care continuation pursuant to
Part 6 of Title I of ERISA.

          (e) Each outstanding option (a "Seller Option") to purchase shares of Seller's common stock held by an Employee under any stock option plan of Seller, whether vested or unvested, exercisable or unexerciseable, shall remain the responsibility of Seller; and Buyer shall have no obligation or responsibility whatsoever with respect to any Seller Options.

          (f) All of the Employees of the Acquired Business will become Employees of Buyer as of the Closing Date; however, nothing in this Agreement shall be construed to require Buyer or the Acquired Subsidiaries to continue the employment of any Employee for any period of time, or, except as required by Section 6.6(b) above, to offer any particular type or level of benefits to any employee. Nothing in this Agreement shall prevent Buyer or the Acquired Subsidiaries from disciplining or terminating any Employee or from amending or terminating any benefit plans at any time.

     Section 6.7    Defense and Payment of Certain Claims.
(a) The parties hereto undertake and agree that, after the Closing Date, and in the name and on behalf of Buyer and the Acquired Subsidiaries, Seller will assume all of the Continuing Claims and, in connection therewith, will (i) conduct, or cause to be conducted, the administration and defense of the Continuing Claims, and (iii) pay or cause to be paid, as may be necessary and appropriate, all liabilities to third parties, cost and expenses resulting from the Continuing Claims that are not paid to or for the account of claimants or Buyer or the Acquired Subsidiaries by insurance or by any third party ("Continuing Claims Costs"). In connection with the foregoing, Seller hereby agrees to indemnify and hold Buyer and its directors, officers, employees, agents and affiliates harmless from all liability to third parties asserting Continuing Claims.

          (b) In consideration for the undertaking and agreement of Seller set forth in this Section 6.7 and the other consideration provided for in this Agreement, Buyer agrees, that:

               (i) subject to the obligations of Seller and Buyer after the Closing Date under this Section 6.7, at all times after the Closing Date, Seller will have the sole and exclusive right to conduct, or cause to be conducted, and, whether through insurance carriers or otherwise, the administration and defense of all Continuing Claims as provided above; provided, however, that (i) Buyer will be entitled to monitor, at its own expense, and with any counsel selected by it, the administration and defense of all material Continuing Claims by Seller and (ii) Buyer may, in its sole and absolute discretion, at any time and from time to time in respect of any Continuing Claim, elect to terminate Seller's rights to conduct or cause to be conducted the administration and defense thereof by giving notice in writing to Seller of such election, whereupon such rights by Seller will automatically terminate and Seller will automatically be deemed released from any further liability or obligation under this Section 6.7 in respect of the Continuing Claims as to which Buyer has terminated Seller's rights and obligations (a "Discontinued Claim"). Notwithstanding any provision of this Agreement to the contrary, any liabilities, costs or expenses resulting from or in connection with a Discontinued Claim that are incurred or paid subsequent to Seller's receipt of Buyer's election to terminate Seller's rights and obligations with respect thereto will not thereafter be deemed or treated as Continuing Claims Costs for purposes of this Section 6.7.
If Buyer terminates Seller's rights with respect to the administration and defense of a Discontinued Claim, Seller will make commercially reasonable efforts to change counsel of record and otherwise fully vest in Buyer or the appropriate Acquired Subsidiary the full and sole right and power to conduct the administration and defense of such Discontinued Claim;

               (ii) at all times after the Closing Date, Buyer will give notice, within five business days, to Seller of the assertion or commencement of any action which would be a Continuing Claim, but no failure to give such notice will relieve Seller from its obligations provided above (except to the extent that Seller has suffered actual prejudice thereby). Further, Seller will have a period of 30 days from the receipt of notice of any such action which to investigate such action and to determine whether to execute an acknowledgment of claim; provided, however, in the event that Buyer or any of the Acquired Subsidiaries take any action believed to be reasonable with respect to such action before the end of such 30-day period, such action will not relieve Seller from its obligations provided above; and provided, further that Buyer has provided Seller with prior written notification of such action to the extent practicable;

               (iii) Buyer and the Acquired Subsidiaries will provide or make available to Seller and its representatives, all records, materials and personnel of the Acquired Business reasonably required by Seller or its representatives for use in the conduct of the administration and defense of the Continuing Claims and, further, Buyer and the Acquired Subsidiaries will cooperate fully with Seller and its representatives in the conduct of the administration and defense of the Continuing Claims;

               (iv) Buyer and the Acquired Subsidiaries will maintain all books, records, materials and files of the Acquired Business existing as of the Closing Date and relating to any of the Continuing Claims for a period of ten years following the Closing Date;

               (v)  Neither Buyer nor any of the Acquired
Subsidiaries will take any action that would impair or invalidate the insurance under which any of the Continuing Claims are or may be covered that are in existence at the Closing Date. For purposes of this Section 6.7, all references to the representatives of Seller will include the attorneys and insurance carriers of Seller and its affiliates as well as the personnel of Seller and its affiliates; and

               (vi) Seller will retain, and Buyer, on behalf of the Acquired Subsidiaries, agrees to assign to Seller, any and all insurance claims, insurance receivables and all other benefits (including premium refunds) arising under any and all insurance policies covering the Continuing Claims for which Seller is liable or obligated under this Section
6.7. With respect to the Continuing Claims, Buyer will not have any obligation to make a claim under any insurance policy procured by Buyer after the Closing Date; any such insurance policy will expressly negate or waive any right of subrogation with respect to any contractual rights against Seller or any affiliate of Seller or any insurance carrier of Seller relating to the Continuing Claims.

     Section 6.8    Insurance.  Buyer agrees and
acknowledges that the insurance policies listed on Section
3.16 of the Seller Disclosure Schedule are maintained by Seller and that immediately after the Closing, the Acquired Subsidiaries will no longer be designated insureds thereunder and, except to benefit Seller with respect to Continuing Claims assumed by Seller, such insurance policies will cease to insure any of the business, operations, assets, or affairs of the Acquired Business.

     Section 6.9 Fees and Expenses. Whether or not the transactions contemplated herein are consummated and except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that Seller and Buyer shall each pay one-half of (i) the filing fee required under the HSR Act and (ii) any filing fee required by the FCC to file FCC applications.

     Section 6.10   Taxes.

          (a) Apportionment of Taxes Between Pre-Closing and Post-Closing Tax Periods. In order to apportion appropriately any Taxes relating to any taxable year or any other period that is treated as a taxable year (a "Tax Period") that includes (but that would not, but for this
Section 6.10, close on) the Closing Date, the parties hereto will, unless specifically prohibited by applicable law, elect with the relevant taxing authority to treat for all purposes the Closing Date as the last day of a taxable period of the Acquired Subsidiaries, and such Tax Period will be treated as a Short Tax Period and a Pre-Closing Tax Period for purposes of this Agreement. In any case in which applicable law specifically prohibits any of the Acquired Subsidiaries from treating the Closing Date as the last day of a Short Tax Period, then for purposes of this Agreement, the portion of such Taxes that is attributable to the operations of such Acquired Subsidiary for such Interim Tax Period will be the Income Tax that would be due with respect to the Interim Tax Period if such Interim Tax Period were a Short Tax Period. "Short Tax Period" means any Tax Period ending on the Closing Date. "Interim Tax Period" means, with respect to any Taxes imposed on the Acquired Subsidiaries on a periodic basis for which the Closing Date is not the last day of a Short Tax Period, the period of time beginning on the first day of the actual Tax Period that includes (but does not end on) the Closing Date and ending on the Closing Date. "Pre-Closing Tax Period" means any Tax Period, Short Tax Period or Interim Tax Period ending on or before the Closing Date.

          (b) Section 338 Election. At Buyer's option, Seller will join with Buyer (or any of its wholly-owned subsidiaries) in making an election (or elections) under
Section 338(h)(10) and Treasury Regulation Section 1.338(h)(10)-1 of the Code, and any corresponding elections permitted under state, local or foreign law, with respect to the purchase and sale of the Shares. The Purchase Price will be allocated among the assets of the Acquired Subsidiaries as agreed to by Seller and Buyer prior to the Closing. Seller and Buyer will exchange completed copies of Internal Revenue Service Form 8023-A, required schedules thereto, and any similar state, local or foreign forms or schedules, executed by the Seller, as soon as practicable after the Closing Date. Seller and Buyer agree that as a result of the election under Section 338(h)(10), the deemed asset sale resulting from the Section 338(h)(10) election must be included in the final Short Tax Period. In any case where applicable law specifically prohibits any of the Acquired Subsidiaries from treating the Closing Date as the last day of a Short Tax Period, then for purposes of this Agreement, the portion of such Tax that is attributable to the operations of such Acquired Subsidiaries for such Interim Tax Period will be the Tax that would be due with respect to the Interim Tax Period if such Interim Tax Period were a Short Tax Period. The Seller will not, and will not permit any of the Acquired Subsidiaries to, take, cause or permit to be taken any action that would disqualify the sale of the Shares as a deemed asset sale under Section 338(h)(10) and Treasury Regulation Section 1.338(h)-(10)(a).

          (c) Preparation and Filing of Income Tax Returns. Seller will be responsible, at its expense, for the preparation and filing of all Tax Returns for all Tax periods ending prior to the Closing Date and for any Short Tax Period. Seller will prepare such Tax Returns in a manner consistent with prior years and will, in respect of such Tax Returns, determine the income, gain, expenses, losses, deductions and credits of the Acquired Subsidiaries in a manner consistent with prior practice. The results of operations of the Acquired Subsidiaries from the first day of the taxable year through the Closing Date will be included in Seller's consolidated federal income Tax Return and in any consolidated, combined or unitary income Tax Returns required to be filed by Seller after the Closing Date. The results of operations of the Acquired Subsidiaries from the first day of the taxable year through the Closing Date will be included in any separate Tax Returns filed by the Acquired Subsidiaries after the Closing Date; provided, however, that Seller will prepare (without cost to Buyer or the Acquired Subsidiaries) all such separate Tax Returns for any Short Tax Period (but not for any Tax Period which includes or ends after the Closing
Date) and submit them to Buyer, and Buyer will have all such separate Tax Returns appropriately executed and filed on a timely basis. With respect to any Tax Return to be prepared by Seller, Buyer will, and will cause the Acquired Subsidiaries to, provide to Seller information in a manner consistent with past practice for use in preparation of such Tax Returns, in each case, no later than 60 days after the relevant Tax Period ends. Notwithstanding the foregoing, Buyer will be responsible for preparing and filing all Tax Returns of the Acquired Subsidiaries for Tax Periods not ending on or before the Closing Date, even if such Tax Returns cover Tax Periods prior to the Closing Date.

          (d) Cooperation. Seller, on the one hand, and Buyer, on the other hand, will, and will cause the Acquired Subsidiaries to, provide each other with such assistance as may reasonably be requested by them in connection with the preparation of any Tax Return, any Tax audit or other examination by any Governmental Entity, or any judicial or administrative proceedings related to liability for Taxes. Seller, on the one hand, and Buyer, on the other hand, will, and will cause the Acquired Subsidiaries to, retain and provide each other with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination. Such assistance will include making employees available on a mutually convenient basis to provide and explain such records and information and will include providing copies of any relevant Tax Returns and supporting work schedules. The party requesting assistance hereunder will reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance.

          (e) Refund Claims. Seller will provide Buyer and the Acquired Subsidiaries with such assistance as they may reasonably request to prepare any refund claim attributable to the carryback of any tax losses or tax credits incurred by Buyer or the Acquired Subsidiaries in any Post-Closing Tax Period to any consolidated, combined or unitary income Tax Return of Seller or to any separate Tax Return of any of the Acquired Subsidiaries for any Pre-Closing Tax Period, and Seller will receive and retain the amount of any resulting refunds together with any interest thereon upon receipt by any party hereto. "Post-Closing Tax Period" means any Tax Period that begins after the Closing Date and, with respect to any Tax Period beginning before and ending after the Closing Date, the portion of such Tax Period commencing on the day following the Closing Date.

          (f) Tax Sharing Agreements. Any and all Tax (or similar) agreements, arrangements or undertaking among Seller and the Acquired Subsidiaries or the Group or any member of the Group and the Company that relate to any liability of the Acquired Subsidiaries for the Taxes of Seller, the Group or any member of the Group will terminate as of the Closing Date and any rights or obligations resulting from such agreements will be eliminated as of the Closing Date.

          (g) Notice of Audit. If, in connection with any examination, investigation, audit or other proceeding concerning any Tax Return covering the operations of any of the Acquired Subsidiaries on or before the Closing Date, Seller, on the one hand, or Buyer or such Acquired Subsidiary, on the other hand, receives from any Governmental Entity a notice of deficiency, a proposed adjustment, an assertion of claim or a demand concerning the Tax Period covered by such Tax Return, Seller will notify Buyer and such Acquired Subsidiary (if received by Seller) and Buyer will notify Seller (if received by Buyer or such Acquired Subsidiary), as the case may be, in writing promptly (and in any case within 20 days) (i) of its receipt of same and (ii) upon learning of any examination, investigation, audit or other proceeding relating to same.

          (h) Audits Controlled by Seller. Seller will, at its own expense, have the sole and exclusive right, power and authority to negotiate, resolve, settle or contest any such notice of deficiency, proposed adjustment or assertion of claim or demand, and to represent and act for and on behalf of the Acquired Subsidiaries in connection with any such examination, investigation, audit or other proceeding related thereto, including refund claims relating to any Tax Return of the Acquired Subsidiaries, for Tax Periods ending on or before the Closing Date. Seller will keep Buyer informed of the progress thereof and consult with Buyer in good faith in connection therewith. Notwithstanding the first sentence of this Section 6.10(h), Seller agrees that it will not, and that it will not permit its Acquired Subsidiaries to, resolve, settle, compromise or abandon any issue or claim without the prior written consent of Buyer if such action would materially and adversely affect the Taxes of Buyer or the Acquired Subsidiaries with respect to any Post-Closing Tax Period. Such consent will not be unreasonably withheld.

          (i) Audits Controlled by Buyer. Buyer will, at its own expense, have the sole and exclusive right, power and authority to negotiate, resolve, settle or contest any such notice of deficiency, proposed adjustment or assertion of claim or demand, and to represent and act for and on behalf of the Acquired Subsidiaries in connection with any such examination, investigation, audit or other proceeding of any Tax Return of Buyer or the Acquired Subsidiaries for Tax Periods ending after the Closing Date. In the event that any such examination, investigation, audit or other proceeding could affect Tax Returns of the Acquired Subsidiaries for Tax Periods ending on or before the Closing Date, Buyer will keep, and will cause the Acquired Subsidiaries to keep, Seller informed of the progress of any such proceedings and will consult, and will cause the Acquired Subsidiaries to consult, with Seller in good faith in connection therewith. Notwithstanding the first sentence of this Section 6.10(i), to the extent that Seller has indemnified Buyer and the Acquired Subsidiaries with respect to any such notice of deficiency, proposed adjustment or assertion or claim or demand herein, Buyer will not, and will not permit the Acquired Subsidiaries to, resolve, settle, compromise, or abandon any issue or claim without the prior written consent of Seller if such action would materially and adversely affect the Taxes of Seller for any Tax Period. Such consent will not be unreasonably withheld, and will not be necessary to the extent that Buyer notifies Seller that Buyer will forego any obligation of Seller to indemnify Buyer against the effects of any such settlement.

     Section 6.11 Sales and Transfer Taxes. Buyer will be responsible for and pay all sales and use Taxes, duties, and transfer fees applicable to the transactions contemplated herein.

     Section 6.12 Assignment of Contracts and Permits. Notwithstanding any other provision hereof, in connection with any Contract identified on Section 3.12 of the Seller Disclosure Schedule or any permit, approval, license or authorization issued by a Governmental Entity (each a "Governmental Authorization") held by Seller or the Acquired Subsidiaries which relates exclusively to the Acquired Business and which, as a matter of law or by its terms, is
(i) not assignable, or (ii) not assignable without the prior approval or consent of the issuer thereof or the other party or parties thereto (collectively "Non-Assignable Rights"), Seller shall:

          (a) apply for and use all reasonable efforts to obtain all consents or approvals contemplated by the Contracts or Governmental Authorizations, in form and substance satisfactory to Buyer;

          (b) cooperate with Buyer in any reasonable and lawful arrangements designed to provide the benefits and burdens of such Non-Assignable Rights to Buyer, including holding any such Non-Assignable Rights in trust for Buyer or acting as agent for Buyer;

          (c) enforce any rights of Seller arising from such Non-Assignable Rights against the issuer thereof or the other party or parties thereto;

          (d) take all such actions and do, or cause to be done, all such things at the request of Buyer as shall reasonably be necessary and proper in order that the value of any Non-Assignable Rights shall be preserved and shall inure to the benefit of Buyer; and

          (e) pay over to Buyer all monies or other assets collected by or paid to Seller in respect of such Non-
Assignable Rights.

     Buyer shall reimburse Seller for all reasonably incurred payments, costs and expenses made, incurred or suffered in performing Seller's obligations as requested by Buyer under this Section 6.12. If Seller is unable to lawfully provide the benefit of any Governmental Authorization to Buyer, it shall not, at any time, use such Governmental Authorization for its own purposes or assign or provide the benefit of such Governmental Authorization to any other party.

     6.13 Notification. Each party hereto shall, in the event of, or promptly after obtaining knowledge of, the occurrence or threatened occurrence of any fact or circumstance that would cause or constitute a material breach of any of its representations and warranties set forth herein, give notice thereof to the other party and shall use its reasonable efforts to prevent or remedy such breach.

     6.14 Indemnity Relating to Certain Litigation and Certain Benefits Liabilities. (a) Seller shall indemnify from and after the Closing Date (i) Buyer and its subsidiaries against all losses in connection with any suit, action, proceeding or investigation pending at or arising after the Closing Date that relates to the Company or any of its subsidiaries prior to the Closing Date ("Indemnifiable Claim") and (ii) any person who was an officer, director, partner or employee of the Company or any of its subsidiaries against all losses in connection with any Indemnifiable Claim.

          (b)  If a party entitled to be indemnified
hereunder (an "Indemnified Party") shall receive notice of the assertion by a person who is not a party to this Agreement of an Indemnifiable Claim, such Indemnified Party shall give Seller prompt notice thereof after becoming aware of such Indemnifiable Claim; provided, however, that the failure of the Indemnified Party to give notice as provided in this Section 6.14(b) shall not relieve Seller of its obligations under Section 6.14(a), except to the extent that Seller is actually prejudiced by such failure to give notice. Such notice shall describe the Indemnifiable Claim in reasonable detail, and, if practicable, shall indicate the estimated amount of the loss sustained by Indemnified Party.

          (c)  Seller may elect to defend, at its own
expense and by its own counsel, any Indemnifiable Claim. If Seller elects to defend an Indemnifiable Claim, it shall, within 30 days of notice of such Indemnifiable Claim (or sooner, if the nature of such Indemnifiable Claim so requires), notify the related Indemnified Party of its intent to do so and acknowledge its liability therefor, and such Indemnified Party shall cooperate in the defense of such Indemnifiable Claim. After notice from Seller to an Indemnified Party of its election to assume the defense of an Indemnifiable Claim, Seller shall not be liable to such Indemnified Party under this Section 6.14 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that if, under applicable standards of professional conduct (as advised by counsel to Seller), a conflict on any significant issue between such Indemnified Party and Seller or between any two or more Indemnified Parties may exist in respect of such claim, then Seller shall pay the reasonable fees and expenses of one such additional counsel as may be required to be Acquired in light of such conflict. If Seller elects not to defend against an Indemnifiable Claim, or fails to notify an Indemnified Party of its election as provided in this Section 6.14 within the time period specified, such Indemnified Party may defend, compromise and settle such Indemnifiable Claim. Notwithstanding the foregoing, (i) neither Seller nor an Indemnified Party, as the party controlling the defense of an Indemnifiable Claim, may compromise or settle any claim or consent to the entry of any judgment for other than monetary damages without the prior written consent of the other; provided that (upon reasonable notice thereof) consent to compromise or settlement or the entry of a judgment shall not be unreasonably withheld or delayed, and (ii) Seller shall not consent to the entry of any judgment or enter into any compromise or settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party and all other Indemnified Parties, as the case may be, subject to such Indemnifiable Claim of a full and final release from all liability in respect of such claim or litigation.

          (d) Notwithstanding any other provision of this Agreement to the contrary, and except with respect to Tax Losses (as defined below): (i) Seller will not be liable to any Indemnified Party for any Losses pursuant to this
Section 6.14 or otherwise except to the extent that the aggregate amount of Losses indemnified thereunder exceeds $2,500,000; (ii) the total aggregate liability of Seller Losses that may arise under this Section 6.14 or otherwise will not exceed $50,000,000; and (iii) any claims for Losses pursuant to this Section 6.14 or otherwise can only be made in respect of Indemnifiable Claims actually filed or commenced on or prior to eighteen months after the Closing Date. Notwithstanding any other provision of this Agreement to the contrary, Seller's liability for Losses relating to Indemnifiable Claims for Taxes ("Tax Losses") shall be without limit in dollar amount (although still subject to Section 6.14(d)(i)) and claims for Tax Losses pursuant hereto may be made at any time.

          (e) Notwithstanding the foregoing provisions, Seller shall indemnify, from and after the Closing Date, Buyer or any of its Subsidiaries against any Indemnifiable Claim resulting directly from (i) claims by Employees under the Acquired Welfare Plans that were incurred but unpaid prior to the Closing Date, but only to the extent such claims exceed (A) the insurance coverage and trust assets available to cover such claims, plus (B) the amounts reserved on the Closing Balance Sheet with respect to such claims; and (ii) any claims by Employees resulting solely from (A) the failure of Seller to accelerate the exercisability of such Employees' outstanding options under the Company Stock Plans (as defined in the Merger Agreement) or (B) the lapse or cancellation of such options.

                         ARTICLE VII

                         Conditions

     Section 7.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligations of the parties to effect the transactions contemplated herein are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental
Entity or other public or private third party, the failure of which to obtain would have a material adverse effect on the Acquired Business as a whole or the ability of Buyer to own the Shares or the assets included in the Acquired
Business or to operate the Acquired Business, shall have been filed, occurred or been obtained.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated herein shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted).

          (c)  HSR and FCC Approvals.  Any applicable
waiting period under the HSR Act shall have expired or been terminated and the FCC Application shall have been approved by the FCC. As used herein, "FCC Approval" means action by the FCC or its staff granting consent to the transfer of control of the FCC Licenses to Buyer which, except as may be waived in writing by Buyer in its sole discretion, has not been reserved, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely request for stay, petition for reconsideration or appeal of sua sponte action of the FCC with comparable effect is pending; and as to which the time for filing any such request, petition or appeal or for the taking of any such sua sponte action by the FCC has expired; provided further that, the FCC Approval shall include grant of a waiver of Section 73.3555(c) of the rules, the one-to-a-market rule (if necessary under the rules then in effect), permitting common ownership of Station KENS-TV and KENS-AM.

          (d)  Termination of Merger Agreement.  The Merger
Agreement shall have been terminated in accordance with its terms.

     Section 7.2 Conditions of Obligations of Buyer. The obligations of Buyer to effect the transactions contemplated herein are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived by
Buyer:

          (a)  Representations and Warranties.  The
representations and warranties of Seller contained herein shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date (in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) and except as otherwise contemplated by this Agreement, and Buyer shall have received a certificate signed on behalf of Seller by the chief executive officer or the chief financial officer of Seller to such effect.

          (b) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of Seller by the chief executive officer or the chief financial officer of Seller to such effect.

          (c) Working Capital at Closing. Buyer shall have received a certificate signed on behalf of Seller by the chief financial officer of Seller setting forth the estimated net working capital of the Acquired Business (which shall be calculated on a basis consistent with the provisions of Section 1.3) as of the Closing Date.

     Section 7.3    Conditions of Obligations of Seller.
The obligation of Seller to effect the transactions contemplated herein is subject to the satisfaction of the following conditions, on or prior to the Closing Date, unless waived by Seller:

          (a)  Representations and Warranties.  The
representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date (in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) and except as otherwise contemplated by this Agreement, and Seller shall have received a certificate signed on behalf of Buyer by the chief executive officer or the chief financial officer of Buyer to such effect.

          (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate signed on behalf of Buyer by the chief executive officer or the chief financial officer of Buyer to such effect.


                        ARTICLE VIII

                  Termination and Amendment

     Section 8.1    Termination.  This Agreement may be
terminated at any time prior to the Closing Date:

          (a) by mutual consent of Buyer and Seller, it being understood that without limiting the generality of the foregoing, the consummation of the Merger shall constitute the mutual consent of Buyer and Seller to the termination of this Agreement;

          (b) by either Buyer or Seller if the Closing shall not have been consummated before April 30, 1998
(unless the failure to so consummate the Closing by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

          (c)  by Buyer, upon a material breach of any
representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) of this Agreement, as the case may be, would be incapable of being satisfied by April 30, 1998; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(c) if such willful breach shall not have been remedied within ten (10) days after receipt by Seller of written notice from Buyer specifying the nature of such willful breach and requesting that it be remedied;

          (d) by Seller, upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) of this Agreement, as the case may be, would be incapable of being satisfied by April 30, 1998; or provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(d) if such willful breach shall not have been remedied within ten (10) days after receipt by Buyer of written notice from Seller, specifying the nature of such willful breach and requesting that it be remedied; or

          (e)  automatically, without any action by either
Buyer or Seller, at 12:01 a.m. Eastern Time on January 1,
1998, so long as the Merger Agreement has not been terminated.

     Section 8.2 Effect of Termination. In the event of a termination of this Agreement by either Seller or Buyer as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller or their affiliates or respective officers or directors; provided, however, that any such termination shall not relieve any party from liability for willful breach of this Agreement or from its obligations under the Confidentiality Agreement.

     Section 8.3    Amendment. This Agreement may not be
amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.4 Extension; Waiver. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by the respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                         ARTICLE IX

                        Miscellaneous

     Section 9.1 Nonsurvival of Representations and Warranties. None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date. This Section
9.1 shall not limit any other covenant or agreement of the parties set forth in this Agreement or in any instrument delivered pursuant to the terms hereof.

     Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by reputable overnight courier), on the date transmitted if sent by facsimile (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Buyer, to

     The E. W. Scripps Company
     312 Walnut Street, 28th Floor
     Cincinnati, Ohio 45202
     Attn:  M. Denise Kuprionis, Secretary
     Facsimile:
     Confirmation:

     with a copy to

     Baker & Hostetler LLP
     3200 National City Center
     1900 East 9th Street
     Cleveland, Ohio 44114
     Attn:  William Appleton, Esq.
     Facsimile:
     Confirmation:

     Attn:
     Facsimile:
     Confirmation:

     and

     (b)  if to Seller, to

     Harte-Hanks Communications, Inc.
     200 Concord Plaza Drive
     San Antonio, Texas 78216
     Attn:  Donald R. Crews
     Facsimile:  210/829-9403
     Confirmation:  210/829-9000

     with a copy to

     Hughes & Luce, L.L.P.
     1717 Main Street, Suite 2800
     Dallas, Texas  75201
     Attn:  Alan J. Bogdanow
     Facsimile:  214/939-6100
     Confirmation:  214/939-5500

     Section 9.3    Interpretation.  When a reference is
made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.
The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or
"including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     Section 9.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.5    Entire Agreement; No Third-Party
Beneficiaries. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality
Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Section
6.6, are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

     Section 9.6    Governing Law.  This Agreement shall be
governed and construed in accordance with the laws of the State of Texas without regard to any applicable conflicts-of-law principles.

     Section 9.7 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 9.8 Publicity. Except as otherwise required by law or the rules of the New York Stock Exchange, Inc., for so long as this Agreement is in effect and then with as much advance notice to the other party as is practicable under the circumstances, neither Seller nor Buyer shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     Section 9.9    Assignment.  Neither this Agreement nor
any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Buyer may assign, in its sole discretion, any or all of its rights hereunder to any direct or indirect wholly owned Subsidiary of Buyer.
Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 9.10 Further Assurances. Subject to the terms and conditions hereof, Seller and Buyer will, and will cause their respective Subsidiaries to, do such additional things as are necessary or proper to carry out and effectuate the intent of this Agreement or any part hereof or the transactions contemplated hereby.

     IN WITNESS WHEREOF, Buyer and Seller have caused this
Acquisition Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                THE E. W. SCRIPPS COMPANY


                                By:
                                   Name:
                                   Title:

                                HARTE-HANKS COMMUNICATIONS, INC.


                                By:
                                   Name:
                                   Title:

                     EXCHANGE AGREEMENT


                Dated as of September 4, 1997


                        By and Among


                    BELO HOLDINGS, INC.,
     COLONY CABLE NETWORKS, INC., PJ PROGRAMMING, INC.,
                        BHI SUB, INC.


                             and


                  THE E. W. SCRIPPS COMPANY

                     TABLE OF CONTENTS
                                                     Page

ARTICLE I - Purchase, Sale and Exchange of
              Properties and Assets                  E-39
          1.1  TVFN Interests                        E-39
          1.2  KENS; First Closing Date              E-39
          1.3  KENS; Second Closing Date             E-40
          1.4  Assumption of Certain Liabilities     E-40
          1.5  The Closings                          E-41
          1.6  Exchange Consideration                E-41
          1.7  KENS Purchase Price Adjustments       E-41
          1.8  TVFN Adjustments                      E-42
          1.9  Purchase Price Allocation             E-43

ARTICLE II - Representations and Warranties of the
               Belo Entities                         E-44
          2.1  Organization                          E-44
          2.2  Capitalization; Subsidiaries          E-44
          2.3  Authority                             E-44
          2.4  Consents and Approvals; No Violations E-46
          2.5  CPMCO and TVFN Financial Statements   E-46
          2.6  Litigation                            E-46
          2.7  Employee Benefits.                    E-47
          2.8  Absence of Certain Changes or Events  E-47
          2.9  No Violation of Law                   E-48
          2.10 Taxes.                                E-48
          2.11 Environmental Matters.                E-49
          2.12 Material Contracts                    E-49
          2.13 Brokers or Finders                    E-50
          2.14 Title to Assets                       E-50
          2.15 Condition of Assets.                  E-50
          2.16 Employees.                            E-50
          2.17 Insurance.                            E-50
          2.18 Affiliation Agreements                E-51
          2.19 Belo Interests                        E-51
          2.20 Related Party Agreements              E-51
          2.21 Network Intangible Rights             E-51
          2.22 Trade Secrets                         E-52
          2.23 Transponder Subleases                 E-53
          2.24 Investigations                        E-53

ARTICLE III - Representations and Warranties of
                Scripps                              E-54
          3.1  Organization                          E-54
          3.2  Authority                             E-54
          3.3  Consents and Approvals; No Violations E-54
          3.4  KENS Financial Statements             E-55
          3.5  Litigation                            E-55
          3.6  Employee Benefits.                    E-55
          3.7  Absence of Certain Changes or Events  E-56
          3.8  No Violation of Law                   E-56
          3.9  Taxes.                                E-56
          3.10 Environmental Matters.                E-57
          3.11 Material Contracts                    E-57
          3.12 Brokers or Finders                    E-57
          3.13 Title to Assets                       E-57
          3.14 Condition of Assets.                  E-58
          3.15 Employees.                            E-58
          3.16 Insurance.                            E-58
          3.17 FCC Licenses.                         E-58
          3.18 KENS Intangible Rights                E-58
          3.19 KENS Trade Secrets                    E-59
          3.20 Investigations                        E-59

ARTICLE IV -   Covenants of the Belo Entities
                 Pending the First Closing           E-60
          4.1  Covenants with Respect to CPMCO and
                 TVFN                                E-60
          4.2  Covenants of the Belo Entities        E-62

ARTICLE V -    Covenants of Scripps Pending the
                 Closings                            E-62
          5.1  Covenants with Respect to the KENS
                 Assets                              E-62
          5.2  Covenants of Scripps                  E-64

ARTICLE VI -   Additional Agreements                 E-64
          6.1  Reasonable Efforts                    E-64
          6.2  Access to Information                 E-65
          6.3  Legal Conditions to Purchase          E-65
          6.4  Use of Names                          E-65
          6.5  Intercompany Balances                 E-66
          6.6  KENS Employee Matters; Harte-Hanks
                 Stock Plans                         E-66
          6.7  TVFN Employee Matters                 E-67
          6.8  Fees and Expenses                     E-67
          6.9  Transfer Taxes                        E-67
          6.10 Employment Taxes                      E-67
          6.11 Scripps Assignment of Contracts
                 and Permits                         E-67
          6.12 Belo Assignment of Contracts and
                 Permits                             E-68
          6.13 Schedules                             E-69
          6.14 Notification                          E-69
          6.15 Additional Agreements Related to
                 FCC Licenses                        E-69
          6.16 Resignations                          E-69
          6.17 LMA Agreement                         E-69
          6.18 Notice to Other Partners              E-70
          6.19 Transponder Agreement                 E-70

ARTICLE VII - Conditions to the Obligations of the Belo
                Entities                             E-70
          7.1  Representations, Warranties,
                 Covenants                           E-70
          7.2  Proceedings                           E-71
          7.3  Damage to the Assets                  E-71
          7.4  Certain Consents                      E-71
          7.5  Hart-Scott-Rodino                     E-71
          7.6  Deliveries                            E-71
          7.7  Closing of the Acquisition Agreement  E-71
          7.8  LMA                                   E-71
          7.9  Affiliation Agreement                 E-71
          7.10 FCC Authorizations                    E-71
          7.11 FCC Approval                          E-71

ARTICLE VIII - Conditions to the Obligations of
                 Scripps                             E-72
          8.1  Representations, Warranties,
                 Covenants                           E-72
          8.2  Proceedings                           E-72
          8.3  Certain Consents                      E-72
          8.4  Hart-Scott-Rodino                     E-72
          8.5  Deliveries                            E-72
          8.6  Closing of the Acquisition Agreement  E-72
          8.7  LMA                                   E-72
          8.8  FCC Approval                          E-72

ARTICLE IX - Items to be Delivered at the Closings   E-73
          9.1  Deliveries by Scripps                 E-73
          9.2  Deliveries by the Belo Entities       E-74

ARTICLE X - Nonsurvival of Representations,
              Warranties and Covenants;
              Indemnification                        E-75
          10.1 Nonsurvival of Representations
                 and Warranties                      E-75
          10.2 Indemnification                       E-75

ARTICLE XI - Miscellaneous                           E-77
          11.1 Termination of Agreement              E-77
          11.2 KENS Option                           E-78
          11.3 Liabilities Upon Termination          E-79
          11.4 Assignments                           E-79
          11.5 Further Assurances                    E-79
          11.6 Public Announcement                   E-79
          11.7 Notices                               E-80
          11.8 Captions                              E-80
          11.9 Law Governing                         E-80
          11.10 Waiver of Provisions                 E-81
          11.11 Counterparts                         E-81
          11.12 Entire Agreement                     E-81
          11.13 Confidentiality                      E-81
          11.14 Brokers or Finders                   E-81
          11.15 Specific Performance                 E-81
          11.16 No Third Party Beneficiaries         E-81
          11.17 Waiver                               E-81
          11.18 Certain Definitions                  E-82

                     EXCHANGE AGREEMENT

     EXCHANGE AGREEMENT (this "Agreement"), dated as of September 4, 1997, by and among BELO HOLDINGS, INC., a Delaware corporation ("Belo Holdings"), COLONY CABLE NETWORKS, INC., a Rhode Island corporation ("Colony"), PJ PROGRAMMING, INC., a Rhode Island corporation ("PJPI" ), BHI SUB, INC., a Delaware corporation ("Belo Sub" and, with Belo Holdings, Colony and PJPI, sometimes hereinafter referred to as the "Belo Entities"), and THE E.W. SCRIPPS COMPANY, an Ohio corporation ("Scripps").

                    W I T N E S S E T H

     WHEREAS,   PJPI  owns  a  general  partner  interest   in   Cable
Program   Management   Co.,  G.P.,  a  Delaware  general   partnership
("CPMCO") (the "PJPI Interest");

     WHEREAS, Colony owns a general partner interest in Television Food Network, G.P., a Delaware general partnership ("TVFN") (the "Colony Interest" and, with the
PJPI   Interest,   sometimes   hereinafter   referred   to   as    the
"TVFN Interests");

     WHEREAS, Scripps, or an entity to be formed and wholly owned by Scripps (the "KENS Entity"), will own on the First Closing Date (as defined herein) all of the right, title and interest in the assets used primarily in (the "KENS Assets"), and all liabilities and obligations (accrued, absolute, contingent, undisclosed or otherwise) which are primarily related to or have arisen or will arise from (the
"Assumed Liabilities"), the television station KENS-TV and the radio station KENS(AM) (collectively, "KENS"), pursuant to that certain Acquisition Agreement, dated as of May 16, 1997, as amended on or about the date hereof (the "Acquisition Agreement"), by and between Scripps and Harte-Hanks Communications, Inc., a Delaware corporation ("Harte-Hanks");

     WHEREAS,   the   Belo   Entities  desire   to   sell   the   TVFN
Interests and to purchase KENS, all pursuant to the terms of this Agreement; and

     WHEREAS,   Scripps  desires  to  sell  KENS   and   to   purchase
the   TVFN   Interests,   all  pursuant   to   the   terms   of   this
Agreement;

     NOW,   THEREFORE,   in  consideration  of   the   foregoing   and
of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                         ARTICLE I

    Purchase, Sale and Exchange of Properties and Assets

     I.1     TVFN    Interests.    Subject   to    the    terms    and
conditions   set  forth  herein,  on  the  First  Closing   Date   (as
defined herein), PJPI and Colony agree to sell and assign to Scripps, and Scripps agrees to purchase and acquire from PJPI and Colony, all of the TVFN Interests.

     I.2 KENS; First Closing Date. Subject to the terms and conditions set forth herein, Scripps agrees to sell and
assign   to   Belo   Sub,  and  Belo  Sub  agrees  to   purchase   and
acquire from Scripps, the KENS Assets. On the First Closing Date, Scripps shall deliver all of the KENS Assets to Belo
Sub (as the assignee of PJPI and Colony) pursuant to the terms of this Agreement, except for:

          (a) Licenses and Authorizations. All Scripps' rights associated with any Federal Communications Commission ("FCC") licenses, permits, waivers and authorizations ("FCC Licenses," which, for purposes of the Second Closing Date
(as defined herein) shall be deemed to include any renewals, extensions or modifications thereof and additions thereto and any pending applications thereto, as well as any additions, improvements, replacements and alterations thereto made as permitted by the terms of this Agreement
between   the   date  of  this  Agreement  and  the   Second   Closing
Date)   that   are  held  by  Scripps  as  of  the  closing   of   the
transactions   contemplated   by  the   Acquisition   Agreement   (the
"Acquisition   Closing   Date")   and   used,   held   for   use    or
necessary in connection with the business or operation of KENS, including, without limitation, those Licenses listed on Schedule 1.2(a) to this Agreement.

          (b) Tangible Personal Property. All physical assets, equipment, vehicles, furniture, fixtures, office materials and supplies, spare parts, and other tangible personal property of every kind and description owned, leased or licensed by Scripps as of the Acquisition Closing Date and used, held for use or necessary in connection with
the    business   and   operations   of   KENS,   including,   without
limitation,    those    shown    on   Schedule    1.2(b)    to    this
Agreement.

          (c) Real Property. All land and leaseholds, and other estates in real property and appurtenances thereto, and all easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads, appurtenances, licenses, permits and other rights pertaining to or accruing to the benefit of such real property and leasehold interests and estates in real property, buildings, towers, transmitters and antennae, and fixtures and improvements thereon owned, leased or licensed by Scripps as of the Acquisition Closing Date and used, held for use or necessary in connection with the business and operations of KENS, including, without limitation, those shown on Schedule 1.2(c) to this Agreement ("Real Property").

             (d)   Agreements   for  Sale  of   Time.    All   orders,
arrangements, contracts, understandings and agreements existing as of the Acquisition Closing Date for the sale of advertising time on KENS, except those which on the
applicable   Closing   Date  have  already   been   filled   or   have
expired.

          (e) Other Contracts; Programming and Copyrights. All Scripps Contracts (as defined herein) entered into in connection with the business and operations of KENS as of the Acquisition Closing Date, including, without limitation, those listed on Schedule 1.2(e) to this Agreement, other than (i) the network affiliation agreement between KENS-TV and CBS, Inc. (the "KENS Affiliation Agreement") and (ii) all rights to programs and programming materials and elements of whatever form or nature owned by Scripps as of
the   Acquisition   Closing  Date  and   used,   held   for   use   or
necessary in connection with the business and operations of KENS, whether recorded on film, tape or any other medium or intended for live performance, television broadcast or other medium and whether completed or in production, and all related common law and statutory Intangible Rights (as defined herein) owned, leased or licensed by Scripps and used in connection with the business and operations of KENS; provided, however, that in the event that Scripps is unable to deliver the assets referred to in clauses (i) and (ii)
above   at   the   First   Closing,   Scripps   shall   provide    the
economic benefit of such assets to Belo Sub from the First Closing Date to the date such assets are delivered pursuant to the terms of this Agreement.

          (f) Trademarks, etc. All trademarks, service marks, franchises, patents, trade names, jingles, slogans, and logotypes, copyrights, rights to the call letters "KENS-
TV" and "KENS-AM" and other intangible rights, owned, leased or licensed by Scripps as of the Acquisition Closing Date and used, held for use or necessary in connection with the business and operations of KENS (the "Intangible Rights"), including, without limitation, those shown on Schedule 1.2(f) to this Agreement.

          (g)    FCC   Records.   All  FCC  logs  and  other   records
that relate to KENS or its operations.

          (h) Files and Records. All files, records, books of account, computer programs, tapes, electronic data processing software, customer lists and other records of Scripps relating to the business and operations of KENS
(other than files, records, books of account, computer programs, tapes, electronic data processing software, customer lists and other records that exclusively refer to operations of Scripps other than KENS).

          (i) Prepaid Expenses and Receivables; Other Current Assets. All prepaid expenses (other than prepaid taxes) and notes and accounts receivable and any other current assets arising in connection with the business and operations of KENS.

             (j) Trade Agreements. All goods, assets, rights and services due to Scripps under all trade agreements and used, held for use or necessary in connection with the business and operations of KENS.

          (k)     Goodwill.    All   Scripps'   goodwill    in,    and
going concern value of, KENS.

     I.3 KENS; Second Closing Date. Subject to the terms and conditions set forth herein, on the Second Closing Date, Scripps shall deliver all of the KENS Assets not delivered
on   the   First  Closing  Date,  including  any  and  all  additions, improvements, replacements and alterations to any of them made as permitted by the terms of this Agreement between the date of this Agreement and the Second Closing Date (all of which shall be deemed to be part of the KENS Assets for purposes of this Agreement).

     I.4  Assumption of Certain Liabilities.

          (a) Upon the terms and subject to the conditions of this Agreement, Belo Sub hereby assumes, (i) effective as of the First Closing Date, and agrees to pay, perform and discharge when due, and indemnify Scripps and hold it harmless from the Assumed Liabilities related to those KENS Assets transferred and delivered to Belo Sub at the First
Closing and (ii) effective as of the Second Closing Date, and agrees to pay, perform and discharge when due, and indemnify Scripps and hold it harmless from the Assumed Liabilities remaining as of the Second Closing Date.

          (b) Belo Sub shall in no event assume, nor shall it be liable for, any obligations or liabilities of Scripps of any nature whatsoever (whether express or implied, fixed or contingent, known or unknown) other than the Assumed Liabilities. Scripps agrees to pay, perform and discharge, and indemnify against and hold the Belo Entities harmless from, all obligations and liabilities, if any, relating to the KENS Assets, except the Assumed Labilities.

     I.5      The     Closings.     The    consummation     of     all
transactions provided for in this Agreement, other than the transfer of those KENS Assets referred to in Section 1.2(a)
through (k), (the "First Closing") shall take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202 at 2:00 p.m. on the Acquisition Closing Date, subject to the satisfaction or waiver of the last of the applicable conditions required to be satisfied or waived pursuant to
Article   VII  or  VIII  hereof,  and  the  closing  of  the  transfer of those KENS Assets referred to in Section 1.3 shall take place at such offices, at such time and on such date, which is mutually agreed to by Scripps and the Belo Entities and which is not less than five or more than ten business days after the satisfaction or waiver of the last of the applicable conditions required to be satisfied or waived pursuant to Articles VII or VIII hereof; or at such other place, time or date as the parties shall agree upon in writing (the "Second Closing Date"). The dates on which the
First Closing and the Second Closing are to occur are referred to herein as the "First and Second Closing Dates".

     I.6 Exchange Consideration. Subject to the adjustments described in Section 1.7 hereof, (a) Scripps shall pay for the TVFN Interests through the sale, conveyance and transfer of the KENS Assets to Belo Sub (as assignee of PJPI and Colony) pursuant to the terms of this Agreement (the "Scripps Consideration") and (b) Belo Holdings shall pay for the KENS Assets through (i) the sale, conveyance and transfer of the TVFN Interests to Scripps pursuant to the terms of this Agreement (the "Belo TVFN Consideration"), (ii) the assumption of the Assumed
Liabilities, and (iii) the payment of Seventy Five Million Dollars ($75,000,000) (the "Belo Cash Consideration" and, with the Belo TVFN Consideration and the Assumed Liabilities, the "Belo Consideration"). The Belo Cash
Consideration   shall   be   paid  at  the   applicable   Closing   by
wire   transfer   in  immediately  available  funds  to   an   account
specified by Scripps.

     I.7  KENS Purchase Price Adjustments.

          (a)    No  later  than  45  days  after  the  First  Closing
Date, Scripps shall deliver to Belo Holdings a balance sheet of KENS at the First Closing Date (the "KENS Closing Balance Sheet"). The KENS Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles on a basis consistent with the KENS Financial Statements (as defined herein), except that the KENS Closing Balance Sheet
(i) will not include any liabilities or reserves in respect of Continuing Claims (as defined in the Acquisition Agreement), (ii) will reflect all film contracts as long term assets and all film contract payables as long term liabilities and (iii) will not reflect as current liabilities the severance obligations for Employees (as
defined   in   the  Acquisition  Agreement)  of  KENS  referenced   in
Section 6.6(a) of the Acquisition Agreement. To the extent that the net working capital (current assets less current
liabilities)   of   KENS  as  shown  on  the  KENS   Closing   Balance
Sheet  is  more  or  less  than  zero,  Belo  Holdings  shall  pay  to
Scripps,   or  Scripps  shall  pay  to  Belo  Holdings,   the   amount
of   such   excess  or  shortfall,  respectively,  by  wire   transfer
of   immediately   available   funds   within   five   days   of   the
earlier  to  occur  of  (A)  acceptance  by  Belo  Holdings   of   the
KENS Closing Balance Sheet or (B) the Neutral Auditors' (as defined herein) determination.

             (b)   After   receipt   of  the  KENS   Closing   Balance
Sheet, Belo Holdings shall have 20 days to review the KENS Closing Balance Sheet, together with the workpapers used in the preparation thereof. Representatives of Belo Holdings shall be given access to all work papers, books, records and other information related to the preparation of the KENS Closing Balance Sheet to the extent required to complete their review of the KENS Closing Balance Sheet. Belo
Holdings   may   dispute  items  reflected   on   the   KENS   Closing
Balance Sheet only on the basis that such amounts were not arrived at in accordance with the consistent application of accounting principles used in the preparation of the KENS Financial Statements. Unless Belo Holdings delivers written notice to Scripps on or prior to the 20th day after Belo Holdings's receipt of the KENS Closing Balance Sheet specifying in reasonable detail all disputed items and the basis therefor, Belo Holdings shall be deemed to have accepted and agreed to the KENS Closing Balance Sheet. If Belo Holdings so notifies Scripps of its objection to the KENS Closing Balance Sheet, Belo Holdings and Scripps shall, within 30 days following such notice (the "KENS Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

          (c) If, at the conclusion of the KENS Resolution Period, there remain amounts in dispute pursuant to paragraph (b) of this Section 1.7, then all amounts remaining in dispute shall be submitted to a firm of nationally recognized independent public accountants who shall not have had a material relationship with A. H. Belo
Corporation or Scripps within the past two years (the "Neutral Auditors") and who shall be selected by mutual agreement of Belo Holdings and Scripps within 10 days after the expiration of the KENS Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne equally by Belo Holdings and
Scripps. The Neutral Auditors shall act as an arbitrator to determine, based solely on presentations by Belo Holdings and Scripps, and not by independent review or audit, only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days of their selection, shall be set forth in a written statement
delivered   to  Belo  Holdings  and  Scripps  and  shall   be   final,
binding and conclusive.

          (d) Notwithstanding anything else contained herein to the contrary, the Belo Cash Consideration shall be reduced by an amount equal to the sum of (i) any unpaid
indebtedness   of   CPMCO  or  TVFN  owing  to   any   of   the   Belo
Entities   as  of  the  First  Closing  Date  and  that   arose   with
Scripps' consent after September 30, 1997, and (ii) any capital or other equity contributions made with Scripps' consent by any of the Belo Entities to or on behalf of CPMCO or TVFN after September 30, 1997 up to the First Closing Date.

     I.8  TVFN Adjustments.

          (a)    No  later  than  45  days  after  the  First  Closing
Date, Belo Holdings shall deliver to Scripps a balance sheet of TVFN at the First Closing Date (the "TVFN Closing Balance Sheet"). The TVFN Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles on a basis consistent with the TVFN Financial Statements (as defined herein) except that the TVFN Closing Balance Sheet
(i)    will    not    include   any   capital    or    other    equity
contributions made by any of the Belo Entities to CPMCO or TVFN after September 30, 1997 and (ii) will reflect all television program rights and launch incentive assets as long term assets and all television program rights and launch incentives liabilities as long term liabilities. To the extent that the net working capital (current assets less current liabilities) of TVFN as shown on the TVFN Closing
Balance   Sheet  is  more  or  less  than  zero,  Scripps  shall   pay
Belo Holdings, or Belo Holdings shall pay Scrips, an amount equal to 56% of such excess or 56% of such shortfall, respectively, by wire transfer of immediately available
funds   within   five   days  of  the  earlier   to   occur   of   (A)
acceptance   by  Scripps  of  the  TVFN  Closing  Balance   Sheet   or
(B) the Neutral Auditors' determination.

         (b) After receipt of the TVFN Closing Balance Sheet, Scripps shall have 20 days to review the TVFN
Closing Balance Sheet, together with the workpapers used in the preparation thereof. Representatives of Scripps shall be given access to all work papers, books, records and other information related to the preparation of the TVFN Closing Balance Sheet to the extent required to complete their review of the TVFN Closing Balance Sheet. Scripps may dispute items reflected on the TVFN Closing Balance Sheet only on the basis that such amounts were not arrived at in accordance with the consistent application of accounting principles used in the preparation of the TVFN Financial Statements. Unless Scripps delivers written notice to Belo Holdings on or prior to the 20th day after Scripps's receipt of the TVFN Closing Balance Sheet specifying in reasonable detail all disputed items and the basis therefor, Scripps shall be deemed to have accepted and agreed to the TVFN
Closing Balance Sheet. If Scripps so notifies Belo Holdings of its objection to the TVFN Closing Balance Sheet, Scripps and Belo Holdings shall, within 30 days following such notice (the "TVFN Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

          (c) If, at the conclusion of the TVFN Resolution Period, there remain amounts in dispute pursuant to paragraph (b) of this Section 1.8, then all amounts remaining in dispute shall be submitted to the Neutral Auditors who shall be selected by mutual agreement of Belo
Holdings and Scripps within 10 days after the expiration of the TVFN Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne equally by Belo Holdings and Scripps. The Neutral Auditors shall act as an arbitrator to determine, based solely on presentations by Belo Holdings and Scripps, and not by independent review or audit, only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days of their selection, shall be set forth in a written statement delivered to Belo Holdings and Scripps and shall be final, binding and conclusive.

     I.9 Purchase Price Allocation. The parties agree that the value of the Belo TVFN Consideration and the amount of the Belo Cash Consideration (as reduced pursuant to Section 1.7(d) hereof) and the Assumed Liabilities shall be allocated for federal income tax purposes among the KENS Assets in accordance with the agreement to be reached by Scripps and Harte-Hanks pursuant to the Acquisition
Agreement   (the   "Allocation").    Scripps   hereby   agrees    with
the Belo Entities to keep the Belo Entities informed on a current basis of the substance of any discussions with Harte-
Hanks regarding the Allocation, to allow the Belo Entities to participate directly with Scripps and Harte-Hanks in any such discussions if they so desire and to take into account the comments of the Belo Entities in reaching an agreement with Harte-Hanks on the Allocation. Subject to the requirements of applicable law, the Allocation shall be binding upon the parties for the purposes of filing any return, report or schedule regarding Taxes (as defined herein) arising from or in connection with the acquisition of the KENS Assets from Scripps. In the event of any purchase price adjustment hereunder, including, without limitation, under Section 1.7(a), (b) or (c) hereof, the
Belo   Entities  and  Scripps  agree  to  adjust  the  Allocation   to
reflect such adjustment as Harte-Hanks and Scripps have agreed to under the Acquisition Agreement, and, in each case, the Belo Entities and Scripps agree to file consistently any Tax Return (as defined herein) and reports required as a result of such adjustment.

                         ARTICLE II

    Representations and Warranties of the Belo Entities

     Each    of    the   Belo   Entities,   jointly   and   severally,
represents and warrants to Scripps as follows:

     II.1 Organization. Each of the Belo Entities, CPMCO and TVFN is duly organized, validly existing and in good
standing    under    the   laws   of   the   jurisdiction    of    its
incorporation   or   formation  and  each  of   the   Belo   Entities,
CPMCO and TVFN have all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on CPMCO and TVFN, taken as a whole. Each of the Belo Entities, CPMCO and TVFN are duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on CPMCO and TVFN, taken as a whole or on the ability of the Belo Entities to consummate the transactions contemplated hereby. True, accurate and complete copies of the partnership agreements, including all amendments thereto, of CPMCO and TVFN, have heretofore been delivered to Scripps. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to CPMCO and TVFN, taken as a whole, or an entity (or group of entities taken as a whole) means that such event, change or effect is materially adverse to the business, properties, assets, results of operations or financial condition of
CPMCO and TVFN, taken as a whole, or such entity (or, if with respect thereto, of such group of entities taken as a whole).

     II.2 Capitalization; Subsidiaries.

             (a)    The   ownership   (including   the   identity   of
each  owner  and  the  number  of  units  owned  by  each  owner)   of
the  general  partnership  interests  of  CPMCO  and  of  TVFN  is  as set forth on Section 2.2 of the Belo Disclosure Schedule. Except for those that have been waived, arise pursuant to the terms of the Partnership Agreements (as defined herein) or which are set forth on Section 2.2 of the Belo Disclosure Schedule, (i) there are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character binding on CPMCO or TVFN with respect to general partnership interests therein or with respect to the TVFN Interests, and
(ii) there are no outstanding contractual obligations of either CPMCO or TVFN to issue or sell or repurchase, redeem
or   otherwise  acquire  any  partnership  interests  of   either   of
them.   Upon  the  sale  of  the  TVFN Interests  to  Scripps  at  the
First Closing, Scripps will acquire the entire legal and beneficial ownership in all of the TVFN Interests, free and clear of any liens, claims, security interests or
encumbrances   other   than  those  that   arise   after   the   First
Closing    Date   pursuant   to   the   terms   of   the   Partnership
Agreements.

             (b) Section 2.2 of the Belo Disclosure Schedule sets forth (i) all agreements, contracts, understandings or arrangements relating to TVFN or CPMCO to which Reese Schonfeld or any entity affiliated with him (the "Schonfeld Parties") is a party, (ii) the general partnership interests in CPMCO and TVFN owned by the Schonfeld Parties as of the
date   hereof,   and  (iii)  the  general  partnership  interests   in
CPMCO and TVFN that the Schonfeld Parties have the right to acquire from the Belo Entities or, to the knowledge of the Belo Entities, from any of the other general partners of CPMCO or TVFN.

          (c) Section 2.2 of the Belo Disclosure Schedule sets forth, to the best of the Belo Entities' knowledge, a true and correct list of each Subsidiary (as defined herein) of CPMCO and TVFN which identifies the owners of all equity securities and partnership or other interests therein, including the amounts owned by such persons or entities, in each case as of the date hereof. All of the equity securities and partnership or other interests in the
Subsidiaries of CPMCO and TVFN shown as being owned by CPMCO and TVFN are owned entirely by CPMCO or TVFN, as the case may be, as of the date hereof, free and clear of all liens, claims, security interests, restrictions or encumbrances of any kind, except for those that arise under the organizational documents of such Subsidiaries, restrictions on transfer imposed by state or federal securities laws or
those   which   are   set   forth  on  Section   2.2   of   the   Belo
Disclosure    Schedule.     All    such    equity    securities    and
partnership and other interests have been duly authorized and validly issued and are fully paid and nonassessable.
There are no agreements, understandings or undertakings governing the rights and duties of CPMCO, TVFN or any of their Subsidiaries as a stockholder of any Subsidiary (other
than   a   Subsidiary  wholly  owned  by  CPMCO  or  TVFN  or   by   a
direct  or  indirect  wholly  owned  Subsidiary  of  CPMCO  or   TVFN)
under   which  CPMCO,  TVFN  or  any  of  their  Subsidiaries  is   or
may become obligated, directly or indirectly, to acquire or dispose of any equity interest in, make any capital contribution or extend credit to, or act as guarantor,
surety   or   indemnitor   for  any  liability   of   any   Subsidiary
(other  than  a  Subsidiary  wholly owned  by  CPMCO  or  TVFN  or  by
a   direct   or   indirect  wholly  owned  Subsidiary  of   CPMCO   or
TVFN). Other than Subsidiaries of CPMCO or TVFN, neither CPMCO nor TVFN has any interest in any corporation, joint venture, limited liability company, limited liability partnership, or other business enterprise of any nature, other than investments in marketable securities acquired in the ordinary course of business or those which are set forth on Section 2.2 of the Belo Disclosure Schedule.

          (d)    Each   Subsidiary   of   CPMCO   and   TVFN   is    a
corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and each such
Subsidiary   has  all  requisite  corporate,  partnership   or   other
similar   power   and  authority  to  own,  lease  and   operate   its
properties   and  assets  and  to  carry  on  its  business   as   now
being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on CPMCO and TVFN, taken as a whole.

             (e) Each Subsidiary of CPMCO and TVFN is duly qualified and licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have material adverse effect on CPMCO and TVFN, taken as a whole.

          (f) As of the date hereof, each Subsidiary of CPMCO and TVFN has obtained from any requisite Governmental Entity (as defined herein) all approvals, permits and licenses necessary for the conduct of its businesses and operations, as currently conducted, which approvals, permits
and   licenses  are,  as  of  the  date  hereof,  valid  and  in  full
force   and  effect,  except  where  the  failure  to  have   obtained
such approvals, permits and licenses would not have a material adverse effect on CPMCO and TVFN, taken as a whole.

     II.3   Authority.    Each   of  the   Belo   Entities   has   the
requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Belo Entities and the consummation by the Belo Entities of the transactions contemplated hereby have been duly authorized by each of their respective Boards of Directors, and no other corporate proceedings on the part of any of the Belo Entities are necessary to authorize this Agreement or for the Belo Entities to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Belo Entities and, assuming this Agreement constitutes a valid and binding obligation of Scripps, constitutes a valid and binding obligation of each of the Belo Entities, enforceable against the Belo Entities in accordance with its terms.

     II.4 Consents and Approvals; No Violations. Except (a) as set forth in Section 2.4 of the Belo Disclosure Schedule,
(b) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
Act"), and the Communications Act of 1934, as amended (the "FCC Act"), and (c) as may be necessary as a result of any facts or circumstances relating solely to Scripps or any of its Subsidiaries (as defined herein), none of the execution, delivery or performance of this Agreement by the Belo
Entities or the consummation by the Belo Entities of the transactions contemplated hereby and compliance with any of
the   provisions  hereof  will  (i)  conflict  with   or   result   in
any   breach  of  any  provisions  of  the  charters  or   bylaws   of
the Belo Entities or any provisions of the Partnership Agreements, (ii) require any filing by the Belo Entities with, or any permit, authorization, consent or approval to be obtained by the Belo Entities of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a
"Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument, obligation or commitment (collectively, "Contracts") to which CPMCO or TVFN is a party or by which either of them or any of their properties or assets may be bound ("Belo Contracts"), any Contract to which any Belo Entity is a party or under the Partnership Agreements, including, without limitation, Article IX thereof, or result in the creation of any lien upon any of the property or assets of CPMCO or TVFN or upon the TVFN Interests, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Belo Entities, CPMCO or TVFN, except, in the case of clause (ii),
(iii) or (iv), for failures to file or obtain, violations, breaches, defaults or liens which would not have a material adverse effect on CPMCO and TVFN, taken as a whole, or the ability of the Belo Entities to consummate the transactions
contemplated   hereby.    None  of  the   Belo   Entities   have   any
knowledge of any facts or circumstances relating to the Belo Entities, CPMCO or TVFN that, individually or in the
aggregate,   would   prevent   any   necessary   approval    of    the
transactions   contemplated   by  this   Agreement   under   the   FCC
Act; provided, however, the parties hereto recognize the necessity for a waiver of the FCC's one-to-a-market rule.

     II.5 CPMCO and TVFN Financial Statements. Attached hereto as Exhibits A and A-1 are the unaudited balance sheets of CPMCO, and attached hereto as Exhibits B and B-1 are the audited balance sheets of TVFN (collectively, the "TVFN Balance Sheets"), as of December 31, 1996 (the "Balance Sheet Date") and December 31, 1995, and the related statements of operations and cash flows for the three years ended December 31, 1996 and the accompanying notes thereto
(together with the TVFN Balance Sheets, the "TVFN Financial Statements"). The TVFN Financial Statements have been prepared in accordance with generally accepted accounting
principles  consistently  applied,  and,  except  as  set   forth   in
Section   2.5   of  the  Belo  Disclosure  Schedule,  fairly   present
in all material respects the financial position of CPMCO and TVFN at the dates thereof, and the results of their operations for the periods then ended. After the First Closing, except as otherwise contemplated by this Agreement, none of the Belo Entities nor any of their other
Subsidiaries will own or have rights to use any of the assets or property, whether tangible, intangible or mixed, which are necessary for the conduct of the business of CPMCO or TVFN as conducted on the date hereof.

     II.6 Litigation. Except as disclosed in the TVFN Financial Statements or as set forth in Section 2.6 of the Belo Disclosure Schedule, there is no suit, action, proceeding or investigation relating to CPMCO or TVFN pending or, to the knowledge of the Belo Entities, threatened, against the Belo Entities, CPMCO or TVFN before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on CPMCO and TVFN, taken as a whole, or on the ability of the Belo Entities to consummate the transactions contemplated hereby. Except as set forth in Section 2.6 of the Belo Disclosure Schedule, none of the Belo Entities, CPMCO or TVFN is subject to or in default under any outstanding order, writ, injunction or decree relating to CPMCO or TVFN which, individually or in the aggregate, is reasonably likely to have a material adverse effect on CPMCO and TVFN, taken as a whole, or a material adverse effect on the ability of the Belo Entities to consummate the transactions contemplated hereby.

      II.7     Employee Benefits.

          (a) Section 2.7 of the Belo Disclosure Schedule contains a list of all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material benefit plans, programs, agreements and arrangements (the "TVFN Benefit Plans"), which cover employees or former employees of CPMCO or TVFN (the "TVFN Employees"). True and complete copies of all TVFN Benefit Plans, any trust instruments and/or insurance contracts, if any, forming a part of any such plans, and all amendments thereto; current summary plan descriptions; where applicable, the most current determination letter received from the Internal Revenue Service (the "Service"); and where applicable, annual reports, financial statements and actuarial reports for the last plan year, which fairly and accurately reflect the financial condition of the plans, have been made available to Scripps.

          (b) All TVFN Benefit Plans are in compliance with ERISA, the Code (as defined herein), and all other applicable laws in all material respects. Each TVFN Benefit Plan which is an "employee pension benefit plan" within the meaning  of  Section  3(2)  of  ERISA  (a  "TVFN  Pension  Plan")  and
which   is   intended  to  be  qualified  under  Section   401(a)   of
the Code has received a favorable determination letter from the Service, and none of the Belo Entities, CPMCO or TVFN is aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither the Belo Entities, CPMCO or TVFN nor any Belo ERISA Affiliate (as defined herein) has contributed or been required to contribute to any Multiemployer Plan (as defined in ERISA) with respect to any TVFN Employees.

          (c) No liability under Subtitle C or D of Title IV of ERISA has been incurred by the Belo Entities, CPMCO or TVFN with respect to any ongoing, frozen or terminated TVFN Pension Plan, currently or formerly maintained by any of them, or the pension plan of any entity which is or has been considered one employer with the Belo Entities, CPMCO or
TVFN,   as   the  case  may  be,  under  Section  4001  of  ERISA   or
Section   414   of   the  Code  (a  "Belo  ERISA   Affiliate")   which
would   have   a   material  adverse  effect  on   CPMCO   and   TVFN,
taken as a whole.

          (d) All contributions required to be made or accrued as of the Balance Sheet Date under the terms of any
TVFN  Benefit  Plan  for  which  the  Belo  Entities,  CPMCO  or  TVFN may have liability have been timely made or have been reflected on the TVFN Balance Sheets. Neither any TVFN
Pension Plan nor any pension plan of any Belo Entity or Belo ERISA Affiliate has incurred an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section  412  of  the  Code  or Section 302  of  ERISA  in  an  amount which would have a material adverse effect on CPMCO and TVFN, taken as a whole. None of the Belo Entities, CPMCO or
TVFN, has provided, or is required to provide, security to any TVFN Pension Plan pursuant to Section 401(a)(29) of the Code.

             (e) None of the Belo Entities, CPMCO and TVFN, has any obligations for retiree health and life benefits for TVFN Employees or former TVFN Employees under any TVFN
Benefit Plan, except as set forth in Section 2.7 of the Belo Disclosure Schedule or as required by Part 6 of Title I of ERISA.

     II.8 Absence of Certain Changes or Events. Except as set forth in Section 2.8 of the Belo Disclosure Schedule, since the Balance Sheet Date, CPMCO and TVFN have conducted business only in the ordinary course consistent with past practice, and there has not been any change or development, or combination of changes or developments (other than changes relating to or arising from legislative or regulatory changes, developments generally affecting the broadcasting industry or general economic conditions in the United States), which individually or in the aggregate have had or are reasonably likely to have a material adverse effect on CPMCO and TVFN, taken as a whole.

     II.9 No Violation of Law. Except as disclosed in the TVFN Financial Statements or as set forth in Section 2.9 of
the   Belo   Disclosure   Schedule,  none  of   the   Belo   Entities,
CPMCO or TVFN is in violation of, or, to the knowledge of the Belo Entities, under investigation with respect to or has been given notice or been charged by any Governmental Entity with any violation of, any law, statute, order, rule, regulation or judgment of any Governmental Entity, except for violations which, in the aggregate, would not have a material adverse effect on CPMCO and TVFN, taken as a whole. The Belo Entities, CPMCO and TVFN have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct the business of CPMCO and TVFN as presently conducted, except for any such permits, licenses, franchises or other governmental authorizations, consents and approvals the failure of which to have would not have a material adverse effect on CPMCO and TVFN, taken as a whole.

     II.10     Taxes.

          (a)    Except   as   disclosed   in   the   TVFN   Financial
Statements   or   as   set  forth  in  Section  2.10   of   the   Belo
Disclosure Schedule:

               (i)    Colony,   PJPI,   CPMCO  and   TVFN   have   (A)
     duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them on or prior to the First Closing Date, other than those Tax Returns the failure of which to file would not have a material adverse effect on the entity required to file such Tax Return, and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all Taxes (as defined herein) due with respect to periods ending on or prior to the First Closing Date;

                   (ii)        all   monies   which   Colony,    PJPI,
     CPMCO   and   TVFN  have  been  required  by  law   to   withhold
     from employees or other contractors with respect to payments made or periods ending on or before the First
     Closing Date have been withheld and timely paid to the appropriate governmental authority;

               (iii)       as   of   the   date   hereof,   the    Tax
     Returns for Colony, PJPI, CPMCO and TVFN are not currently the subject of any audit, investigation or
     proceeding   by   the   Service  or,  to   the   Belo   Entities'
     knowledge, any state or local taxing authority, and none of Colony, PJPI, CPMCO or TVFN has received any written notice of deficiency or assessment from any taxing authority with respect to liabilities for material Taxes of Colony, PJPI, CPMCO or TVFN which have not been paid or finally settled, other than audits, deficiencies or assessments disclosed in
     Section   2.10  of  the  Belo  Disclosure  Schedule   which   are
     being    contested    in    good   faith   through    appropriate
     proceedings; and

               (iv)    no   federal   income   tax   audit   of    the
     affiliated group of which the predecessor of Belo Holdings was the common parent is underway, and no federal income tax audit of the affiliated group of which Belo Holdings is currently a member is underway for any year during which Colony and PJPI were members of such group.

(b) "Taxes" means all taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, estimated taxes, excise, personal property, real property, sales, ad valorem, value-
added, leasing, withholding, social security, workers compensation, unemployment insurance, occupation, use, service, service use, license, stamp, payroll, employment, windfall profit, environmental, alternative or add-on minimum tax, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local, or foreign governmental authority whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies, imposts, duties or other assessments. "Tax Return" means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

          (c)     Neither   Colony   nor   PJPI   is    a     "foreign
person"   within   the   meaning  of   Section   1445(b)(2)   of   the
Code.

     II.11     Environmental Matters.

             (a)   Except   as   disclosed  in  the   TVFN   Financial
Statements or as set forth in Section 2.11 of the Belo Disclosure Schedule and except for such matters that,
individually  or  in  the  aggregate,  would  not  have   a   material
adverse  effect  on  CPMCO  and  TVFN,  taken  as  a  whole,  (i)   to
the knowledge of the Belo Entities, CPMCO and TVFN are in compliance in all material respects with all applicable Environmental Laws (as defined herein); (ii) to the knowledge of the Belo Entities, the properties presently owned or operated by CPMCO and TVFN, the ("TVFN Acquired Properties") do not contain any Hazardous Substance (as defined herein) other than as permitted under applicable Environmental Laws; (iii) none of the Belo Entities, CPMCO or TVFN has since December 31, 1994 received any claims, notices, demand letters, lawsuits or requests for information from any Governmental Entity or any private third party alleging that CPMCO or TVFN is in violation of, or liable under, any Environmental Laws; and (iv) none of the Belo Entities, CPMCO or TVFN or the TVFN Acquired
Properties   is   subject   to   any   court   order,   administrative
order or decree relating to the TVFN Acquired Properties arising under any Environmental Law.

          (b) "Environmental Law" means any applicable Federal, state or local law, regulation, permit, judgment or agreement with any Governmental Entity, relating to (i) the protection, preservation or restoration of the environment or to human health or safety, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or
dangerous,   or   otherwise   regulated,   under   any   Environmental
Law.

     II.12       Material  Contracts.   Section  2.12  of   the   Belo
Disclosure   Schedule   identifies  any   Belo   Contract   to   which
CPMCO or TVFN is a party or by which any of their assets or operations may be bound as of the date of this Agreement
that   is:   (a)   a   loan  or  similar  agreement  or   indebtedness
evidenced by a note or other instrument, or any direct or indirect guarantee of indebtedness of any other person, in excess of $1,000,000; (b) any Belo Contract that expressly limits the right to terminate such Belo Contract without penalty upon less than one year's notice and such Belo Contract provides for future payments in excess of $250,000 within the next twelve (12) months from the date hereof; (c) an employment or severance agreement providing for payments in excess of $100,000 to any TVFN Employee; (d) any Belo Contract related to capital expenditures, which provides for future payments in excess of $500,000 within the next twelve
(12) months from the date hereof; (e) notwithstanding the foregoing, a talent or programming agreement; (f) a noncompete agreement; (g) a lease, sublease or similar agreement with any person under which any of CPMCO, TVFN or
any   of   their  Subsidiaries  is  a  lessor  or  sublessor  of,   or
makes available for use to any person, (A) any real property of CPMCO, TVFN or any of their Subsidiaries or (B) any portion of the premises otherwise occupied by any of CPMCO, TVFN or any of their Subsidiaries, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $100,000 and is not terminable by one of  CPMCO,  TVFN  or  any  of  their Subsidiaries  by  notice  of  not more than 60 days for a cost of less than $100,000; (h) a lease, sublease or similar agreement with any person under which (A) CPMCO, TVFN or any of their Subsidiaries is a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) CPMCO, TVFN or any of their Subsidiaries is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by any of CPMCO, TVFN or their Subsidiaries, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $100,000 and is not terminable by  one  of  CPMCO,  TVFN  or  any  of their  Subsidiaries  by  notice of  not  more  than  60  days  for  a  cost  of  less  than  $100,000;
(i) (A) a continuing contract for the future purchase of materials, supples or equipment, (B) a management, service,
consulting   or  other  similar  type  of  contract  or  (C)   orders,
arrangements, contracts, understandings and agreements for the sale of advertising time on the Television Food Network (the "Network"), in any such case which has an aggregate future liability to any person in excess of $100,000 and is not terminable by any of CPMCO, TVFN or their Subsidiaries by notice of not more than 60 days for a cost of less than $100,000; and (j) a material license, option or other contract relating in whole or in part to any computer software used primarily in connection with the business of CPMCO, TVFN or any of their Subsidiaries as currently conducted (other than licenses for the use of readily available, off-the-shelf software). Except as set forth in
Section 2.12 of the Belo Disclosure Schedule (i) each of the Belo Contracts set forth on Section 2.12 of the Belo
Disclosure   Schedule   is   in  full   force   and   effect,   except
where  the  failure  to  be  in  full  force  and  effect  would   not
have  a  material  adverse  effect on  CPMCO  and  TVFN,  taken  as  a
whole,   and  (ii)  there  are  no  existing  defaults  by  CPMCO   or
TVFN thereunder which default would result in a material adverse effect on CPMCO and TVFN, taken as a whole.

     II.13 Brokers or Finders. None of the Belo Entities, CPMCO or TVFN has any liability to any agent, broker, investment banker, financial advisor or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Furman Selz, LLC ("Furman"), whose fees and expenses, as previously disclosed to Scripps, will be paid by Belo Holdings in accordance with Belo Holdings' agreement with such firm.

     II.14       Title   to   Assets.   Except   as   set   forth   in
Section  2.14  of  the  Belo  Disclosure  Schedule,  to  the  best  of the Belo Entities' knowledge, CPMCO and TVFN own all of their respective assets free and clear of any liens, claims, security interests, restrictions or encumbrances that, individually or in the aggregate, are reasonably likely to have a material adverse effect on CPMCO and TVFN, taken as a whole. Except as set forth in Section 2.14 of the Belo Disclosure Schedule, none of CPMCO, TVFN or their
Subsidiaries owns in fee any real property or interests in real property. Section 2.12 of the Belo Disclosure Schedule sets forth a complete list of all leases of real property or interests in real property to which any of CPMCO, TVFN and their Subsidiaries is a party and identifies any material base leases and reciprocal easement or operating agreements relating thereto. To the best of the Belo Entities' knowledge, CPMCO, TVFN and their Subsidiaries have good and
valid   title  to  their  leased  assets,  in  each  case   free   and
clear    of    all    liens,    claims,    security    interests    or
encumbrances that, individually or in the aggregate, are reasonably likely to have a material adverse effect on CPMCO and TVFN, taken as a whole.

     II.15       Condition   of   Assets.    All   of   the   material
assets of CPMCO and TVFN are in good operating condition and repair, ordinary wear and tear excepted.

     II.16 Employees. With respect to CPMCO or TVFN, none of the Belo Entities, CPMCO or TVFN is a party to, or is bound by, any collective bargaining agreement or other contract with a labor union, nor are the Belo Entities, CPMCO or TVFN the subject of any proceeding or organizing
activity   seeking   to   compel  it  to  bargain   with   any   labor
union as to wages and conditions of employment, nor is there any strike, labor dispute, slow down or stoppage involving the Belo Entities, CPMCO or TVFN pending or, to the knowledge of the Belo Entities, threatened that, individually or in the aggregate, are reasonably likely to have a material adverse effect on CPMCO and TVFN, taken as a whole.

     II.17       Insurance.   Set  forth  in  Section  2.17   of   the
Belo Disclosure Schedule is a schedule of the insurance coverage (including policy limits, coverage layers, and named insureds) maintained by the Belo Entities, CPMCO or TVFN on the assets, properties, premises, operations and personnel of CPMCO or TVFN.

     II.18       Affiliation   Agreements.   Section   2.18   of   the
Belo   Disclosure   Schedule   sets  forth   a   true   and   complete
list,   as  of  the  date  hereof,  of  the  contracts  between   TVFN
and   the   largest  15  cable  operators  relating  to  carriage   of
the   Network   (as   determined  by  the  number   of   basic   cable
television subscribers served by such cable operators) (the "TVFN Affiliation Agreements"). At the date hereof, to the knowledge of the Belo Entities, neither CPMCO nor TVFN has received any notice that any such cable carrier (a) has canceled or terminated, or has a specific intention to cancel or terminate, any TVFN Affiliation Agreement, which cancellations or terminations would be reasonably likely to involve, in the aggregate, the loss of more than 100,000 subscribers, or (b) has a specific intention to effect a planned reduction in the number of subscribers covered by such TVFN Affiliation Agreement, other than reductions which would not reasonably be expected to have a material adverse effect on TVFN and its Subsidiaries, taken as a whole.
Except as set forth in Section 2.18 of the Belo Disclosure Schedule and subject to obtaining the applicable consents set forth in Sections 2.4 and 2.18 of the Belo Disclosure Schedule, all TVFN Affiliation Agreements are valid, binding and in full force and effect and are enforceable by TVFN (and, at the First Closing Date, will be enforceable in
accordance   with   their   terms).    Except   as   set   forth    in
Section 2.18 of the Belo Disclosure Schedule, TVFN has performed all obligations required to be performed by it to date under the TVFN Affiliation Agreements and it is not
(with  or  without  the  lapse  of  time  or  the  giving  of  notice, or  both)  in  breach  or  default  in  any  respect  thereunder  and, to the knowledge of the Belo Entities, no other party to any of the TVFN Affiliation Agreements is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, in each case other than failures to perform, breaches or defaults which would not result in a material adverse effect on CPMCO and TVFN, taken as a whole.

     II.19        Belo    Interests.    Except   as    disclosed    in
Section   2.19  of  the  Belo  Disclosure  Schedule,   none   of   the
Belo   Entities  or  its  Subsidiaries  or  affiliates  uses  in   the
conduct   of  any  of  its  businesses  or  owns  or  has  rights   to
use   any   assets  or  property,  whether  tangible  or   intangible,
which  are  also  used  in  the conduct  of  the  business  of  CPMCO,
TVFN   or   their  Subsidiaries.   Except  as  disclosed  in   Section
2.19 of the Belo Disclosure Schedule, none of CPMCO, TVFN and their Subsidiaries will have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) in any way relating to the business, operations, indebtedness, assets or liabilities of any of the Belo Entities as of the First Closing Date.

     II.20 Related Party Agreements. Other than as set forth in Section 2.20 of the Belo Disclosure Schedule, as of the date hereof, none of the officers, directors or managers of the Belo Entities or their respective Subsidiaries and affiliates (other than CPMCO and TVFN and their Subsidiaries) is a party to any agreement with CPMCO, TVFN or any of their Subsidiaries providing for the payment of an amount or amounts in excess of $100,000 singly or in the aggregate, or has any interest in any property (real, personal or mixed, tangible or intangible) used in or pertaining to the business of CPMCO, TVFN or any of their Subsidiaries which is material to CPMCO, TVFN or any of their Subsidiaries, taken as a whole.

     II.21         Network    Intangible    Rights.      Except     as
disclosed in Section 2.21 of the Belo Disclosure Schedule or which would not result in a material adverse effect on CPMCO and TVFN, taken as a whole, (a) neither the execution and delivery of this Agreement nor the consummation by the Belo Entities of the transactions contemplated hereby nor compliance by the Belo Entities with any of the provisions hereof will result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest, or right, including rights of termination or cancellation in or with respect to, (i) any domestic or foreign patents, patent applications, written invention disclosures to be filed or awaiting filing determinations, trademark and service mark applications, registered trademarks, registered service marks (including the service mark TELEVISION FOOD NETWORK), franchises, patents, trade
names,    jingles,   slogans,   logotypes,   copyrights,   or    other
intangible   rights  owned,  leased,  or  licensed  that   are   used,
held for use, or necessary in connection with the business and operations of the Network (the "Network Intangible
Rights"), or (ii) any rights, releases, clearances and licenses with respect to (A) programs, programming materials, promotional materials, including interstitial promotional materials, and elements of whatever form or
nature,   that   are   used,   held   for   use,   or   necessary   in
connection with the business and operations of the Network, and (B) all persons appearing on or performing services in
connection   with  the  operation  of
the Network and exhibition and syndication of its programming and promotional materials, including, without limitation, in the case of either clause (A) or (B), all literary, artistic, trademark, copyright, music performing, master use, synchronization and other similar intellectual property rights and all publicity, privacy and publishing rights whether such programs, materials, elements, appearances or performances are live or recorded on film, tape, or any other medium or broadcast on television or exhibited on any other medium, and whether completed or in production, and all related common law and statutory Network Intangible Rights (the "Program Rights"); (b) other than in the ordinary course of business, none of the Belo Entities nor any shareholder or director or officer or employee or agent of the Belo Entities has done anything, by contract or otherwise, which could reasonably be expected to impair the rights of CPMCO and TVFN in the Network Intangible Rights and Program Rights; (c) CPMCO, TVFN or their Subsidiaries, as the case
may   be,  are  the  owners  of  the  Network  Intangible  Rights  and
Program    Rights,   and   the   Network   Intangible    Rights    and
Program Rights are in full force and effect and not subject to cancellation for any reason; (d) there are no registrations for the Network Intangible Rights or Program Rights in any country outside the United States; (e) none of the Belo Entities has done or will do prior to the First
Closing Date (or will cause or permit to be done prior to the First Closing Date) anything or authorize other parties to do anything in conflict with TVFN's ownership of the Network Intangible Rights or Program Rights; and (f) none of the Belo Entities, CPMCO, TVFN or their Subsidiaries is a party to or bound under any and there is no pending, proposed, or threatened certificate, claim, mortgage, lien, lease, agreement, contract, instrument, order, judgment, or decree, or any similar restriction, which adversely affects, or reasonably could be expected to adversely affect, the Network Intangible Rights and Program Rights or the rights of TVFN with respect to the Network Intangible Rights or Program Rights following the consummation of the transactions contemplated by this Agreement.

     II.22        Trade   Secrets.    Except   as   set    forth    in
Section 2.22 of the Belo Disclosure Schedule, CPMCO, TVFN and their Subsidiaries own or have the right to use, and as of  the  First  Closing  Date they will  own  or  have  the  right  to use, worldwide, all trade secrets, inventions, know-how, formulae, processes, procedures, research records, computer software (other than any licensed third party software),
records    of   inventions,   test   information,   market    surveys,
marketing       know-how       and       unregistered       copyrights
("Technology") used in connection with the business of CPMCO, TVFN and their Subsidiaries as currently conducted. To the Belo Entities' knowledge, CPMCO, TVFN and their Subsidiaries have used commercially reasonable measures to protect the secrecy, confidentiality and value of any Technology used in connection with the business of CPMCO, TVFN and their Subsidiaries. To the Belo Entities' knowledge, no Technology used in connection with the business of CPMCO, TVFN and their Subsidiaries has been used, divulged or appropriated for the benefit of any person other than CPMCO, TVFN and their Subsidiaries, except where such use, divulgence or appropriation would not individually or in the aggregate have a material adverse effect on CPMCO, TVFN and their Subsidiaries, taken as a whole. Except as set forth in Section 2.22 of the Belo Disclosure Schedule, as of the date hereof, none of CPMCO, TVFN or their Subsidiaries has made any pending claim in writing of a violation, infringement, misuse or misappropriation by others of rights of CPMCO, TVFN and their Subsidiaries to or in connection with any Technology used in connection with the business of CPMCO, TVFN or their Subsidiaries.

     II.23 Transponder Subleases. Section 2.23 of the Belo Disclosure Schedule sets forth the schedule of payments for the sublease of the transponder signal described in the
Sublease  Agreement,  a  list  of  all  third  parties  to  whom   the
Belo Entities or any affiliate thereof has subleased additional signals pursuant to paragraph 4 of the Sublease
Agreement,   and   a  description  of  any  ongoing  discussions   the
Belo Entities or any affiliate thereof is conducting with any third parties that may sublease additional transponder signals pursuant to paragraph 4 of the Sublease Agreement.
Except   as   set  forth  on  Section  2.23  of  the  Belo  Disclosure
Schedule, (a) the Transponder Lease Agreement and the Sublease Agreement are in full force and effect, (b) the transponder leased by Providence Journal Company pursuant to the Transponder Lease Agreement meets the transponder performance specifications described in the Transponder Lease Agreement and (c) the Belo Entities are not aware of any facts or circumstances relating to the condition of the
Galaxy   IR   and   Galaxy   backup  satellites   described   in   the
Transponder    Lease    Agreement    that    would    preclude     the
continued use of the transponder leased by Providence Journal Company and the signal subleased by TVFN pursuant to the Sublease Agreement through the termination of the Transponder Lease Agreement.

     II.24 Investigations. The Belo Entities are informed and sophisticated participants in the transactions contemplated by this Agreement and have been advised by
persons   experienced  in  the  evaluation  and  purchase  of   assets
such as the KENS Assets, and along with such persons have undertaken such investigation, and have been provided with and have evaluated such documents and information, as the
Belo Entities and their advisors have deemed necessary to enable them to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Anything herein to the contrary notwithstanding, the Belo Entities acknowledge that Belo Sub
is   acquiring   the   KENS  Assets  without  any  representation   or
warranty, express or implied, by Scripps or any of its affiliates except as expressly set forth herein. In furtherance of the foregoing, and not in limitation thereof, the Belo Entities acknowledge that neither Scripps nor any of its advisors, nor any of their respective affiliates or representatives have made any representation or warranty
(express or implied) with respect to, and the Belo Entities are not relying upon, any financial projection or forecast delivered to the Belo Entities with respect to the revenues, profitability, cash flow, capital expenditures, or other
financial   or   operating   aspect   that   may   arise   from    the
operation of the KENS Assets either before or after the Second Closing Date. With respect to any projection or forecast delivered by or on behalf of Scripps to the Belo Entities, the Belo Entities acknowledge that (a) there are uncertainties inherent in attempting to make such projections and forecasts, (b) the Belo Entities are familiar with such uncertainties, (c) the Belo Entities are taking full responsibility for making their own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to the Belo Entities and (d) the Belo
Entities  will  not  have  a  claim  against  either  Scripps  or  any of its advisors, or any of their respective affiliates with respect to such projections or forecasts or with respect to any related matter.

                        ARTICLE III

         Representations and Warranties of Scripps

     Scripps   represents  and  warrants  to  the  Belo  Entities   as
follows:

     III.1 Organization. Scripps is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and Scripps has all requisite corporate power and authority to own, lease and
operate  its  properties  and  to  carry  on  its  business   as   now
being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on the KENS Assets, taken as a whole. Scripps is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the KENS Assets, taken as a whole, or on the ability of Scripps to consummate the transactions contemplated hereby. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to the KENS Assets, taken as a whole, or an entity (or group of entities taken as a whole) means that such event, change or effect is materially adverse to the business, properties, assets, results of operations or financial condition of the KENS Assets, taken as a whole, or such entity (or, if with respect thereto, of such group of entities taken as a whole).

     III.2 Authority. Scripps has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Scripps and the consummation by Scripps of the transactions contemplated hereby have been duly authorized by Scripps' Board of Directors, and no other corporate proceedings on the part of Scripps are necessary to authorize this Agreement or for Scripps to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Scripps and, assuming this Agreement constitutes a valid and binding obligation of the Belo Entities, constitutes a valid and binding obligation of Scripps, enforceable against Scripps in accordance with its terms.

     III.3         Consents    and    Approvals;    No     Violations.
Except (a) as set forth in Section 3.3 of the Scripps Disclosure Schedule, (b) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange
Act,   the   HSR   Act,  and  the  FCC  Act,  and  (c)   as   may   be
necessary as a result of any facts or circumstances relating solely to the Belo Entities or any of their Subsidiaries, none of the execution, delivery or performance of this Agreement by Scripps or the consummation by Scripps of the transactions contemplated hereby and compliance by Scripps with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the charter or bylaws of Scripps, (ii) require any filing by Scripps with, or any permit, authorization, consent or approval to be obtained by Scripps of, any Governmental Entity, (iii)
result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contracts to which Scripps is a party or by which it or any of its properties or assets may be bound ("Scripps Contracts") or result in the creation of any lien upon any of the KENS Assets, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Scripps, except, in the case of clause (ii),
(iii) or (iv), for failures to file or obtain, violations, breaches, defaults or liens which would not have a material adverse effect on the KENS Assets, taken as a whole, or the ability of Scripps to consummate the transactions contemplated hereby. Scripps does not have any knowledge of any facts or circumstances relating to the KENS Assets that, individually or in the aggregate, would prevent any necessary approval of the transactions contemplated by this
Agreement   under  the  FCC  Act;  provided,  however,   the   parties
hereto recognize the necessity for a waiver of the FCC's one-to-a-market rule.

     III.4 KENS Financial Statements. Attached hereto as Exhibits C and D are the audited balance sheets (the
"KENS  Balance  Sheets")  of  KENS  as  of  the  Balance  Sheet   Date
and December 31, 1995, and the related statements of operations and cash flows for the three years ended December 31, 1996 and the accompanying notes thereto (together with the KENS Balance Sheets, the "KENS Financial Statements"). The KENS Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and, except as set forth in Section
3.5   of   the   Scripps  Disclosure  Schedule,  fairly   present   in
all material respects the financial position of KENS at the dates thereof, and the results of its operations for the
periods   then   ended.    After  the  Second   Closing,   except   as
otherwise contemplated by this Agreement, neither Scripps nor any of its other Subsidiaries will own or have rights to use any of the assets or property, whether tangible, intangible or mixed, which are necessary for the conduct of the KENS Assets as conducted on the date hereof.

     III.5       Litigation.   Except  as  disclosed   in   the   KENS
Financial  Statements  or  as  set  forth  in  Section  3.5   of   the
Scripps Disclosure Schedule, there is no suit, action, proceeding or investigation relating to Scripps or the KENS Assets pending or, to the knowledge of Scripps, threatened, against Scripps or the KENS Assets before any Governmental
Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the KENS Assets, taken as a whole, or on the ability of Scripps to consummate the transactions contemplated hereby. Except
as   set   forth   in   Section   3.5  of   the   Scripps   Disclosure
Schedule, neither Scripps nor the KENS Assets are subject to or in default under any outstanding order, writ, injunction or decree relating to the KENS Assets which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the KENS Assets, taken as a whole, or a material adverse effect on the ability of Scripps to consummate the transactions contemplated hereby.

     III.6     Employee Benefits.

          (a) Section 3.6 of the Scripps Disclosure Schedule contains a list of all "employee benefit plans"
within the meaning of Section 3(3) of ERISA, and all other material benefit plans, programs, agreements and arrangements (the "Harte-Hanks Benefit Plans"), which cover employees or former employees of KENS (the "KENS
Employees"). True and complete copies of all Harte-Hanks Benefit Plans, any trust instruments and/or insurance contracts, if any, forming a part of any such plans, and all amendments thereto; current summary plan descriptions; where applicable, the most current determination letter received from the Service; and where applicable, annual reports, financial statements and actuarial reports for the last plan year, which fairly and accurately reflect the financial condition of the plans have been made available to the Belo Entities.

          (b)     All    Harte-Hanks    Benefit    Plans    are     in
compliance with ERISA, the Code, and all other applicable laws in all material respects. Each Harte-Hanks Benefit
Plan   which  is  an  "employee  pension  benefit  plan"  within   the
meaning  of  Section  3(2)  of  ERISA  (a  "KENS  Pension  Plan")  and
which   is   intended  to  be  qualified  under  Section   401(a)   of
the   Code   has  received  a  favorable  determination  letter   from
the Service, and Scripps is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither Harte-Hanks nor any Harte-Hanks ERISA Affiliate (as defined herein) has contributed or been required to contribute to any Multiemployer Plan (as defined in ERISA) with respect to any KENS Employees.

             (c) No liability under Subtitle C or D of Title IV of ERISA has been incurred by Scripps with respect to any ongoing, frozen or terminated Harte-Hanks Pension Plan, currently or formerly maintained by Harte-Hanks, or the pension plan of any entity which is or has been considered one employer with Harte-Hanks, under Section 4001 of ERISA or Section 414 of the Code (a "Harte-Hanks ERISA Affiliate") which would have a material adverse effect on the KENS Assets, taken as a whole.

          (d) All contributions required to be made or accrued as of the Balance Sheet Date under the terms of any Harte-Hanks Benefit Plan for which Harte-Hanks may have liability have been timely made or have been reflected on the KENS Balance Sheet. Neither any Harte-Hanks Pension Plan nor any pension plan of Harte-Hanks or a Harte-Hanks ERISA Affiliate has incurred an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section  412  of  the  Code  or Section 302  of  ERISA  in  an  amount
which   would   have   a   material  adverse  effect   on   the   KENS
Assets,  taken  as  a  whole.   Harte-Hanks  has  not  provided,   nor
is required to provide, security to any Harte-Hanks Pension Plan pursuant to Section 401(a)(29) of the Code.

          (e) Harte-Hanks does not have any obligations for retiree health and life benefits for KENS Employees or former KENS Employees under any Harte-Hanks Benefit Plan, except as set forth in Section 3.6 of the Scripps Disclosure Schedule or as required by Part 6 of Title I of ERISA.

     III.7 Absence of Certain Changes or Events. Except as set forth in Section 3.7 of the Scripps Disclosure
Schedule, since the Balance Sheet Date, the business of KENS has been conducted only in the ordinary course consistent with past practice, and there has not been any change or development, or combination of changes or developments
(other than changes relating to or arising from legislative or regulatory changes, developments generally affecting the broadcasting industry or general economic conditions in the United States), which individually or in the aggregate have had or are reasonably likely to have a material adverse effect on the KENS Assets, taken as a whole.

     III.8 No Violation of Law. Except as disclosed in the KENS Financial Statements or as set forth in Section 3.8 of the Scripps Disclosure Schedule, neither Scripps, the KENS Entity, nor, to the best of Scripps' knowledge Harte-
Hanks   is   in  violation  of,  or,  to  the  knowledge  of  Scripps,
under investigation with respect to or has been given notice or been charged by any Governmental Entity with any violation of, any law, statute, order, rule, regulation or judgment of any Governmental Entity, except for violations which, in the aggregate, would not have a material adverse effect on the KENS Assets, taken as a whole. Scripps has or will acquire pursuant to the Acquisition Agreement all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct the business of KENS as presently conducted, except for any such permits, licenses, franchises or other governmental authorizations, consents and approvals the failure of which to have would not have a material adverse effect on the KENS Assets, taken as a whole.

     III.9     Taxes.

             (a)   Except   as   disclosed  in  the   KENS   Financial
Statements   or   as  set  forth  in  Section  3.9  of   the   Scripps
Disclosure Schedule:

               (i) the KENS Entity has (A) duly filed with the appropriate governmental authorities all Tax
     Returns required to be filed by it on or prior to the First and Second Closing Dates, other than those Tax Returns the failure of which to file would not have a material adverse effect on the entity required to file such Tax Return, and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all Taxes due with respect to periods ending on or prior to the First and Second Closing Dates;

               (ii)   all   monies   which   the   KENS   Entity   has
     been   required   by   law   to  withhold   from   employees   or
     other   contractors   with   respect   to   payments   made    or
     periods ending on or before the First and Second Closing Dates have been withheld and timely paid to the appropriate governmental authority;

               (iii)       as   of   the   date   hereof,   the    Tax
     Returns   for   the   KENS   Entity   are   not   currently   the
     subject of any audit, investigation or proceeding by the Service or, to Scripps' knowledge, any state or local taxing authority, and neither Scripps nor the
     KENS    Entity    have   received   any   written    notice    of
     deficiency or assessment from any taxing authority with respect to liabilities for material Taxes of the KENS Entity which have not been paid or finally settled, other than audits, deficiencies or assessments disclosed in Section 3.9 of the Scripps Disclosure schedule which are being contested in good faith through appropriate proceedings; and

               (iv) No federal income tax audit of any affiliated group of which the KENS Entity is or was a member is underway for any year in which the KENS Entity was a member of such group.

          (b)     The    KENS   Entity   is   not   "foreign   person"
within the meaning of Section 1445(b)(2) of the Code.

     III.10 Environmental Matters. Except as disclosed in the KENS Financial Statements or as set forth in Section
3.10 of the Scripps Disclosure Schedule and except for such matters that, individually or in the aggregate, would not have a material adverse effect on the KENS Assets, taken as a whole, (a) to the knowledge of Scripps, the KENS Assets are in compliance in all material respects with all applicable Environmental Laws; (b) to the knowledge of Scripps, the properties included in the KENS Assets, the ("KENS Acquired Properties") do not contain any Hazardous Substance, other than as permitted under applicable Environmental Laws; (c) Scripps has not since December 31, 1994 received any claims, notices, demand letters, lawsuits or requests for information from any Governmental Entity or any  private  third  party  alleging  that  the  KENS  Assets  are  in violation of, or result in liability under, any Environmental Laws; and (d) neither Scripps or, to the best knowledge of Scripps, the KENS Acquired Properties is subject to any court order, administrative order or decree
relating   to   the  KENS  Acquired  Properties  arising   under   any
Environmental Law.

     III.11 Material Contracts. Section 3.11 of the Scripps Disclosure Schedule identifies any Scripps Contract to which Scripps is or will be as of the Acquisition Closing
Date   a   party,  related  to  the  KENS  Assets  or  by  which   the
KENS  Assets  may  be  bound  as of the  date  of  this  Agreement  or
the   Acquisition  Closing  Date  that  is  (a)  a  loan  or   similar
agreement or indebtedness evidenced by a note or other instrument, or any direct or indirect guarantee of indebtedness of any other person, in excess of $1,000,000;
(b) any Scripps Contract that expressly limits the right to terminate such Scripps Contract without penalty upon less than one year's notice and such Scripps Contract provides for future payments in excess of $250,000 within the next twelve (12) months from the date hereof; (c) a network affiliation agreement; (d) an employment or severance agreement providing for payments in excess of $100,000 to
any   KENS   Employee;  and  (e)  any  Scripps  Contract  related   to
capital   expenditures,  which  provides  for   future   payments   in
excess of $500,000 within the next twelve (12) months from the date hereof. Except as set forth in Section 3.11 of the
Scripps    Disclosure    Schedule   (i)   each    of    the    Scripps
Contracts    set    forth   on   Section   3.11   of    the    Scripps
Disclosure   Schedule   is   in  full   force   and   effect,   except
where the failure to be in full force and effect would not have a material adverse effect on the KENS Assets, taken as a whole and (ii) there are no existing defaults by Scripps or any of its Subsidiaries thereunder which default would result in a material adverse effect on the KENS Assets, taken as a whole.

     III.12      Brokers  or  Finders.  Scripps  does  not  have   any
liability to any agent, broker, investment banker, financial advisor or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Bear Stearns, whose fees and expenses, as previously disclosed to Belo Holdings, will be paid by Scripps in accordance with Scripps' agreement with such firm.

     III.13      Title   to   Assets.   Except   as   set   forth   in
Section  3.13  of  the  Scripps  Disclosure  Schedule,  to  the   best
of   Scripps'   knowledge,   as  of  the  Acquisition   Closing   Date
the KENS Assets will be free and clear of any liens, claims, security interests, restrictions or encumbrances that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the KENS Assets, taken as a whole.

     III.14      Condition   of   Assets.    All   of   the   material
KENS   Assets   are   in   good  operating   condition   and   repair,
ordinary wear and tear excepted.

     III.15 Employees. With respect to the KENS Assets, neither Scripps nor any of its Subsidiaries is now or will be a party to as of the Acquisition Closing Date, or is or will be bound by, any collective bargaining agreement or other contract with a labor union, nor is Scripps the subject of any proceeding or organizing activity seeking to compel it to bargain with any labor union as to wages and conditions of employment, nor is there any strike, labor dispute, slow down or stoppage involving Scripps pending or, to the knowledge of Scripps, threatened that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the KENS Assets, taken as a whole.

     III.16 Insurance. Set forth in Section 3.16 of the Scripps Disclosure Schedule is a schedule of the insurance coverage (including policy limits, coverage layers, and named insureds) maintained or to be maintained as of the Acquisition Closing Date by Scripps and its Subsidiaries on the assets, properties, premises, operations and personnel related to the KENS Assets.

     III.17 FCC Licenses. Scripps has provided Belo Holdings with a complete list of the FCC Licenses included in the KENS Assets. Except as does not materially jeopardize the business related to the KENS Assets or as set forth in Section 3.17 of the Scripps Disclosure Schedule:
(a)   Scripps   is  qualified  to  hold  such  FCC  Licenses   or   to
control such FCC Licenses, as the case may be; (b) Scripps, upon the Acquisition Closing Date, will hold such FCC
Licenses; (c) Scripps is not aware of any facts or circumstances relating to Scripps or the KENS Assets that would prevent the FCC's granting the requisite consent to
the   FCC   Form   314  Application  for  Consent  to  Assignment   of
License to be filed by Belo Sub (the "FCC Application"); (d) to the knowledge of Scripps, Harte-Hanks is in material
compliance  with  all  FCC  Licenses  held  by  it  and  included   in
the KENS Assets; and (e) there is not pending or, to the knowledge of Scripps, threatened any application, petition, objection or other pleading with the FCC or other Governmental Entity which challenges the validity of, or any rights of the holder under, any FCC License held or to be held by Scripps, its Subsidiaries or, to the knowledge of Scripps, Harte-Hanks and related to the KENS Assets, except for rule making or similar proceedings of general applicability to persons engaged in the broadcasting industry generally. As used herein, the term "FCC License" shall mean any permit, license, waiver or authorization that a person is required by the FCC to hold in connection with the operation of its business.

     III.18 KENS Intangible Rights. Except as disclosed in Section 3.18 of the Scripps Disclosure Schedule or which would not result in a material adverse effect on the KENS Assets, to the best knowledge of Scripps, (a) neither the execution and delivery of this Agreement nor the consummation by Scripps of the transactions contemplated hereby nor compliance by Scripps with any of the provisions hereof will result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest, or right, including rights of termination or cancellation in or with respect to, (i) any domestic or foreign patents, patent applications, written invention disclosures to be filed or awaiting filing determinations, trademark and service mark applications, registered trademarks, registered service marks, franchises, patents, trade names, jingles, slogans, logotypes, copyrights, or other intangible rights owned, leased, or licensed that are used, held for use, or necessary in connection with the business and operations of the KENS Assets (the "KENS Intangible Rights"), or (ii) any rights, releases, clearances and licenses with respect to (A) programs, programming materials, promotional materials, including interstitial promotional materials, and elements of whatever form or nature, that are used, held for use, or necessary in connection with the business and operations of the KENS
Assets, and (B) all persons appearing on or performing services in connection with the operation of the KENS Assets and exhibition and syndication of its programming and promotional materials, including, without limitation, in the case of either clause (A) or (B), all literary, artistic, trademark, copyright, music performing, master use, synchronization and other similar intellectual property rights and all publicity, privacy and publishing rights whether such programs, materials, elements, appearances or performances are live or recorded on film, tape, or any
other   medium  or  broadcast  on  television  or  exhibited  on   any
other medium, and whether completed or in production, and all related common law and statutory KENS Intangible Rights (the "KENS Program Rights"); (b) other than in the ordinary
course   of   business,   neither   Harte-Hanks,   Scripps
nor any shareholder or director or officer or employee or agent   of
either   has   done   anything,  by  contract  or   otherwise,   which
could reasonably be expected to impair the rights of KENS in the KENS Intangible Rights and KENS Program Rights; (c)
Harte-Hanks or its Subsidiaries, as the case may be, are the owners of the KENS Intangible Rights and KENS Program
Rights, and the KENS Intangible Rights and KENS Program Rights are in full force and effect and not subject to cancellation for any reason; (d) there are no registrations for the KENS Intangible Rights or KENS Program Rights in any country outside the United States; (e) none of Harte-Hanks or Scripps has done or will do prior to the First Closing Date (or will cause or permit to be done prior to the First Closing Date) anything or authorize other parties to do anything in conflict with Harte-Hanks's ownership of the KENS Intangible Rights or KENS Program Rights; and (f) none of Harte-Hanks or Scripps or their Subsidiaries is a party to or bound under any and there is no pending, proposed, or threatened certificate, claim, mortgage, lien, lease, agreement, contract, instrument, order, judgment, or decree, or any similar restriction, which adversely affects, or reasonably could be expected to adversely affect, the KENS
Intangible Rights and KENS Program Rights or the rights of Belo Sub with respect to the KENS Intangible Rights or KENS
Program Rights following the consummation of the transactions contemplated by this Agreement.

     III.19      KENS   Trade  Secrets.   Except  as  set   forth   in
Section 3.19 of the Scripps Disclosure Schedule, to the best knowledge of Scripps, Harte-Hanks and its Subsidiaries own or have the right to use, and as of the First Closing Date
Scripps and its Subsidiaries will own or have the right to use, worldwide, all trade secrets, inventions, know-how, formulae, processes, procedures, research records, computer software (other than any licensed third party software), records of inventions, test information, market surveys, marketing know-how and unregistered copyrights ("KENS Technology") used in connection with the business of the KENS Assets as currently conducted, to the best knowledge of Scripps, Harte-Hanks and its Subsidiaries have used commercially reasonable measures to protect the secrecy, confidentiality and value of any KENS Technology used in connection with the business of Harte-Hanks, to the best knowledge of Scripps no Technology used in connection with the business of the KENS Assets has been used, divulged or appropriated for the benefit of any person other than Harte-Hanks and its Subsidiaries, except where such use, divulgence or appropriation would not individually or in the aggregate have a material adverse effect on the KENS Assets.
Except as set forth in Section 3.19 of the Scripps Disclosure Schedule, to the best knowledge of Scripps, as of the date hereof, none of Harte-Hanks or its Subsidiaries has made any pending claim in writing of a violation, infringement, misuse or misappropriation by others of rights of Harte-Hanks and its Subsidiaries to or in connection with any KENS Technology used in connection with the business of the KENS Assets.

     III.20      Investigations.    Scripps   is   an   informed   and
sophisticated    participant   in   the   transactions    contemplated
by    this    Agreement    and   has   been   advised    by    persons
experienced   in   the   evaluation  and   purchase   of   enterprises
such   as   those  conducted  by  CPMCO  and  TVFN,  and  along   with
such   persons  has  undertaken  such  investigation,  and  has   been
provided    with    and    has   evaluated    such    documents    and
information,    as    Scripps   and   its   advisors    have    deemed
necessary   to  enable  them  to  make  an  informed  and  intelligent
decision    with    respect   to   the   execution,    delivery    and
performance   of   this   Agreement.    Anything   herein    to    the
contrary   notwithstanding,   Scripps   acknowledges   that    Scripps
is   acquiring   the   TVFN  Interests  without   any   representation
or  warranty,  express  or  implied,  by  the  Belo  Entities  or  any
of   their   affiliates  except  as  expressly   set   forth   herein.
In   furtherance   of   the   foregoing,   and   not   in   limitation
thereof,   Scripps  acknowledges  that  neither  the   Belo   Entities
nor   any   of   their   advisors,  including,   without   limitation,
Furman,    nor    any    of    their    respective    affiliates    or
representatives   have   made   any   representation    or    warranty
(express   or   implied)  with  respect  to,  and   Scripps   is   not
relying    upon,   (a)   the   information   set    forth    in    the
Confidential   Memorandum  provided  to  Scripps   relating   to   the
TVFN    Interests,   (b)   any   other   information    provided    to
Scripps    pursuant   to   the   Scripps   Confidentiality   Agreement
(as   defined   herein),   or   (c)  any   financial   projection   or
forecast   delivered  to  Scripps  with  respect  to   the   revenues,
profitability,   cash   flow,   capital   expenditures,    or    other
financial   or   operating   aspects   that   may   arise   from   the
operation  of  CPMCO  or  TVFN  either  before  or  after  the  Second
Closing   Date.    With   respect  to  any  projection   or   forecast
delivered   by  or  on  behalf  of  the  Belo  Entities  to   Scripps,
Scripps    acknowledges    that   (i)    there    are    uncertainties
inherent    in    attempting   to   make    such    projections    and
forecasts,   (ii)   Scripps  is  familiar  with  such   uncertainties,
(iii)   Scripps   is  taking  full  responsibility  for   making   its
own   evaluation   of   the  adequacy  and  accuracy   of   all   such
projections   and   forecasts   furnished   to   Scripps   and    (iv)
Scripps   will   not   have a
claim against any of the Belo Entities, or any of their advisors including,
without limitation, Furman, or any of their   respective   affiliates
with    respect   to   such   projections   or   forecasts   or   with
respect to any related matter.

                         ARTICLE IV

  Covenants of the Belo Entities Pending the First Closing

     The   Belo  Entities  covenant  and  agree  that  from  the  date hereof until the First Closing:

     IV.1 Covenants with Respect to CPMCO and TVFN. During the period from the date of this Agreement and continuing until the First Closing Date, the Belo Entities agree that, except (i) as contemplated or permitted by this Agreement,
(ii)   as   set   forth  in  Section  4.1  of  the   Belo   Disclosure
Schedule, or (iii) to the extent that Scripps shall otherwise consent in writing (which consent will not be unreasonably withheld or delayed):

             (a)   Ordinary   Course.   The   Belo   Entities,   CPMCO
and TVFN shall carry on the business of CPMCO and TVFN in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact the present business organization, keep available, consistent with past practice, the services of the present officers and employees and preserve the relationships with customers, suppliers and others having business dealings
with   CPMCO  and  TVFN,  it  being  understood,  however,  that   the
failure of any TVFN Employees to remain employees of CPMCO or TVFN or become employees of Scripps or any Subsidiary of Scripps shall not constitute a breach of this covenant.

          (b) Changes in Partnership Interests. The Belo Entities will not permit CPMCO or TVFN to split (including a reverse split), combine or reclassify any partnership interests therein or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for such partnership interests.

          (c) Issuance of Partnership Interests. The Belo Entities will not permit CPMCO or TVFN to issue, transfer or sell, or authorize or propose or agree to the issuance, transfer or sale of, any partnership interests in CPMCO or TVFN, or, any other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such partnership interests, equity interests or convertible securities, except for issuances of partnership interests to Belo Holdings or its Subsidiaries pursuant to the terms of the Partnership Agreements (which interests, if any, shall be included in the TVFN Interests sold hereunder).

          (d) Governing Documents. The Belo Entities will not permit CPMCO or TVFN to amend the Partnership Agreements in a manner adverse to Scripps or otherwise inconsistent with the transactions contemplated hereby.

          (e) Indebtedness. The Belo Entities will not permit CPMCO or TVFN to incur any indebtedness or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of CPMCO or TVFN or guarantee any such obligations of others other than in the ordinary course of business consistent with past practice, except for (i) indebtedness incurred to Belo Holdings or its Subsidiaries, with Scripps' consent,
(ii) indebtedness that would be included in the calculation of TVFN's net working capital pursuant to Section 1.8, and
(iii) indebtedness associated with the acquisition of programming as permitted hereunder.

              (f) Changes to Benefit Plans. Except as would not materially increase the costs of CPMCO or TVFN and except for changes required to comply with applicable law, the Belo Entities shall not permit CPMCO or TVFN to,
(i)   enter  into,  adopt,  amend  (except  as  may  be  required   by
law and except for immaterial amendments) or terminate any TVFN Benefit Plan or any agreement, arrangement, plan or
policy   between  the  Belo  Entities,  CPMCO  or  TVFN  and  one   or
more of their directors, officers or TVFN Employees or (ii) except for normal increases in the ordinary course of business consistent with past practice and the payment of bonuses and other consideration to TVFN Employees in the aggregate not to exceed the amount set forth in Section
4.1(f)  to  the  Belo  Disclosure  Schedule  and  which,  if  paid  or committed to be paid by CPMCO or TVFN on or prior to the First Closing Date, shall be included as a current liability on the TVFN Closing Balance Sheet, increase in any manner the compensation or fringe benefits of any director, officer or TVFN Employee or pay any benefit to any director, officer or TVFN Employee not required by any plan or arrangement as in effect as of the date hereof or enter into any contract,
agreement,   commitment   or   arrangement   to   do   any   of    the
foregoing;   provided   that   the  foregoing   shall   not   prohibit
CPMCO or TVFN from hiring and paying new employees in the ordinary course of business consistent with past practice.

          (g) Filings. The Belo Entities shall promptly provide Scripps (or its counsel) copies of all filings (other than those portions of filings under the HSR Act which Scripps has no reasonable interest in obtaining in connection with the acquisition of the TVFN Interests) made by the Belo Entities with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          (h) Accounting Policies and Procedures. The Belo Entities will not permit CPMCO or TVFN to change any of their accounting principles, policies or procedures, except as may be required by generally accepted accounting principles.

          (i)    Sale   of  Assets.   The  Belo  Entities   will   not
permit CPMCO or TVFN to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of their assets, except for dispositions of inventories and equipment in the ordinary course of business and consistent with past practice.

          (j) Capital Expenditures. The Belo Entities will not cause or permit CPMCO or TVFN or any of their
Subsidiaries   to   authorize   any  capital   expenditures   or   the
purchase   of  any  fixed  assets  other  than  (i)  expenditures   or
purchases which are included in the capital budget of CPMCO or TVFN, as the case may be, previously delivered to Scripps or, (ii) if not included in such capital budget, those which do not exceed $10,000 individually or in the aggregate.

          (k) Programming Expenditures. The Belo Entities shall not cause or permit CPMCO, TVFN or their Subsidiaries to incur obligations related to the purchase of television or motion picture productions or programming, other than (i) purchases which are included in the programming budget of
TVFN previously delivered by the Belo Entities to Scripps or, (ii) if not included in such programming budget, those which do not exceed $10,000 individually.

          (l) Programming Rights. The Belo Entities shall not cause or permit CPMCO, TVFN or any of their Subsidiaries
to   enter   into   any   agreement  with  any   person   other   than
Scripps   or   its  Subsidiaries  granting  such  other   person   the
right  to  program  any  block  of time  on  the  Network  other  than arrangements which are terminable by TVFN on not more than 30 days notice without any payment with respect thereto other than reimbursement of any advance payments.

          (m) TVFN Affiliation Agreements. The Belo Entities shall not cause or permit CPMCO, TVFN or any of their  Subsidiaries  to  cancel,  revoke  or  fail  to  renew  any  of
the   TVFN  Affiliation  Agreements  or  take  any  action  with   the
intent and knowledge that such action would cause a material breach or violation of any TVFN Affiliation Agreement.

     IV.2 Covenants of the Belo Entities. During the period from the date of this Agreement and continuing to the First
Closing Date, the Belo Entities agree that the Belo Entities will not and will not permit CPMCO or TVFN to take any action that would or is reasonably likely to result in any of the conditions to the First Closing set forth in Article VII not being satisfied or that would materially impair the ability of the Belo Entities to consummate the transactions contemplated herein in accordance with the terms hereof or would materially delay such consummation, and the Belo Entities shall promptly advise Scripps orally and in writing of  any  change  in,  or  event  with  respect  to,  the  business  or operations of the Belo Entities, CPMCO or TVFN having, or which insofar as can reasonably be foreseen, could have, a material adverse effect on the ability of the Belo Entities to consummate the transactions contemplated hereby.

                         ARTICLE V

         Covenants of Scripps Pending the Closings

     Scripps   covenants  and  agrees  that  from  the   date   hereof
until the completion of the Second Closing Date:

     V.1 Covenants with Respect to the KENS Assets. During the period from the date of this Agreement and continuing until the Closing Dates, Scripps agrees that, except (i) as contemplated or permitted by this Agreement or the Acquisition Agreement, (ii) as set forth in Section 5.1 of the Scripps Disclosure Schedule, (iii) to the extent that the Belo Entities shall otherwise consent in writing (which consent will not be unreasonably withheld or delayed), or
(iv) as set forth in the Local Marketing Agreement to be entered into between the parties hereto (the "LMA"):

          (a) Ordinary Course. Subject to the LMA, Scripps shall cause the business related to the KENS Assets to be conducted in the usual, regular and ordinary course
consistent   with  past  practice  and  use  all  reasonable   efforts
to preserve intact the present business organization, keep available, consistent with past practice, the services of the present officers and employees and preserve the relationships with customers, suppliers and others having business dealings related to the KENS Assets, it being understood, however, that the failure of any KENS Employees to remain employees of Scripps or become employees of Belo Holdings or any Subsidiary of Belo Holdings shall not constitute a breach of this covenant.

          (b) Indebtedness. From the date of this Agreement until the First Closing Date, Scripps shall use its commercially reasonable best efforts to cause Harte-Hanks to not encumber the KENS Assets with any indebtedness for borrowed money or other liens or encumbrances. From the First Closing Date until the Second Closing Date, Scripps shall not encumber the KENS Assets with any indebtedness for borrowed money or other liens or encumbrances.

             (c)   Changes  to  Benefit  Plans.   From  the  date   of
this   Agreement  until  the  First  Closing  Date,  except  as  would
not  materially  increase  the  costs  of  the  business  related   to
the   KENS   Assets  and  except  for  changes  required   to   comply
with    applicable   law,   Scripps   shall   use   its   commercially
reasonable   best   efforts   to  cause   Harte-Hanks   to   not   (i)
enter   into,  adopt,  amend  (except  as  may  be  required  by   law
and   except  for  immaterial  amendments)  or  terminate  any  Harte-
Hanks   Benefit  Plan  or  any  other  agreement,  arrangement,   plan
or   policy  for  directors,  officers  or  KENS  Employees  or   (ii)
except   for   normal   increases   in   the   ordinary   course    of
business   consistent  with  past  practice   and   the   payment   of
bonuses   and   other   consideration  to  KENS   Employees   in   the
aggregate  not  to  exceed  the  amount  set  forth  in  Schedule  5.1
to   the  Acquisition  Agreement  and  which,  if  paid  or  committed to  be  paid  on  or  prior  to  the  First  Closing  Date,  shall  be
included   as  a  current  liability  on  the  KENS  Closing   Balance
Sheet,   increase   in   any   manner  the  compensation   or   fringe
benefits   of   any  director,  officer  or  KENS  Employee   or   pay
any   benefit   to  any  director,  officer  or  KENS   Employee   not
required  by  any  plan  or  arrangement  as  in  effect  as  of   the
date    hereof    or    enter    into   any    contract,    agreement,
commitment    or   arrangement   to   do   any   of   the   foregoing;
provided   that   the   foregoing  shall  not  prohibit   Scripps   or
Harte-Hanks   or   any   of   their
respective   Subsidiaries   from hiring   and   paying  new  employees
in  the  ordinary   course   of business consistent with past practice.

          (d) Filings. Scripps shall promptly provide Belo Holdings (or its counsel) copies of all filings (other than those portions of filings under the HSR Act which Belo Holdings has no reasonable interest in obtaining in connection with the acquisition of the KENS Assets) made by Scripps with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          (e)    Accounting   Policies  and  Procedures.    From   the
date of this Agreement until the First Closing Date, Scripps will use its commercially reasonable best efforts to cause Harte-Hanks to not, and from the First Closing Date until
the   Second   Closing   Date,  Scripps  will   not   and   will   not
permit any of its Subsidiaries to, change any of its accounting principles, policies or procedures as they relate to the KENS Assets, except as may be required by generally accepted accounting principles.

          (f)     Sale   of   Assets.    From   the   date   of   this
Agreement until the First Closing Date, Scripps will use its commercially reasonable best efforts to cause Harte-Hanks to not, and from the First Closing Date until the Second Closing Date, Scripps shall not and shall not permit any of its Subsidiaries to, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of the KENS Assets, except for dispositions of inventories and equipment in the ordinary course of business and consistent with past practice.

             (g)   Capital  Expenditures.   From  the  date  of   this
Agreement until the First Closing Date, Scripps will use its commercially reasonable best efforts to cause Harte-Hanks to not, and from the First Closing Date until the Second Closing Date, Scripps shall not and shall not permit any of its Subsidiaries to, cause or permit the KENS Entity or any of its Subsidiaries to authorize any capital expenditures or the purchase of any fixed assets other than (i) expenditures or purchases which are included in the capital budget related to the KENS Assets previously delivered to Belo Holdings or, (ii) if not included in such capital budget, those which do not exceed $10,000 individually or in the aggregate.

          (h)    Programming   Expenditures.    From   the   date   of
this Agreement until the First Closing Date, Scripps shall use its commercially reasonable best efforts to cause Harte-
Hanks to not, and from the First Closing Date until the Second Closing Date, Scripps shall not and shall not permit any of its Subsidiaries to, cause or permit the KENS Entity or its Subsidiaries to, incur obligations related to the purchase of television or motion picture productions or
programming   other  than  (i)  purchases  which   are   included   in
the   programming  budget  related  to  the  KENS  Assets   previously
delivered  to  Belo  Holdings  or,  (ii)  if  not  included  in   such
programming    budget,   those   which   do   not    exceed    $10,000
individually.

          (i) Programming Rights. From the date of this Agreement until the First Closing Date, Scripps shall use its commercially reasonable best efforts to cause Harte-Hanks to not, and from the First Closing Date until the Second Closing Date, Scripps shall not and shall not permit any of its Subsidiaries to, cause or permit the KENS Entity or any of its Subsidiaries to, enter into any agreement with any person other than Belo Holdings or Scripps' Subsidiaries granting such other person the right to program any block of time on KENS-TV or KENS(AM), other than arrangements which are terminable by Harte-Hanks, Scripps, or the KENS Entity, as the case may be, on not more than 30 days notice without any payment with respect thereto other than reimbursement of any advance payments.

          (j) KENS Affiliation Agreement. From the date of this Agreement until the First Closing Date, Scripps will use its commercially reasonable best efforts to cause Harte-
Hanks to not, and from the First Closing Date until the Second Closing Date, Scripps shall not and shall not permit
any   of  its  Subsidiaries  to,  cause  or  permit  the  KENS  Entity or any of Scripps' Subsidiaries to, cancel, revoke or fail to renew the KENS Affiliation Agreement or take any action with the intent and knowledge that such action would cause a material breach or violation of such affiliation agreement.

     V.2  Covenants of Scripps.

          (a) During the period from the date of this Agreement and continuing to the Second Closing Date, Scripps agrees that Scripps will not and will not permit any of its Subsidiaries to take any action that would or is reasonably likely to result in any of the conditions to the Closings set forth in Article VIII not being satisfied or that would materially impair the ability of Scripps to consummate the transactions contemplated herein in accordance with the terms hereof or would materially delay such consummation, and Scripps shall promptly advise Belo Holdings orally and in writing of any change in, or event with respect to, the business or operations of Scripps having, or which insofar as can reasonably be foreseen, could have, a material adverse effect on the ability of Scripps to consummate the transactions contemplated hereby.

             (b)   During   the   period  from  the   date   of   this
Agreement and continuing to the First Closing Date, Scripps shall use its reasonable best efforts to cause Harte-Hanks to comply in all material respects with the covenants of
Harte-Hanks set forth in Sections 5.1, 5.2 and Article VI of the Acquisition Agreement. Scripps shall not amend or waive any provision in the Acquisition Agreement without the written consent of the Belo Entities (such consent not to be unreasonably withheld) if such amendment or waiver affects
the   KENS   Assets   or   affects   the   ability   of   Scripps   to
consummate the transactions contemplated by the Acquisition Agreement or this Agreement.

          (c) During the period from the date of this Agreement and continuing to the Second Closing Date, Scripps shall use its reasonable best efforts to secure the cooperation of Harte-Hanks for the purpose of consummating the transactions contemplated herein, including, without limitation, the reasonable cooperation of Harte-Hanks with respect to any matters related to the FCC Application.

                         ARTICLE VI

                   Additional Agreements

     VI.1   Reasonable   Efforts.    Subject   to   the   terms    and
conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, (a) the prompt preparation, filing and prosecution of all necessary documents under the HSR Act and
the    FCC   Act,   including,   but   not   limited   to,   the   FCC
Application and accompanying request for waiver of the FCC one-to-a-market rule, and (b) such actions as may be required to have the applicable waiting period under the HSR Act expire or terminate as promptly as practicable, including by consulting with each other as to, and responding promptly to any comments or requests for information with respect thereto. Each party shall promptly consult with the other and provide any necessary information with respect to all filings made by such party with any
Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     VI.2 Access to Information.

             (a)    Upon   reasonable  notice,   the   Belo   Entities
shall (and shall cause each of CPMCO and TVFN to) afford to the officers, employees, accountants, counsel and other representatives of Scripps, access, during normal business hours during the period prior to the First Closing Date, to all of the properties, books, contracts, commitments and records relating to CPMCO and TVFN, and, during such period, the Belo Entities shall (and shall cause CPMCO and TVFN to) furnish promptly to Scripps all other information concerning the business, properties and personnel of CPMCO and TVFN as
Scripps may reasonably request. After the First Closing Date, upon reasonable notice, Scripps shall cause CPMCO and TVFN to afford to the officers, employees, accountants, counsel and other representatives of the Belo Entities access, during normal business hours, to CPMCO's and TVFN's books and records which the Belo Entities may reasonably request in order to complete tax filings or for other legitimate business purposes. Unless otherwise required by law, the parties will hold any information made available pursuant to this Section 6.2(a) which is nonpublic in confidence in accordance with the confidentiality agreement, dated June 18, 1997 (the "Scripps Confidentiality Agreement"), between A. H. Belo Corporation and Scripps.

          (b) Upon reasonable notice, Scripps shall use its reasonable best efforts to cause Harte-Hanks to prior to the
First Closing Date, and Scripps shall (and shall cause each of its Subsidiaries to), subsequent to the First Closing Date and prior to the Second Closing Date, afford to the officers, employees, accountants, counsel and other representatives of the Belo Entities access, during normal business hours, to all of the properties, books, contracts, commitments and records relating to the KENS Assets, and, Scripps shall use its reasonable best efforts to cause Harte-Hanks to prior to the First Closing Date, and Scripps shall (and shall cause each of its Subsidiaries to), subsequent to the First Closing Date and prior to the Second Closing Date, furnish promptly to the Belo Entities all other information concerning the business, properties and personnel of the KENS Assets as the Belo Entities may reasonably request. After the Second Closing Date, upon reasonable notice, the Belo Entities shall afford the officers, employees, accountants, counsel and other representatives of Scripps and Harte-Hanks access, during normal business hours, to the Belo Entities' books and records related to the KENS Assets which Scripps and Harte-Hanks may reasonably request in order to complete tax filings or for other legitimate business purposes. Unless otherwise required by law, the parties will hold any information made available pursuant to this Section 6.2(b) which is nonpublic in confidence in accordance with the confidentiality agreement dated March 11, 1997, entered into by Scripps with Harte-Hanks related to the KENS Assets (the "Harte-Hanks Confidentiality Agreement" and, with the Scripps Confidentiality Agreement, the "Confidentiality Agreements").

     VI.3 Legal Conditions to Purchase. Each of the Belo Entities and Scripps will use all reasonable efforts to
comply   promptly   with   all  legal  requirements   which   may   be
imposed on it or its respective Subsidiaries with respect to the transactions contemplated herein (which actions shall include, without limitation, furnishing all information required under the HSR Act and the FCC Act) and will
promptly   cooperate   with   and   furnish   information   to    each
other in connection with any such requirements imposed upon any of them or any of their respective Subsidiaries in connection with the transactions contemplated herein. Subject to the terms and conditions hereof, each of the parties hereto will, and will cause its respective
Subsidiaries to, promptly use all reasonable efforts to obtain (and will consult and cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by such party in connection with the transactions contemplated
herein   or   the   taking   of  any  action  contemplated   by   this
Agreement.

     VI.4 Use of Names. Following the Second Closing Date, Belo Sub or its affiliates shall have the sole and exclusive ownership of and right to use, as between Belo Sub or its affiliates on the one hand, and Scripps on the other hand, each of the names, trademarks, trade names and other proprietary rights set forth in Section 6.4 of the Scripps Disclosure Schedule (the "Acquired Proprietary Name Rights"). The Acquired Proprietary Name Rights include, without limitation, the name "KENS" and derivatives thereof.

     VI.5   Intercompany   Balances.   All   amounts   owing   between
CPMCO  and  TVFN,  on  the  one  hand,  and  Belo  Holdings  and   its
other Subsidiaries, on the other hand, other than amounts arising in the ordinary course of business for the purchase of goods or services in commercial transactions, shall be paid in full or eliminated at or prior to the First Closing Date.

     VI.6 KENS Employee Matters; Harte-Hanks Stock Plans.

          (a) Belo Sub shall assume and retain, with respect to the KENS Employees, any and all severance obligations that arise due to (i) the purchase of the KENS Assets by the Belo Entities or Scripps being deemed a
"Change   of  Control"  under  the  severance  agreements   for   KENS
Employees   specified  in  Section  6.6  of  the  Scripps   Disclosure
Schedule, (ii) events or actions occurring as a result of the transactions consummated on the First Closing Date, subject to the provisions of Section 10.2 below, and (iii) events or actions occurring after the First Closing Date.

          (b) Scripps and the Belo Entities agree that the Belo Entities will, immediately after the First Closing Date
and   for   at   least   one   year  thereafter,   permit   the   KENS
Employees  (other  than  those  set  forth  on  Section  6.6  of   the
Scripps Disclosure Schedule, to which this section (b) shall only apply immediately after the Second Closing Date) (i) to participate in a group health plan of the Belo Entities in which similarly situated employees of the Belo Entities participate, in accordance with the terms of the plan, and to waive any pre-existing condition clause or waiting period requirement in such group health plan and to give credit for
deductible   amounts   paid   by   a   KENS   Employee   during    the
current deductible year of such group health plan while employed by Harte-Hanks; provided, however, that the Belo Entities will be in compliance with this clause (i)
regarding KENS Employees employed by the Belo Entities if they assume the current group health contracts of Harte-Hanks relating to the KENS Employees; (ii) to participate in and receive credit, for vesting and eligibility purposes, under tax qualified retirement plans of the Belo Entities in which similarly situated employees of the Belo Entities participate, for which they are otherwise eligible, for their service with Harte-Hanks to the extent permitted by applicable tax-qualification requirements; (iii) to participate in other benefit plans of the Belo Entities which are offered to similarly situated employees; and (iv) to participate in stock option programs and stock purchase programs of the Belo Entities which are offered to similarly situated employees.

          (c) Effective as of the First Closing Date, the KENS Employees shall cease to be eligible to participate in the Harte-Hanks Benefit Plans, shall no longer accrue benefits under the Harte-Hanks Benefit Plans, and shall not be eligible under the Harte-Hanks Benefit Plans for payment of claims incurred thereafter, except to the extent the Belo Entities have assumed and continued any such Harte-Hanks Benefit Plan with the consent of Scripps.

              (d)   Notwithstanding   any   contrary   provisions   of
this   Agreement,  (i)  Harte-Hanks  shall  remain  liable   for   any
and   all  obligations  arising  under  or  relating  to  the   Harte-
Hanks   Benefit  Plans  (except  as  otherwise  provided  in   Section
6.6   of   the   Scripps   Disclosure   Schedule),   and   (ii)   with
respect   to  KENS  Employees  who  as  of  the  First  Closing   Date
are former employees of KENS or are not actively at work, the Belo Entities shall assume liability, including, without limitation, liability for (i) any leave entitlements, reemployment obligations, reinstatement rights, or related rights, under applicable law, including, without limitation, the Family and Medical Leave Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1994,
workers' compensation laws, or similar laws, and (ii) any rights, benefits or entitlements under the Harte-Hanks
Benefit Plans listed on Section 6.6, including, without limitation, health care continuation pursuant to Part 6 of Title I of ERISA.

          (e) Each outstanding option (a "KENS Option") to purchase shares of Harte-Hanks common stock held by a KENS
Employee under any stock option plan of Harte-Hanks, whether vested or unvested, exercisable or unexerciseable, shall remain the responsibility of Harte-Hanks, and the Belo Entities shall have no obligation or responsibility whatsoever with respect to any KENS Options.

          (f) All of the KENS Employees will become Belo Employees as of the First Closing Date, except as set forth on Section 6.6 of the Scripps Disclosure Schedule, which such employees shall become Belo Employees as of the Second
Closing Date; provided, however, nothing in this Agreement shall be construed to require the Belo Entities to continue the employment of any KENS Employee for any period of time, or, except as required by Section 6.6(b) above, to offer any particular type or level of benefits to any employee.
Nothing in this Agreement shall prevent the Belo Entities from disciplining or terminating any KENS Employee or from amending or terminating any benefit plans at any time.

     VI.7 TVFN Employee Matters.

          (a) TVFN shall retain, with respect to the TVFN Employees, any and all severance obligations that arise (i) under any severance agreements for TVFN Employees specified in Section 6.7 of the Belo Disclosure Schedule, (ii) due to
events or actions occurring as a result of the transactions consummated on the First Closing Date, subject to the provisions of Section 10.2 below, and (iii) due to events or actions occurring after the First Closing Date.

          (b) Effective as of the First Closing Date, the TVFN Employees shall not be eligible to participate in any benefits plans sponsored by Belo or Scripps or their Subsidiaries other than TVFN ("Belo or Scripps Benefits Plans"), shall not accrue benefits under any Belo or Scripps
Benefit Plans, and shall not be eligible under any Belo or Scripps Benefit Plans for payment of claims.

             (c)   All   of  the  TVFN  Employees  will  continue   as
TVFN  Employees  after  the  First  Closing  Date  and  will  have  no relationship with Belo or its affiliates thereafter. Nothing in this Agreement shall be construed to require TVFN to continue the employment of any TVFN Employee for any period of time, or to offer any particular type or level of benefits to any employee. Nothing in this Agreement shall prevent TVFN from disciplining or terminating any TVFN Employee or from amending or terminating any benefit plans at any time.

     VI.8 Fees and Expenses. Whether or not the transactions contemplated herein are consummated and except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that Scripps and
Belo  Holdings  shall  each  pay  one-half  of  (a)  the  filing   fee
required under the HSR Act and (b) any filing fee required by the FCC to file the FCC Application.

     VI.9 Transfer Taxes. The Belo Entities will be responsible for and pay all sales and use taxes, duties, and transfer fees applicable to the transactions contemplated herein with respect to the sale of the KENS Assets. Scripps will be responsible for and pay all sales and use taxes, duties, and transfer fees applicable to transactions contemplated herein with respect to the sale of the TVFN
Interests. The parties hereto agree to cooperate in connection with the preparation and filing of any Tax Returns relating to the New York State Real Property
Transfer Tax and New York City Real Property Transfer Tax, incurred in connection with the transactions contemplated hereby.

     VI.10 Employment Taxes. Scripps agrees to use its commercially reasonable best efforts to obtain the consent of Harte-Hanks to the use of the "Alternative Procedure" set
forth in Section 5 of the Rev. Proc. 96-60 with respect to issuing forms W-2 to KENS Employees, including the execution
of   an   agreement  with  Belo  Sub  regarding  the   use   of   such
procedure.

     VI.11 Scripps Assignment of Contracts and Permits. Notwithstanding any other provision hereof, in connection with any Scripps Contract identified on Section 3.11 of the Scripps Disclosure Schedule or any permit, approval, license or authorization issued by a Governmental Entity (each a "Governmental Authorization") held or to be held by Scripps
which  relates  to  the  KENS  Assets  and  which,  as  a  matter   of
law   or   by   its  terms,  is  (a)  not  assignable,  or   (b)   not
assignable   without   the   prior  approval   or   consent   of   the
issuer thereof or the other party or parties thereto (collectively, "Non-Assignable Rights"), Scripps shall:

               (i) apply for and use all reasonable efforts to obtain all consents or approvals contemplated by the Scripps Contracts or Governmental Authorizations, in form and substance satisfactory to Belo Sub;

               (ii) cooperate with Belo Sub in any reasonable and lawful arrangements designed to provide the benefits and burdens of such Non-Assignable Rights to Belo Sub, including holding any such Non-Assignable Rights in trust for Belo Sub or acting as agent for Belo Sub;

               (iii)         enforce    any    rights    of    Scripps
     arising    from   such   Non-Assignable   Rights   against    the
     issuer thereof or the other party or parties thereto;

               (iv) take all such actions and do, or cause to be done, all such things at the request of Belo Sub as shall reasonably be necessary and proper in order that the value of any Non-Assignable Rights shall be preserved and shall inure to the benefit of Belo Sub; and

               (v)    pay  over  to  Belo  Sub  all  monies  or  other
     assets   collected  by  or  paid  to  Scripps  or  any   of   its
     Subsidiaries in respect of such Non-Assignable Rights.

     Belo Sub shall reimburse Scripps for all reasonably incurred payments, costs and expenses made, incurred or suffered in performing Scripps' obligations as requested by Belo Sub under this Section 6.11. If Scripps is unable to lawfully provide the benefit of any Governmental
Authorization to Belo Sub, it shall not, at any time, use such Governmental Authorization for its own purposes or assign or provide the benefit of such Governmental Authorization to any other party.

     VI.12        Belo   Assignment   of   Contracts   and    Permits.
Notwithstanding any other provision hereof, in connection with any Belo Contract identified on Section 2.12 of the Belo Disclosure Schedule or any Governmental Authorization held or to be held by CPMCO or TVFN and which, as a matter
of   law  or  by  its  terms,  requires  the  consent  of  the  issuer
thereof  or  the  other  party  or  parties  thereto  upon  a   change
of control (collectively, the "TVFN Non-Assignable Rights") the Belo Entities shall:

               (i) apply for and use all reasonable efforts to obtain all consents or approvals contemplated by the Belo Contracts or Governmental Authorizations, in form and substance satisfactory to Scripps;

               (ii) cooperate with Scripps in any reasonable and lawful arrangements designed to provide the benefits and burdens of such TVFN Non-Assignable Rights to TVFN, including holding any such TVFN Non-Assignable Rights in trust for TVFN or acting as agent for TVFN;

               (iii)       enforce   any  rights   of   TVFN   arising
     from   such   TVFN  Non-Assignable  Rights  against  the   issuer
     thereof or the other party or parties thereto;

               (iv)   take   all  such  actions  and  do,   or   cause
     to   be   done,  all  such  things  at  the  request  of  Scripps
     as   shall   reasonably  be  necessary  and   proper   in   order
     that   the   value  of  any  TVFN  Non-Assignable  Rights   shall
     be   preserved   and  shall  inure  to  the  benefit   of   TVFN;
     and

               (v)    pay   over   to   TVFN  all  monies   or   other
     assets   collected   by  or  paid  to  TVFN   or   any   of   its
     Subsidiaries    in   respect   of   such   TVFN    Non-Assignable
     Rights.

     Scripps shall reimburse the Belo Entities for all reasonably incurred payments, costs and expenses made, incurred or suffered in performing the Belo Entities'
obligations   as  requested  by  Scripps  under  this  Section   6.12.
If the Belo Entities are unable to lawfully provide the benefit of any Governmental Authorization to TVFN, it shall not, at any time, use such Governmental Authorization for its own purposes or assign or provide the benefit of such Governmental Authorization to any other party.

     VI.13     Schedules.

          (a) Notwithstanding anything to the contrary contained herein if Scripps has not, as of the date hereof (the "Signing Date"), completed and/or delivered one or more of the Schedules referred to in this Agreement and required to be delivered by Scripps pursuant hereto or has not delivered one or more of the documents required to be
delivered   by   it   pursuant  to  this   Agreement,   then   Scripps
shall be permitted to complete and deliver such Schedules or deliver such documents to the Belo Entities after the Signing Date, but in no event later than September 22, 1997. The Belo Entities shall be deemed to have accepted any such revised or newly delivered Schedules and/or documents unless within three (3) business days after receipt thereof they shall have delivered to Scripps a notice terminating this Agreement together with a certificate from an executive officer of Belo Holdings to the effect that such revised or newly delivered Schedules and/or documents in the aggregate reflect matters that would have a material adverse effect on the KENS Assets as of the Signing Date. If the Belo Entities's approval of such revised or newly delivered Schedules and/or documents is granted or is deemed granted, any Schedules attached hereto as of the Signing Date and delivered by Scripps which have subsequently been revised shall be deemed to be amended in accordance with such revised Schedules as of the Signing Date and such late-
delivered Schedules and/or documents shall be deemed delivered by Scripps as of the Signing Date. Scripps shall not have the right to deliver any revised or new Schedules or documents under this Section 6.13 after September 22, 1997.

          (b) Notwithstanding anything to the contrary contained herein, if the Belo Entities have not, as of the
Signing  Date,  completed  and/or  delivered  one  or  more   of   the
Schedules   referred  to  in  his  Agreement  and   required   to   be
delivered   by  them  pursuant  hereto  or  have  not  delivered   one
or more of the documents required to be delivered by them pursuant to this Agreement, then they shall be permitted to complete and deliver such Schedules or deliver such documents to Scripps after the Signing Date, but in no event later than September 22, 1997. Scripps shall be deemed to have accepted any such revised or newly delivered Schedules and/or documents unless within three (3) business days after receipt thereof it shall have delivered to the Belo Entities a notice terminating this Agreement together with a certificate from an executive officer of Scripps to the effect that such revised or newly delivered Schedules and/or documents in the aggregate reflect maters that would have a material adverse effect on TVFN and CPMCO, taken as a whole, as of the Signing Date. If Scripps's approval of such revised or newly delivered Schedules and/or documents is
granted   or   is  deemed  granted,  any  Schedules  attached   hereto
as of the Signing Date and delivered by the Belo Entities which have subsequently been revised shall be deemed to be amended in accordance with such revised Schedules as of the Signing Date and such late-delivered Schedules and/or documents shall be deemed delivered by the Belo Entities as of the Signing Date. The Belo Entities shall not have the right to deliver any revised or new Schedules or documents under this Section 6.13 after September 22, 1997.

     VI.14 Notification. Each party hereto shall, in the event of, or promptly after obtaining knowledge of, the occurrence or threatened occurrence of any fact or circumstance that would cause or constitute a material breach of any of its representations and warranties set forth herein, give notice thereof to the other party and shall use its reasonable efforts to prevent or remedy such breach.

     VI.15 Additional Agreements Related to FCC Licenses. The parties hereto shall use commercially reasonable best efforts to obtain the expedient transfer of all FCC licenses related to the KENS Assets to Belo Sub,
including,   without   limitation,  (a)  the  substitution   of   Belo
Sub on any current FCC transfer application, and/or (b) such other measures as the parties hereto deem necessary.

     VI.16        Resignations.   Effective   as    of    the    First
Closing Date, PJPI will resign as the managing general partner and a general partner in CPMCO, and Colony will resign as a general partner in TVFN.

     VI.17 LMA Agreement. Upon the First Closing Date, the parties hereto shall enter into the LMA in substantially the same form attached hereto as Exhibit E, subject to receipt of any necessary FCC approvals.

     VI.18 Notice to Other Partners. The parties covenant and agree that the First Closing shall comply with
Section 9.03 of the TVFN Partnership Agreement. Scripps hereby agrees to deliver at the time of the First Closing to the partners of TVFN (other than any Belo Entities) of TVFN in accordance with Section 9.06 of the TVFN Partnership
Agreement   a  copy  of  its  agreement  to  comply  with   the   TVFN
Partnership Agreement.

     VI.19 Transponder Agreement. On the First Closing Date the Belo Entities shall (a) in consideration of the payment to Belo Holdings of $7,100,000 by Scripps, cause to be assigned to Scripps, and Scripps shall assume, all of Belo Holdings' right, title and interest in, to and under
(i) the Transponder Lease Agreement, (ii) the Sublease Agreement and (iii) any other sublease agreements between Belo Holdings and/or any of its Subsidiaries and any third
party   (other   than   TVFN)   with  respect   to   the   Transponder
Lease Agreement, in such form as the parties agree (the "Transponder Assignments") or (b) if all necessary third party consents to such Transponder Assignments cannot reasonably be obtained through the exercise of best efforts by the Belo Entities and Scripps does not elect to waive the receipt of such consents as of the First Closing Date, then the Belo Entities shall ensure that prior to the First
Closing   the  Sublease  Term  described  in  Paragraph   2   of   the
Sublease Agreement is amended to provide Scripps the unilateral option to continue the Sublease Term in effect under the same terms and conditions until the termination of the Transponder Lease Agreement. Scripps shall be required to exercise this option to extend the Sublease Agreement no later than 60-days in advance of the current termination date of the Sublease Agreement, March 8, 1999. The Belo Entities shall also ensure that the Sublease Agreement is amended to state that Providence Journal Company will not amend the Transponder Lease Agreement without the prior written consent of Scripps (such consent not to be unreasonably withheld).

                        ARTICLE VII

     Conditions to the Obligations of the Belo Entities

     The obligations of the Belo Entities under this Agreement are, at the Belo Entities' option, subject to the
fulfillment   of   the   conditions   set   forth   in   Section   7.1
through  7.8  prior  to  or  at  the  First  Closing  Date,  and   the
fulfillment   of   the   conditions  set  forth   in   Sections   7.2,
7.6,  and  7.9  through  7.11  prior  to  or  at  the  Second  Closing
Date:

     VII.1     Representations, Warranties, Covenants.

          (a)    Each   of  the  representations  and  warranties   of
Scripps contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties that are not so qualified
shall  be  true  and  correct  in  all  material  respects,  in   each
case as of the date when made and shall be deemed to be made again on and as of the First or Second Closing Dates, as applicable, and shall then, if qualified as to materiality, be true and correct, and if not so qualified, be true and correct in all material respects, except to the extent changes are specifically permitted or contemplated pursuant to this Agreement;

          (b) Scripps shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the First or Second Closing Dates, as applicable; and

          (c) Scripps shall have furnished the Belo Entities with certificates dated the First and Second Closing Dates, as applicable, and duly executed by the President or a Vice President of Scripps authorized on behalf of Scripps to give such a certificate, to the effect that the conditions set forth in subparagraphs (a) and (b) of this Section 7.1 have been satisfied as of the date of such certificates.

     VII.2 Proceedings. Neither the Belo Entities nor Scripps shall (a) be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby or (b) have received written notice from any Governmental Entity of its intention to institute any action or proceeding seeking to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby.

     VII.3       Damage   to  the  Assets.   The  KENS  Assets   shall
not have suffered damage on account of fire, explosion or other cause of any nature that prevented operation of the KENS Assets for a period of at least seven (7) consecutive days and which shall not have been repaired as of the First and Second Closing Dates, respectively; provided, however, that if the Belo Entities elect to waive the condition set forth in this Section 7.3 and consummate the Closings, then the Belo Entities' sole and exclusive remedy against Scripps with respect to such damage shall be that the Belo Entities may collect and receive the proceeds of any insurance payable to Scripps on account of such damages which have not been applied under the supervision of the Belo Entities to the repair thereof plus the amount of any deductible consumed with respect to such damage under Scripps'
insurance  policy  (which  at  the  Belo  Entities'  option   may   be
taken in the form of a cash payment from Scripps or as an adjustment to the Belo Cash Consideration).

     VII.4 Certain Consents. The Belo Entities shall have obtained each of the consents and approvals and completed each of the actions required to (a) transfer the TVFN Interests to Scripps pursuant to the Partnership Agreements and (b) substitute Scripps as a general partner of each of CPMCO and TVFN and the managing general partner of CPMCO in accordance with the Partnership Agreements.

     VII.5         Hart-Scott-Rodino.     The    applicable    waiting
period   imposed  by  the  HSR  Act  shall  have  expired   or   shall
have been subject to early termination.

     VII.6       Deliveries.    Scripps  shall  have   complied   with
each   and  every  one  of  its  obligations  set  forth  in   Section
9.1.

     VII.7 Closing of the Acquisition Agreement. The transactions contemplated by the Acquisition Agreement with respect to KENS shall have been consummated on substantially the same terms and conditions as contained therein on the date hereof, unless modified or amended pursuant to the terms of the Acquisition Agreement and this Agreement.

     VII.8       LMA.  The  parties  shall  have  entered   into   the
LMA, effective as of the First Closing Date.

     VII.9 Affiliation Agreement. Unless transferred at the First Closing, the KENS Affiliation Agreement shall have been transferred to Belo Sub on substantially the same terms and conditions as are currently contained in such agreement.

     VII.10 FCC Authorizations. The FCC Application shall have been approved without any condition materially
adverse   to   Belo   Sub   and  shall   have   become   Final.    For
purposes of this Agreement, "Final" shall mean action by the FCC (including action duly taken by the FCC's staff, pursuant to delegated authority), which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely request for stay, petition for reconsideration or review, or appeal or sua sponte action of the FCC with comparable effect shall be
pending;   and   as   to   which  the  time  for   filing   any   such
request, petition or appeal, or for the taking of any such sua sponte action by the FCC, shall have expired. The FCC approvals shall include grant of a waiver of Section 73.3555(c) of the rules, the one-to-a-market rule (if necessary under the rules then in effect), permitting common ownership by Belo Sub of station KENS-TV and KENS-AM.

     VII.11      FCC   Approval.    The  FCC   Application   (as   set
forth   in   the  Acquisition  Agreement)  shall  have  received   FCC
Approval (as defined in the Acquisition Agreement).

                        ARTICLE VIII

          Conditions to the Obligations of Scripps

     The   obligations  of  Scripps  under  this  Agreement  are,   at
its option, subject to the fulfillment of the conditions set forth in Sections 8.1 through 8.7 prior to or at the First Closing Date, and the fulfillment of the conditions set forth in Sections 8.2, 8.5 and 8.8 prior to or at the Second Closing Date:

     VIII.1    Representations, Warranties, Covenants.

          (a) Each of the representations and warranties of the Belo Entities contained in this Agreement that are
qualified   as   to  materiality  shall  be  true  and  correct,   and
the   representations  and  warranties  that  are  not  so   qualified
shall be true and correct in all material respects, in each case, as of the date when made and shall be deemed to be
made   again  on  and  as  of  the  First  or  Second  Closing  Dates,
as applicable, and shall then, if qualified as to materiality, be true and correct, and if not so qualified, be true and correct in all material respects, except to the extent changes are specifically permitted pursuant to this Agreement;

          (b) The Belo Entities shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by them prior to or at the First or Second Closing Dates, as applicable; and

          (c) The Belo Entities shall have furnished Scripps with certificates, dated the First and Second Closing Dates, as applicable, and duly executed by a President or a Vice President of the Belo Entities
authorized on behalf of the Belo Entities to give such a certificate, to the effect that the conditions set forth in subparagraphs (a) and (b) of this Section 8.1 have been satisfied as of the date of such certificates.

     VIII.2 Proceedings. Neither Scripps nor the Belo Entities shall (a) be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby or (b) have received written notice from any Governmental Entity of its intention to institute any action or proceeding seeking to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby.

     VIII.3 Certain Consents. The Belo Entities shall have obtained each of the consents and approvals and completed each of the actions required to (a) transfer the TVFN Interests to Scripps pursuant to the Partnership Agreements and (b) substitute Scripps as a general partner of each of CPMCO and TVFN and the managing general partner of CPMCO in accordance with the Partnership Agreements.

     VIII.4        Hart-Scott-Rodino.     The    applicable    waiting
period   imposed  by  the  HSR  Act  shall  have  expired   or   shall
have been subject to early termination.

     VIII.5       Deliveries.    The   Belo   Entities   shall    have
complied   with   each  and  every  one  of  their   obligations   set
forth in Section 9.2

     VIII.6 Closing of the Acquisition Agreement. The transactions contemplated by the Acquisition Agreement with respect to KENS shall have been consummated on substantially the same terms and conditions as contained therein on the date hereof, unless modified or amended pursuant to the terms of the Acquisition Agreement and this Agreement.

     VIII.7      LMA.        The  parties  shall  have   entered   the
LMA, effective as of the First Closing Date.

     VIII.8      FCC   Approval.    The  FCC   Application   (as   set
forth   in   the  Acquisition  Agreement)  shall  have  received   FCC
Approval (as defined in the Acquisition Agreement).

                         ARTICLE IX

           Items to be Delivered at the Closings

     IX.1 Deliveries by Scripps.

          (a)    At   the   First  Closing,  Scripps   shall   deliver
to the Belo Entities:

               (i) Bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer and assignment (which may contain disclaimers of warranty of condition and suitability consistent with the provisions of this Agreement) in form and substance reasonably satisfactory to the Belo Entities sufficient to sell, transfer and assign to Belo Sub all right, title and interest of Scripps in and good title to the KENS Assets to be transferred at the First Closing;

               (ii)    Certified    copies   of   resolutions,    duly
adopted  by  the  Board  of  Directors  of  Scripps,  which  shall  be
in   full  force  and  effect  at  the  time  of  the  First  Closing,
authorizing    the    execution,   delivery   and    performance    by
Scripps of this Agreement and the consummation of the transactions contemplated hereby;

               (iii)        The    certificate    referred    to    in
Section 7.1(c);

               (iv)      A      certificate,      satisfying       the
requirements   of   Treas.  Reg.   1.1445-2(b)(2),   to   the   effect
that the KENS Entity is not a foreign person;

               (v)  The LMA;

                  (vi)       The   Transponder  Assignments   or   the
Transponder Extension, as the case may be; and

               (vii)       Such   other  documents  or   payments   as
the Belo Entities or their counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement.

          (b)    At   the   Second  Closing,  Scripps  shall   deliver
to the Belo Entities:

               (i) Bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer and assignment (which may contain disclaimers of warranty of condition and suitability consistent with the provisions of this Agreement) in form and substance reasonably satisfactory to the Belo Entities sufficient to sell, transfer and assign to Belo Sub all right, title and interest of Scripps in and good title to the KENS Assets to be transferred at the Second Closing;

               (ii)    A   special   warranty   deed   with   covenant
against   grantor's   acts  with  respect   to   all   Real   Property
owned by Scripps and included within the KENS Assets;

               (iii)         Certified    copies    of    resolutions,
duly   adopted   by   the  Board  of  Directors  of   Scripps,   which
shall  be  in  full  force  and effect  at  the  time  of  the  Second
Closing, authorizing the execution, delivery and performance by Scripps of this Agreement and the consummation of the transactions contemplated hereby;

               (iv)   The   certificate   referred   to   in   Section
7.1(c); and

               (v)    Such   other  documents  or  payments   as   the
Belo Entities or their counsel may reasonably request (A) to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement and (B) for purposes of the issuance of Belo Sub's owners title insurance policy (the cost of which Belo Sub shall bear) without deletion of the standard exceptions to title.

     IX.2 Deliveries by the Belo Entities.

          (a)    At  the  First  Closing,  the  Belo  Entities   shall
deliver to Scripps:

               (i)    Bills   of   sale,   endorsements,   assignments
and other good and sufficient instruments of sale, transfer and assignment (which may contain disclaimers of warranty of condition and suitability consistent with the provisions of this Agreement) in form and substance reasonably satisfactory to Scripps sufficient to sell, transfer and assign to Scripps all right, title and interest of Colony and PJPI in and good title to the TVFN Interests;

               (ii)     A     portion     of     the     Belo     Cash
Consideration,   in  the  amount  of  $37,500,000,  which   shall   be
paid in the manner specified in Section 1.6 hereof;

                   (iii) Certified copies of resolutions, duly adopted by the Belo Entities' Boards of Directors, which  shall  be  in  full  force  and  effect  at  the  time  of  the
First Closing, authorizing the execution, delivery and performance by the Belo Entities of this Agreement and the consummation of the transactions contemplated hereby;

               (iv)   The   certificate   referred   to   in   Section
8.1(c);

               (v) Certificates from each of PJPI and Colony satisfying the requirements of Treas. Reg. 1.1445-2(b)(2), to the effect that neither of them is a foreign person;

               (vi) The LMA;

               (vii)       The   Transponder   Assignments   or    the
Transponder Extension, as the case may be; and

               (viii)      Such   other  documents  or   payments   as
Scripps   or   its  counsel  may  reasonably  request  to  demonstrate
satisfaction of the conditions and compliance with the agreements set forth in this Agreement.

          (b)     At   the   Second   Closing,   the   Belo   Entities
shall deliver to Scripps:

               (i)      The    remainder    of    the    Belo     Cash
Consideration   not  previously  paid,  which   shall   be   paid   in
the manner specified in Section 1.6 hereof;

               (ii)    Certified    copies   of   resolutions,    duly
adopted   by   the   Belo   Entities'  Boards   of   Directors   which
shall  be  in  full  force  and effect  at  the  time  of  the  Second
Closing,   authorizing   the  execution,  delivery   and   performance
by the Belo Entities of this Agreement and the consummation of the transactions contemplated hereby;

               (iii)        The    certificate    referred    to    in
Section 8.1(c);

               (iv)     An     instrument    or     instruments     of
assumption   of  the  Assumed  Liabilities,  in  form  and   substance
reasonably satisfactory to Scripps; and

               (v)     Such    other   documents   or   payments    as
Scripps   or   its  counsel  may  reasonably  request  to  demonstrate
satisfaction of the conditions and compliance with the agreements set forth in this Agreement.


                         ARTICLE X

              Nonsurvival of Representations,
         Warranties and Covenants; Indemnification

     X.1 Nonsurvival of Representations and Warranties. None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the First Closing Date. This Section 10.1 shall not limit any other covenant or agreement of the parties set forth in this Agreement or in any instrument delivered pursuant to the terms hereof.

     X.2    Indemnification.    The  parties  shall   indemnify   each
other as set forth below.

          (a)    Scripps   hereby   agrees  to  indemnify   and   hold
harmless the Belo Entities and their directors, officers, employees and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Belo Entities from, and to reimburse the Belo Entities and their directors, officers, stockholders, employees and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, the Belo Entities for any and all losses, damages, liabilities and claims, and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all legal expenses), arising out of, in connection with, based upon or resulting from any litigation or proceeding initiated by a third party to the extent related to the business or operations of the KENS Assets on or before the First Closing Date. Scripps shall not have any liability under this Section 10.2(a) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by the Belo Entities or any of their affiliates. Notwithstanding anything to the contrary contained herein, the indemnification obligations set forth above shall be absolute and unconditional, and shall be enforceable without regard to the existence or accuracy of any representation or warranties given by Scripps.

          (b)    The   Belo   Entities  hereby  agree   to   indemnify
and hold harmless Scripps and its directors, officers, employees and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, Scripps from, and to reimburse Scripps and its directors, officers, employees and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, Scripps for any and all losses,
damages,   liabilities   and  claims   and   all   fees,   costs   and
expenses of any kind related thereto (including, without limitation, any and all legal expenses), arising out of, in connection with, based upon or resulting from any litigation or proceeding initiated by any third party to the extent related to the TVFN Interests on or before the First Closing Date. The Belo Entities shall not have any liability under this Section 10.2(b) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by Scripps or any of its affiliates. Notwithstanding anything to the contrary contained herein, the indemnification obligations set forth above shall be absolute and unconditional, and shall be enforceable without regard to the existence or accuracy of any representation or warranties given by the Belo Entities.

             (c) Notwithstanding any other provision of this Agreement to the contrary: (i) no party hereto will be liable to any other party hereto pursuant to this Section
10.2 or otherwise except to the extent that the aggregate amount of losses indemnified thereunder exceeds $2,500,000;
(ii)   the  total  aggregate  liability  of  the  Belo  Entities,   on
the   one   hand,  and  Scripps,  on  the  other  hand,   for   losses
that may arise under this Section 10.2 or otherwise will not exceed $25,000,000; and (iii) any claims for losses pursuant to this Section 10.2 or otherwise can only be made in
respect   of   indemnifiable  claims  actually  filed   or   commenced
on  or  prior  to  eighteen  months  after  the  First  Closing  Date.
Notwithstanding any other provision of this Agreement to the contrary, each party's liability for losses relating to indemnifiable
claims   for   Taxes   ("Tax   Losses")    shall    be
without   limit   in   dollar  amount  (although  still   subject   to
Section 10.2(c)(i)) and claims for Tax Losses pursuant hereto may be made at any time.

          (d) As promptly as practicable but in any event within 60 calendar days of the receipt by any party hereto of any notice of the commencement of any action, suit or proceedings, the assertion of any claim, or notice of any event or the incurrence of any loss or damage for which any party hereto asserts that indemnification is provided for by this Section 10.2, the party seeking indemnification (an "indemnified party") shall give written notice to any party from which indemnification is sought (an "indemnifying party") describing in reasonable detail the basis of such
claim   for   indemnification.    If  the   indemnified   party   does
not   so  notify  the  indemnifying  party  within  60  calendar  days of the date of such notice, assertion or incurrence, the indemnifying party shall not be relieved of liability hereunder in respect of such claim except if and only to the extent that the indemnifying party suffers prejudice or damage by reason of such failure to give timely notice.
Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days' time after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to such claim. If such claim involves the claim of any third party, the indemnifying
party   shall   be  entitled  to  participate  in,  and  assume   sole
control   over,   the   defense   or   settlement   of   such   claim;
provided, however, that:

               (i) the indemnified party shall be entitled to participate in (but not control) the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

               (ii) the indemnifying party shall obtain the prior written approval of the indemnified party, which shall not be unreasonably withheld or delayed, before entering into any settlement of such claim or ceasing to defend against such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party; and

               (iii)        the    indemnifying   party   admits    in
     writing that it is liable to indemnify the other party to this Agreement for all costs and expenses related to the third party claim.

After written notice by the indemnifying party to the indemnified party of its election to assume control of the
defense  of  any  such  action,  the  indemnifying  party  shall   not
be   liable  to  such  indemnified  party  hereunder  for  any   legal
fees or expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party does not assume sole control over the defense or settlement of such claim as provided in this Section 10.2(d), the indemnified party shall have the right to defend and settle the claim in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party shall reimburse the indemnified party therefor in accordance with this Section 10.2.

          (e) In any event involving the claim of any third party, the indemnified party shall cooperate fully with the indemnifying party in the defense of any such claim under this Section 10.2. Without limiting the generality of the foregoing, the indemnified party shall furnish the indemnifying party with such documentary or other evidence as is then in its possession as may reasonably be requested
by   the   indemnifying   party   for   the   purpose   of   defending
against any such claim.

          (f)     In   the   event   that   the   indemnifying   party
shall be obligated to indemnify the indemnified party pursuant to this Section 10.2, the indemnifying party shall, upon payment of such indemnity, be subrogated to all rights of the indemnified party with respect to claims to which such indemnification relates.

                         ARTICLE XI

                       Miscellaneous

     XI.1 Termination of Agreement.

          (a)    This   Agreement  may  be  terminated  by  the   Belo
Entities   or  Scripps  at  any  time  on  or  prior  to   the   First
Closing Date:

               (i)    by   the   mutual   consent   of   the   parties
     hereto;

               (ii)   by   any   party   hereto   if   the   FCC   has
     denied   the   approvals  contemplated  by  this   Agreement   in
     an order which has become Final;

               (iii)       by  the  Belo  Entities  if  any   of   the
     conditions   set  forth  in  Article  VII  to  be  satisfied   by
     the   First  Closing  Date  shall  not  have  been  met   on   or
     prior   to  February  28,  1998,  and  by  Scripps  if   any   of
     the    conditions   set   forth   in   Article   VIII    to    be
     satisfied  by  the  First  Closing  Date  shall  not  have   been
     met on or prior to February 28, 1998, and shall not have been waived by the Belo Entities or Scripps, respectively, by such date, and the terminating party is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement in any material respect;

                  (iv)       by   any  party  hereto   if   the   TVFN
     Interests,   or  any  part  thereof,  are  transferred   to   any
     party pursuant to the provisions of Article IX of the TVFN Partnership Agreement; or

               (v)    by   any  party  hereto  if  the  First  Closing
     has not occurred by February 28, 1998, and the party seeking to terminate this Agreement is not in default in any material way in the performance of its obligations under this Agreement.

          (b)    This   Agreement  may  be  terminated  by  the   Belo
Entities or Scripps at any time after the First Closing Date and prior to the Second Closing Date;

               (i)    by   the   mutual   consent   of   the   parties
hereto;

               (ii)   by   the   Belo   Entities   if   any   of   the
conditions set forth in Article VII to be satisfied by the Second Closing Date shall not have been met on or prior to April 30, 1998, and by Scripps if any of the conditions set forth in Article VIII to be satisfied by the Second Closing Date shall not have been met on or prior to April 30, 1998, and shall not have been waived by the Belo Entities or Scripps, respectively, by such date, and the terminating party is not in breach of any of its representations, warranties, covenants or agreements contained in this
Agreement in any material respect; provided, however, that if the Belo Entities terminate this Agreement pursuant to
the   provisions  of  this  Section  11.1(b)(ii)  as   a   result   of
the   failure  of  the  condition  set  forth  in  Section   7.10   or
Section 7.11 or Scripps terminates this Agreement pursuant to the provisions of this Section 11.1(b)(ii) as a result of the failure of the condition set forth in Section 8.8, then,
in   any   event,  (A)  Scripps  shall  purchase  the  TVFN  Interests for $125,000,000 pursuant to the applicable terms of this Agreement, (B) Belo Sub shall promptly transfer back to Scripps those KENS Assets previously transferred to Belo Sub (as assignee of PJPI and Colony), (C) Scripps shall promptly transfer back to the Belo Entities the amount of the Belo Cash Consideration previously paid to Scripps and (D) the LMA shall terminate in accordance with its terms; and

               (iii)       by   any   party  hereto  if   the   Second
Closing   has  not  occurred  by  April  30,  1998,  and   the   party
seeking  to  terminate  this  Agreement  is  not  in  default  in  any material way in the performance of its obligations under this Agreement; provided, however, that if the Belo Entities terminate this Agreement pursuant to the provisions of this
Section   11.1(b)(iii),  then,  in  any  event,  (A)   Scripps   shall
purchase the TVFN Interests for $125,000,000 pursuant to the applicable terms of this Agreement, (B) Belo Sub shall promptly transfer back to Scripps those KENS Assets previously transferred to Belo Sub (as assignee of PJPI and
Colony), (C) Scripps shall promptly transfer back to the Belo Entities the amount of the Belo Cash Consideration previously paid to Scripps and (D) the LMA shall terminate in accordance with its terms.

A    termination   pursuant   to   this   Section   11.1   shall   not
relieve any party of liability it would otherwise have for a breach of this Agreement.

     XI.2   KENS   Option.   Notwithstanding  anything   else   herein
to   the   contrary,  the  parties  hereto  agree  as   follows   with
respect to the KENS Assets:

          (a) If Scripps or any affiliate of Scripps acquires any of the TVFN Interests at any time during the period ending on September 30, 1998 (the "Option Period"), directly or indirectly from whomsoever owns or possesses such interests at such time, and such interests were transferred by PJPI and/or Colony as a result of the exercise of rights of refusal by a partner or partners in either CPMCO or TVFN pursuant to the Partnership Agreements, then the Belo Entities shall have the right to acquire the KENS Assets from Scripps for (i) cash consideration of
$200,000,000, plus (ii) the assumption of all liabilities and obligations (accrued, absolute, contingent, undisclosed or otherwise) which are primarily related to or have arisen
or   will  arise  from  the  KENS  Assets  as  of  the  date  of   the
closing of such transaction, plus or minus, as the case may be, (iii) the net working capital related to the KENS Assets as of the date of the closing of such transaction (determined in accordance with Section 1.7) (the "KENS Option").

          (b)     Scripps    shall   promptly    deliver    to    Belo
Holdings written notice of its acquisition of the TVFN Interests during the Option Period. Belo Holdings shall be required to deliver written notice of its exercise of the
KENS   Option   within  60  days  of  its  receipt  of   such   notice
from   Scripps.    Failure   of   Belo  Holdings   to   deliver   such
notice within such 60 days shall result in the expiration of the KENS Option.

          (c)    The   closing   of   the   exercise   of   the   KENS
Option   shall   occur  not  less  than  five  nor   more   than   ten
business days after the satisfaction or waiver of the last of the conditions required to be satisfied or waived pursuant to this Section 11.2. The closing shall occur at such time and place as is mutually agreed upon between the parties. The Belo Entities obligations to close such transaction shall be subject to the fulfillment of the conditions contemplated by Sections 7.2, 7.3, 7.5, 7.6, 7.7,
7.9, 7.10 and 7.11 of this Agreement on or prior to the date of such closing, which such conditions shall be deemed to survive the termination of this Agreement solely for the
purposes   of   effectuating  the  exercise  of   the   KENS   Option.
Scripps obligations to close such transaction shall be subject to the fulfillment of the conditions contemplated by
Sections 8.2, 8.4, 8.5, 8.6 and 8.8 of this Agreement on or prior to the date of such closing, which such conditions shall be deemed to survive the termination of this Agreement solely for the purposes of effectuating the exercise of the KENS Option. The Belo Entities obligations to close such transaction shall also be subject to the condition that each of the representations and warranties of Scripps contained in this Agreement shall be true and correct in all material respects as of the date of the closing of such transaction.

          (d)     Each   party   agrees   to   be   bound    by    the
provisions   of   Sections  6.1,  6.2,  6.3,  6.4,  6.6,   6.8,   6.9,
6.10, 6.11, and 6.15 of this Agreement, which shall survive the termination of this Agreement solely for the purposes of effectuating the exercise of the KENS Option.

             (e)   During  the  Option  Period,  Scripps   shall   use
its commercially reasonable best efforts to (i) cause the business related to the KENS Assets to be conducted in the usual, regular and ordinary course consistent with its practices at its other television and radio stations, (ii)
preserve intact in all material respects the present business organization related to the KENS Assets, and (iii)
keep available, consistent with the practices at its other television and radio stations, the services of the officers and key employees and preserve in all material respects the relationships with customers, suppliers and others having business dealings related to the KENS Assets, it being understood, however, that the failure of any KENS Employees to remain employees of Scripps or become employees of Belo Holdings or any Subsidiary of Belo Holdings shall not constitute a breach of this covenant.

     The   provisions   of  this  Section  11.2  shall   survive   the
termination     of    this    Agreement    pursuant     to     Section
11.1(a)(iv).

     XI.3 Liabilities Upon Termination. Except for the obligations contained in Sections 11.1(c), 11.2, 11.6, 11.13 and 11.15 hereof which shall survive any termination of this
Agreement, upon the termination of this Agreement pursuant to Section 11.1 hereof, this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants or stockholders, shall have any rights, liabilities or obligations hereunder or with respect hereto; provided, however, that nothing contained herein shall relieve any party from liability for any breach or inaccuracy of any representation or warranty contained herein or any failure to comply with any covenant or agreement contained herein.

     XI.4 Assignments. No party hereto may assign or delegate any of its duties hereunder without the written consent of the other parties, and any such attempted assignment or delegation without such consent shall be void, except that (a) the Belo Entities may, without the consent of Scripps, assign their rights under this Agreement to an entity controlled by A.H. Belo Corporation and (b) Scripps may, without the consent of the Belo Entities, assign its
rights   under   this   Agreement   to   an   entity   controlled   by
Scripps.

     XI.5 Further Assurances. From time to time prior to, at and after the Closing Dates, each party hereto will execute all such instruments and take all such actions as any other party shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing Dates, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

     XI.6    Public    Announcement.    Prior   to   either    Closing
Date, no party shall, without the approval of the others, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law, in which case such party shall give advance notice to the other parties and the parties shall use all reasonable efforts to cause a mutually agreeable release or announcement to be issued.

     XI.7 Notices. Notices and other communications provided for herein shall be in writing (which shall include notice by telex or facsimile transmission) and shall be delivered or mailed (or if by telex, graphic scanning or other facsimile communications equipment of the sending party hereto, delivered by such equipment), addressed as follows:

     If to Belo:

          Belo Holdings, Inc.
          400 South Record Street
          Dallas, Texas 75202
          Telecopy No.: (214) 977-8209

          Attention:  General Counsel

     with a copy to:

          Jenkens & Gilchrist, a Professional Corporation
          1445 Ross Avenue, Suite 3200
          Dallas, Texas  75202-2799
          Telecopy No.: (214) 855-4300

          Attention: Gregory J. Schmitt, Esq.

     If to Scripps:

          The E. W. Scripps Company
          312 Walnut Street, 28th Floor
          Cincinnati, Ohio 45202
          Telecopy No. (513) 977-3024

          Attn:     M. Denise Kuprionis, Secretary

     with a copy to

          Baker & Hostetler LLP
          312 Walnut Street, Suite 2650
          Cincinnati, Ohio 45202
          Telecopy No. 513-929-0303

          Attn:     William Appleton, Esq.

or to such other address as a party may from time to time designate in writing in accordance with this Section. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     XI.8 Captions. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     XI.9   Law   Governing.   This  Agreement   shall   be   governed
by,   construed,  and  enforced  in  accordance  with  the   laws   of
the   State  of  Texas  without  regard  to  its  conflicts  of   laws
principles.

     XI.10 Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be amended, modified or waived only by a written
instrument  executed  by  the  party  sought  to  be  bound   thereby.
The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to
enforce   the  same.   No  waiver  by  any  party  of  any   condition
or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or
continuing  waiver  of  any  such  condition  or  of  the  breach   of
any    other    provision,   term,   covenant,    representation    or
warranty of this Agreement.

     XI.11       Counterparts.   This  Agreement   may   be   executed
in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

     XI.12 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the entire Agreement between the parties and supersedes and cancels any and all prior agreement between them relating to the subject matter hereof.

     XI.13 Confidentiality. All information provided to any party hereto or its representatives by or on behalf of any party hereto or its affiliates before or after the date of this Agreement and prior to the First or Second Closing
Date, as the case may be, concerning the business, assets, liabilities and operations of KENS, CPMCO or TVFN shall be governed by the Confidentiality Agreements, heretofore executed by certain of the parties hereto.

     XI.14       Brokers   or   Finders.    Each   party   agrees   to
indemnify   and  hold  the  other  harmless  from  and   against   any
and   all   claims,  liabilities  or  obligations  with   respect   to
any   fees,  commissions  or  expenses  asserted  by  any  person   on
the basis of any act or statement alleged to have been made by the other party or its affiliates.

     XI.15 Specific Performance. In addition to other remedies provided herein, if a party defaults in the performance of its obligations under this Agreement and fails to complete the transactions contemplated hereby, as and  when  herein  set  forth,  and  the  other  party  shall  not  be in material default, such party shall be entitled to apply for and obtain specific performance, which shall be in addition to any and all other rights and remedies available to such party at law or in equity. Each party hereby acknowledges that monetary damages alone would not be an adequate compensation to the other party, and agrees that if any action is brought seeking specific performance, each party shall waive the defense that there is an adequate remedy at law.

     XI.16 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto and their respective successors and assigns any rights or remedies hereunder.

     XI.17 Waiver. The Belo Entities shall cause CPMCO and TVFN to waive all rights that each of such partnerships has under Article IX of the TVFN Partnership Agreement with respect to the transactions contemplated hereby.

     XI.18     Certain Definitions.

          (a)    "Code"   means   the   Internal   Revenue   Code   of
1986, as amended.

          (b) "Partnership Agreements" shall mean, collectively, the Cable Program Management Co., G.P. Amended and Restated Agreement of General Partnership, dated as of February 18, 1994, and the Agreement of General Partnership
of   Television   Food  Network,  G.P.,  dated  as   of   August   16,
1993, both as amended.

          (c)    "Sublease   Agreement"  shall   mean   that   certain
Sublease   Agreement,  dated  as  of  March  1,  1994   between   Belo
Holdings, Inc. and Television Food Network, G.P.

          (d) "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such partner is a general partner (excluding partnerships the general partnership interests of which held by such party and any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) securities or other interests having by their terms a majority of the outstanding voting power with respect to such corporation or other organization are
directly   or  indirectly  owned  or  controlled  by  such  party   or
by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (e) "Transponder Lease Agreement" shall mean that certain Transponder Lease Agreement, dated as of January 7, 1994, between Hughes Communications Galaxy, Inc. and Providence Journal Company.

     IN    WITNESS    WHEREOF,   the   parties   have   caused    this
Agreement   to   be   duly   executed   by   their   duly   authorized
officers, all as of the day and year first above written.

                              BELO HOLDINGS, INC.


                              By:
                              Name:
                              Title:

                              COLONY CABLE NETWORKS, INC.


                              By:
                              Name:
                              Title:

                              PJ PROGRAMMING, INC.


                              By:
                              Name:
                              Title:

                              BHI SUB, INC.


                              By:
                              Name:
                              Title:

                              THE E.W. SCRIPPS COMPANY

                              By:
                              Name:
                              Title: